  Exhibit 99.1

CREDIT AGREEMENT
dated as of May [__], 2018

by and among

[BORROWER],
as Borrower,

VARIOUS LENDERS,

GOLDMAN SACHS LENDING PARTNERS LLC,
as Administrative Agent

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Custodian

TABLE OF CONTENTS
Page

SECTION 1. DEFINITIONS AND INTERPRETATION		1
1.1.	Definitions.	1
1.2.	Accounting Terms.	27
1.3.	Interpretation, Etc.	27
1.4.	Assumptions, Etc.	28
SECTION 2. LOANS AND COMMITMENTS		28
2.1.	Loans and Commitments.	28
2.2.	Pro Rata Shares; Availability of Funds	29
2.3.	Use of Proceeds.	30
2.4.	Evidence of Debt; Register; Lenders' Books and Records; Notes.	30
2.5.	Interest on Loans.	31
2.6.	Default Interest.	32
2.7.	Prepayments; Voluntary Commitment Reductions.	32
2.8.	Required Principal Payments.	32
2.9.	General Provisions Regarding Payments.	33
2.10.	Ratable Sharing.	33
2.11.	Making or Maintaining Floating Rate Loans.	34
2.12.	Increased Costs; Capital Adequacy.	36
2.13.	Taxes; Withholding, Etc.	37
2.14.	Obligation to Mitigate.	40
2.15.	Bank Party Fee.	40
SECTION 3. CONDITIONS PRECEDENT		40
3.1.	Initial Credit Date.	40
3.2.	Conditions to Credit Extensions.	43
SECTION 4. REPRESENTATIONS AND WARRANTIES		44
4.1.	Organization; Requisite Power and Authority; Qualification.	44
4.2.	Equity Interests; Ownership.	44
4.3.	Due Authorization	45
4.4.	No Conflict	45
4.5.	Governmental Consents	45
4.6.	Binding Obligation	45
4.7.	Adverse Proceedings, Etc.	45
4.8.	Payment of Taxes.	46
4.9.	Properties	46
4.10.	No Defaults	46
4.11.	Material Contracts	46
4.12.	Governmental Regulation	46
4.13.	Federal Reserve Regulations; Exchange Act	46
4.14.	Employee Benefit Plans	46
4.15.	Solvency	47
4.16.	Compliance with Statutes, Etc.	47
4.17.	Disclosure	47
4.18.	Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act	47
SECTION 5. COVENANTS		48
5.1.	Compliance with Laws, Etc.	48
5.2.	Maintenance of Books and Records.	48
5.3.	Existence of Borrower, Etc.	48
5.4.	Protection of Collateral.	49
5.5.	Opinions as to Collateral.	50
5.6.	Performance of Obligations.	50
5.7.	Negative Covenants.	51
5.8.	No Consolidation.	52

5.9.	No Other Business; Etc.	53
5.10.	Certain Tax Matters.	53
5.11.	Certain Regulations.	53
5.12.	Financial and Other Information; Notices.	53
5.13.	Inspections, Etc.	54
5.14.	Maintenance of Properties.	55
SECTION 6. ACCOUNTS; ACCOUNTINGS AND RELEASES.		55
6.1.	Collection of Money.	55
6.2.	Collection Account.	56
6.3.	Other Transaction Accounts.	57
6.4.	Accountings.	58
6.5.	Additional Reports.	58
6.6.	Delivery of Pledged Obligations; Custody Documents; Etc.	58
6.7.	Release of Collateral.	59
6.8.	Procedures Relating to the Establishment of Transaction Accounts Controlled by the Collateral Agent.	59
SECTION 7. APPLICATION OF MONIES		59
SECTION 8. PURCHASES AND SALES OF COLLATERAL; AMENDMENTS		62
8.1.	Purchases and of Collateral Obligation.	62
8.2.	Amendments to Underlying Instruments.	63
SECTION 9. EVENTS OF DEFAULT		63
SECTION 10. THE AGENTS		66
10.1.	Appointment of Agents.	66
10.2.	Powers and Duties.	67
10.3.	General Immunity.	67
10.4.	Agents Entitled to Act as Lender.	72
10.5.	Lenders' Representations, Warranties and Acknowledgment.	72
10.6.	Right to Indemnity.	72
10.7.	Successor Administrative Agent and Collateral Agent.	73
10.8.	Collateral Documents.	74
10.9.	Withholding Taxes.	75
10.10.	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.	75
SECTION 11. MISCELLANEOUS		76
11.1.	Notices.	76
11.2.	Expenses.	78
11.3.	Indemnity.	78
11.4.	Set-Off.	79
11.5.	Amendments and Waivers.	80
11.6.	Successors and Assigns; Participations.	81
11.7.	Independence of Covenants.	84
11.8.	Survival of Representations, Warranties and Agreements.	84
11.9.	No Waiver; Remedies Cumulative.	84
11.10.	Marshalling; Payments Set Aside.	84
11.11.	Severability.	85
11.12.	Obligations Several; Independent Nature of Lenders' Rights.	85
11.13.	Headings.	85
11.14.	APPLICABLE LAW.	85
11.15.	CONSENT TO JURISDICTION.	85
11.16.	WAIVER OF JURY TRIAL.	86
11.17.	Usury Savings Clause.	86
11.18.	Effectiveness; Counterparts.	87
11.19.	PATRIOT Act.	87

11.20.	Electronic Execution of Assignments.	87
11.21.	No Fiduciary Duty.	87
11.22.	Judgment Currency.	88
11.23.	Confidentiality	89
SECTION 12. SUBORDINATION		90
SECTION 13. COLLATERAL CUSTODIAN		90

APPENDICES:	A	Commitments
	B	Notice Addresses
	C	Material Contracts

SCHEDULES:	A	Financial and Other Information

EXHIBITS:	A	Form of Funding Notice
	B-1	Form of U.S. Tax Compliance Certificate
(For Non-U.S. Lenders that are not Partnerships)
	B-2	Form of U.S. Tax Compliance Certificate
(For Non-U.S. Participants that are not Partnerships)
	B-3	Form of U.S. Tax Compliance Certificate
(For Non-U.S. Participants that are Partnerships)
	B-4	Form of U.S. Tax Compliance Certificate
(For Non-U.S. Lenders that are Partnerships)
	C	Form of Assignment and Assumption Agreement
	D	Form of Margining Agreement
	E	Form of Power of Attorney
	F	Form of Fusion Assignment Consent Letter
	G	Form of Available Capital Certificate
	H	Form of Request for Release of Custody Documents

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of May [__], 2018 is entered into by and among:

(a)            [BORROWER], an exempted company incorporated with limited liability under the law of the Cayman Islands (the "Borrower");

(b)            the Lenders party hereto from time to time;

(c)            GOLDMAN SACHS LENDING PARTNERS LLC ("Goldman Sachs"), in its capacity as Administrative Agent (in such capacity, the "Administrative Agent");

(d)            U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent (in such capacity, the "Collateral Agent"); and

(e)            U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Custodian (in such capacity, the "Collateral Custodian").

RECITALS

Capitalized terms used in these recitals and in the preamble shall have the respective meanings given to such terms in Section 1.1 hereof.

The Borrower has requested the Lenders to make term loans to it in an aggregate principal amount not to exceed the aggregate Commitment of the Lenders, the proceeds of which will be used by the Borrower (together with additional funds available to the Borrower) to Acquire a par amount of the Collateral Obligation at least equal to the Minimum Par Amount, to make certain deposits in the Transaction Accounts as set forth herein, to pay certain fees and expenses and for the other limited purposes set forth in Section 2.3 hereof.

The Borrower has agreed to secure all of the Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, a Lien on all of its assets, all on the terms and subject to the conditions set forth herein and in the other Transaction Documents.

The Borrower and the other Credit Parties form an affiliated group of Persons, and each Credit Party will derive substantial direct and indirect benefits from the making of the Loans to the Borrower hereunder (which benefits are hereby acknowledged by each Credit Party party hereto).

Accordingly, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions.

The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

"Accounts Securities Intermediary" means the person acting as custodian (including as a securities intermediary) under the Securities Account Control Agreement.

"Acquire" means to purchase, enter into, originate, receive by contribution or otherwise acquire. The terms "Acquired", "Acquiring" and "Acquisition" have correlative meanings.

"Additional Information Request" is defined in Section 3.2(a).

"Adjusted Debt to EBITDA Level" means, at any time, the product of:

(a)           the principal amount of the Loan outstanding at such time divided by the outstanding principal amount of the Collateral Obligation held by the Borrower at such time; and

(b)           the total principal amount of the Underlying Obligor's first lien term debt and any debt senior to or pari passu with such first lien term debt outstanding at such time (determined assuming that all revolving commitments, delayed draw commitments and other similar amounts available under all credit facilities are fully drawn at such time) divided by the Underlying Obligor's consolidated adjusted EBITDA for the prior twelve months, all as determined by the Calculation Agent in good faith. For purposes of making calculations under clause (b) above, testing is to be made on a quarterly basis corresponding to the fiscal quarters of the Underlying Obligor, and the amount of first lien term debt and any debt senior to or pari passu with such first lien term debt to be determined by reference to the Underlying Obligor's most recent financial statements and "EBITDA" having the meaning assigned to the term "Consolidated Adjusted EBITDA" in the Underlying Credit Agreement or, if not defined therein, as determined by the Administrative Agent in its sole and absolute discretion.

"Adjusted USD LIBOR Rate" means, for any Interest Period for any Loan, the rate per annum obtained by dividing:

(a)            (1) the rate per annum equal to the rate determined by the Administrative Agent (and notified to the Borrower) to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period displayed on the relevant Screen Page, determined as of approximately 11:00 a.m. (London, England time) on the related Interest Rate Determination Date; or (2) if the rate referenced in the preceding clause (1) is not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by a leading bank in the London interbank market (selected by the Borrower in consultation with the Administrative Agent) for U.S. Dollar deposits (for delivery on the first day of such Interest Period) of amounts in same day funds comparable to the principal amount of the outstanding Loans with maturities comparable to such Interest Period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by

(b)            an amount equal to (1) one minus (2) the Applicable Reserve Requirement,

provided that, notwithstanding the foregoing, the Adjusted USD LIBOR Rate shall at no time be less than 1.0% per annum.

"Administration Agreement" means the Administration Agreement dated on or around the Initial Credit Date between the Borrower and the Administrator relating to the various corporate management functions that the Administrator will perform on behalf of the Borrower, including communications with shareholders and the general public, and the provision of certain clerical, registered office, administrative and other services in the Cayman Islands during the term of such agreement.

"Administrative Agent" is defined in the preamble.

"Administrative Expense Cap" means, for any Payment Date, an amount in USD equal to U.S.$250,000; provided that, for any Payment Date, to the extent that the full Administrative Expense Cap was not applied on any of the three immediately preceding Payment Dates, such excess amount shall be added to the Administrative Expense Cap for such Payment Date.

"Administrative Expenses" means amounts due or accrued with respect to any Payment Date and payable in the following order to:

(a)           the Bank Parties under the Bank Party Fee Letter and the other Transaction Documents;

(b)           the Administrative Agent hereunder and under and the other Transaction Documents;

(c)           the Administrator pursuant to the Administration Agreement;

(d)           the Independent Directors pursuant to the Constitutive Documents in respect of services provided to the Borrower thereunder;

(e)           the agents and counsel of the Borrower for fees, including retainers, and expenses (including the expenses associated with complying with FATCA and any other tax compliance regulations); and

(f)           without duplication, any Person in respect of any other reasonable fees or expenses of the Borrower (including in respect of any indemnity obligations, if applicable) not prohibited under this Agreement and any reports and documents delivered pursuant to or in connection with this Agreement.

"Administrator" means Walkers Fiduciary Limited, in its capacity as administrator of the Borrower.

"Advance Rate" is defined in the Pricing Side Letter.

"Adverse Proceeding" means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether pending or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or any property of any Credit Party.

"Affected Lender" and "Affected Loans" are defined in Section 2.11(b).

"Affiliate" or "Affiliated" means, with respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee (1) of such Person, (2) of any Subsidiary or parent company of such Person or (3) of any Person described in subclause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to the Borrower, this definition shall exclude the Independent Directors, their Affiliates and any other special purpose vehicle to which the Independent Directors are or will be providing administrative services, as a result solely of the Independent Directors acting in such capacity or capacities.

"Agent" means each of (a) the Administrative Agent (including as Calculation Agent), (b) the Collateral Agent, (c) the Collateral Custodian, (d) the Account Securities Intermediary, (e) the other Bank Parties and (f) any other Person appointed under and in accordance with the Transaction Documents to serve in an agent or similar capacity (including, in each of the foregoing cases (a) through (f), any of their respective receivers or delegates permitted under the Transaction Documents). For the purposes hereof and the other Transaction Documents, no Equity Holder shall constitute an "Agent".

"Agent Affiliates" is defined in Section 11.1(b).

"Aggregate Amounts Due" is defined in Section 2.10.

"Agreement" means this Credit Agreement.

"Amendment" means, with respect to the Collateral Obligation, any amendment or waiver or other modification of, or supplement to, or any consent given under, any Underlying Instrument with respect to the Collateral Obligation.

"Amendment Consent Request" is defined in Section 8.2.

"Anti-Corruption Laws" is defined in Section 4.18.

"Applicable Integral Multiple" means, for each borrowing and Voluntary Prepayment, U.S.$1.

"Applicable Minimum Amount" means, for each borrowing and Voluntary Prepayment, U.S.$1,000,000.

"Applicable Reserve Requirement" means, at any time, for any Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which a Floating Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Loans. A Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

"Approved Electronic Communications" means any notice, demand, communication, information, document or other material that is distributed by means of electronic communications pursuant to Section 11.1(b).

"Asset Current Price" means, in respect of the Collateral Obligation on any date:

(a)            on the date on which the Collateral Obligation is Acquired by the Borrower, the Assigned Price of the Collateral Obligation; and

(b)            on each date thereafter, the bid side market value of the Collateral Obligation (expressed as a percentage of par of the Collateral Obligation Notional Amount but excluding any accrued interest), as determined by the Calculation Agent in its sole and absolute discretion (and taking into account such factors as the Calculation Agent deems relevant, including the impact of OID and, for the avoidance of doubt, reflecting the ratio of the initial price of the portion of the Collateral Obligation acquired by the Borrower to the initial price of the Collateral Obligation acquired by other initial lenders in the Asset Current Price) on each Business Day.

"Assigned Price" is defined in the Pricing Side Letter.

"Assignment Agreement" means:

(a)           with respect to the Loans and the Commitments, an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by the Administrative Agent and the Borrower; and

(b)            with respect to the Collateral Obligation, an assignment and assumption agreement in the form required, pursuant to and in accordance with the related Underlying Instruments, for the transfer by the Borrower of all or a portion of the legal and beneficial interest in the Collateral Obligation. If no form of assignment and assumption agreement is required, pursuant to and in accordance with the related Underlying Instruments, for the transfer of all or a portion of the legal and beneficial interest in the Collateral Obligation, then the "Assignment Agreement" for the Collateral Obligation shall be a reference to the form of assignment and assumption agreement, and any related documents, that are customary in the relevant market for the transfer of the legal and beneficial interest in the Collateral Obligation.

"Assignment Effective Date" is defined in Section 11.6(b).

"Authorized Officer" means:

(a)            With respect to the Borrower, any Officer of such Person or any other Person who is authorized to act for such Person in matters relating to, and binding upon, such Person.

(b)            With respect to the Accounts Securities Intermediary or the Collateral Custodian, any officer, of such Person who is authorized to act for such Person in matters relating to, and binding upon, such Person with respect to this Agreement and the Securities Account Control Agreement and the subject matter of the request, certificate or order in question.

(c)            With respect to the Collateral Agent or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer.

(d)            With respect to the Administrative Agent, any officer thereof who has responsibility with respect to the administration of this Agreement.

Each party may receive and accept a certification (which shall include contact information and email addresses) of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

"Availability Period" means the period from and including the Closing Date to but excluding the earlier of (a) May [__], 2018 and (b) the date of the termination of the Commitments in full pursuant to Section 9.

"Available Capital" means, at any time, (a) the aggregate amount of all Uncalled Commitments of all Investors of Borrower Parent 1 minus (b) the aggregate amount of Outstanding Indebtedness of Borrower Parent 1. As used herein:

"Demand Notice" means a drawdown notice made to the Investors for the making of capital contributions pursuant to and in accordance with the limited partnership agreement of Borrower Parent 1.

"Investor" means each investor in Borrower Parent 1, other than investors (i) that are insolvent, (ii) that are in default of funding obligations, (iii) have disclaimed or repudiated their obligations to make additional capital contributions or (iv) that are otherwise excused from making capital contributions to fund margin calls or other payments with respect to the Loan.

"Outstanding Indebtedness" means any indebtedness for borrowed money (including under the Capital Call Facility but excluding indebtedness incurred hereunder) that may be repaid out of a draw on Uncalled Commitments pursuant to the terms of the applicable limited partnership agreements or other Organizational Documents of Borrower Parent 1 and any related feeder funds.

"Pending Demand Notice" means any Demand Notice that has been issued to Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default under the terms of the applicable limited partnership agreement beyond any notice and cure period therein, where applicable.

"Uncalled Commitment" means, with respect to any Investor at any time, such Investor's Unused Commitment minus any portion of such Investor's Unused Commitment that is subject to a Pending Demand Notice.

"Unused Commitments" means, with respect to any Investor at any time, such Investor's unfunded capital commitment under the limited partnership agreement of Borrower Parent 1.

"Available Capital Certificate" means a certificate duly executed by the Borrower and Borrower Parent 1 in the form of Exhibit G hereto.

"Bank" means U.S. Bank National Association, a national banking association, in its individual capacity and not as Agent, and any successor thereto.

"Bank Parties" means the Bank in its capacities as Collateral Agent, Collateral Custodian and Accounts Securities Intermediary and in its other capacities hereunder and under the other Transaction Documents.

"Bank Party Fees" is defined in Section 2.15.

"Bank Party Fee Letter" means the Fee Letter dated May [_], 2018 from the Bank and acknowledged by the Borrower on or about the Initial Credit Date with respect to certain fees to be paid from time to time to the Bank Parties and their respective Affiliates in connection with the transactions contemplated by the Transaction Documents.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy".

"Base Rate" means, for any day, a rate per annum equal to the greatest of:

(a)           the Prime Rate in effect on such day;

(b)           the Federal Funds Effective Rate in effect on such day plus ½ of 1%;

(c)           the sum of (1) the applicable Floating Rate (after giving effect to any Floating Rate "floor") that would be payable on such day for a Loan bearing interest based on such Floating Rate with a one-month interest period plus (2) 1.0%; and

(d)           3.75%.

Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Agents or Lenders may make commercial loans or other loans at rates of interest at, above or below the Base Rate or any rate referred to in the definition thereof.

"Basel III" means, collectively, those certain agreements on capital and liquidity standards contained in "Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems", "Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring", and "Guidance for National Authorities Operating the Countercyclical Capital Buffer", each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and "Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools", as published by the Basel Committee on Banking Supervision in January 2013 (as revised from time to time), and, in each case, as implemented by such Lender's primary U.S. bank regulatory authority.

"Bid Disqualification Condition" means, with respect to any bid submitted by any third party on any date, in the Calculation Agent's sole and absolute judgment:

(a)           either (x) such third party is ineligible to accept assignment or transfer of the Collateral Obligation or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the Collateral Obligation, as reasonably determined by the Calculation Agent, or (y) such third party would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the Collateral Obligation to the assignment or transfer of the Collateral Obligation or such portion thereof, as applicable, to it; or

(b)           such bid is not bona fide, including due to (x) the insolvency of the bidder, (y) the inability, failure or refusal of the bidder to settle the purchase of the Collateral Obligation or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally or (z) with respect to the component of such bid in synthetic form, such bid not accurately reflecting the transfer of the credit risk of the Collateral Obligation through its maturity.

"Board of Directors" means, with respect to the Borrower, the directors or officers of the Borrower duly appointed by the members of the Borrower or the directors of the Borrower, as applicable.

"Board of Governors" means the Board of Governors of the United States Federal Reserve System.

"Borrower" is defined in the preamble.

"Borrower Parent 1" means [Borrower Parent 1], a Cayman Islands exempted limited partnership.

"Borrower Parent 2" means [Borrower Parent 2], a Cayman Islands exempted limited partnership.

"Borrower Order" mean a written order or request (which may be a standing order) dated and signed in the name of the Borrower by an Authorized Officer of the Borrower, as the context may require or permit. An order or request provided in an email or other electronic communication by an Authorized Officer of the Borrower, except in each case to the extent the Collateral Agent requests otherwise in writing.

"Breakage Event" is defined in Section 2.11(c).

"Business Day" means:

(a)           for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday and any day which shall be in New York, New York, London, England or the location of the Corporate Trust Office (initially Chicago, Illinois), a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close; and

(b)           with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in U.S. Dollar deposits in the interbank LIBOR market.

"Calculation Agent" means the Administrative Agent. Unless otherwise expressly stated herein, all determinations by the Calculation Agent hereunder and under the Margining Agreement shall be made in its sole and absolute discretion.

"Capital Call Facility" means the Loan and Security Agreement dated as of July 18, 2017 among Silicon Valley Bank; Borrower Parent 1, as borrower, and [General Partner of Borrower Parent 1 and Borrower Parent 2] acting by its general partner [General Partner of General Partner of Borrower Parent 1 and Borrower Parent 2] (as it may be amended, extended, refinanced or replaced, including with a financial institution other than Silicon Valley Bank).

"Cash" means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

"Certificated Security" is defined in Section 8-102(a)(4) of the UCC.

"Change in Law" means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Clean-Up Call Event" means an event that will be deemed to occur if the aggregate principal amount of the Loans outstanding at such time is less than the amount specified in the Pricing Side Letter.

"Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

"Closing Date" means May [__], 2018.

"Code" means the United States Internal Revenue Code of 1986.

"Collateral" means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted to the Collateral Agent pursuant to the Transaction Documents as security for the Obligations.

"Collateral Agent" is defined in the preamble.

"Collateral Custodian" is defined in the preamble.

"Collateral Custodian Termination Notice" is defined in Section 13.

"Collateral Documents" means the Margining Agreement, the Pledge and Security Agreement, the Securities Account Control Agreement, the Power of Attorney and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Transaction Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

"Collateral Obligations" means the Tranche B Term Loans outstanding under the Underlying Credit Agreement.

"Collateral Obligation Notional Amount" means, at any time, the outstanding principal amount of the Collateral Obligations owned by the Borrower at such time.

"Collection Account" means the account maintained pursuant to Section 6.2(a).

"Collections" means all payments, receipts, recoveries and other proceeds of the Collateral Obligation and the other Collateral, including all payments of interest, dividends, commitment fees, facility fees, amendment and waiver fees, late payment fees and all other fees received thereon, all premiums (including prepayment premiums) received thereon, all payments of compensation on account of delayed settlement with respect thereto, all principal payments thereon, all recoveries thereon, all sales proceeds with respect thereto and all other amounts (however designated) received on or in respect of the Collateral Obligation and the other assets of the Borrower. "Collections" with respect to any Payment Date means the Collections (as defined above) received during the related Due Period.

"Commitment" means:

(a)           With respect to the lending facility under this Agreement, the commitment of a Lender to make or otherwise fund a Loan, and "Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

(b)           With respect to the Collateral Obligation, means a binding commitment to purchase or sell a loan between the buyer and seller of such loan entered into pursuant to customary documents in the relevant market. The terms "Commit" and "Committed" have correlative meanings.

"Confidential Information" is defined in Section 11.23.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Constitutive Documents" means, with respect to:

(a)           the Borrower, its Certificate of Incorporation dated April 11, 2018 and its Memorandum and Articles of Association dated April 11, 2018;

(b)           Borrower Parent 1, its Certificate of Registration of Exempted Limited Partnership dated [ ] and its Amended and Restated Limited Partnership Agreement dated [ ]; and

(c)           Borrower Parent 2, its Certificate of Registration of Exempted Limited Partnership dated [ ] and its Amended and Restated Limited Partnership Agreement dated [ ].

"Corporate Trust Office" means, with respect to the Collateral Agent, the principal corporate trust office of the Collateral Agent at:

U.S. Bank National Association
190 South LaSalle Street
Chicago, Illinois 60603
Attn: [Global Corporate Trust Service – [Borrower]]
Email:                      [maciek.zdeb@usbank.com]

"Credit Date" means the date of a Credit Extension.

"Credit Definitions" means the 2003 ISDA Credit Derivatives Definitions as published by the International Swap and Derivatives Association, Inc.

"Credit Event" means, with respect to the Collateral Obligation, any of the following:

Bankruptcy
Change of Control
Collateral Obligation Amendment
Collateral Obligation Default
Failure to Pay
Restructuring

As used herein:

"Bankruptcy" means, with respect to the Collateral Obligation, a "Bankruptcy" (as defined in the Credit Definitions) with respect to the Underlying Obligor.

"Change of Control" means, with respect to the Collateral Obligation, a "Change of Control" (as defined in the Underlying Credit Agreement) with respect to the Underlying Obligor.

"Collateral Obligation Default" means the occurrence of any default or event of default or analogous event (howsoever designated) with respect to the Collateral Obligation under the Underlying Instruments relating thereto, in each case as such Underlying Instruments are amended, modified, supplemented or waived and in effect from time to time.

"Collateral Obligation Amendment" means that any Amendment with respect to the Collateral Obligation, or the Underlying Instruments relating thereto, has become effective in accordance with its terms, in each case unless such Amendment, in the sole and absolute judgment of the Administrative Agent, could not have an adverse effect on (a) the business, operations, properties, assets or financial condition of the Underlying Obligor or its Subsidiaries; (b) the ability of the Underlying Obligor or any of its Subsidiaries to perform its respective obligations under the Underlying Instruments; (c) the legality, validity, binding effect or enforceability of the Underlying Instruments; or (d) the rights, remedies and benefits available to, or conferred upon, any agent or lender under any Underlying Instrument.

"Failure to Pay" means (a) after the expiration of any applicable grace period (however defined under the terms of the Collateral Obligation), the occurrence of a non-payment of a payment of interest Scheduled to be Due or principal on the Collateral Obligation when due, in accordance with the terms of the Collateral Obligation at the time of such failure or (b) the failure of Fusion to pay any of its material obligations. As used herein, "Scheduled to be Due" means, in the case of an interest payment, that such interest payment would be due and payable during the related calculation period for the Collateral Obligation.

"Restructuring" means, with respect to the Collateral Obligation, a "Restructuring" (as defined in Section 4.7 of the Credit Definitions) has occurred in respect of the Collateral Obligation except that, for such purposes, Section 4.7(a)(iv) of the Credit Definitions shall be amended to include the following at the end thereof: "; or a release of liens or other credit support for the Obligation; or any other change that materially reduces the level of subordination enhancing the Obligation". For purposes of this Agreement, "Multiple Holder Obligation" will not be applicable in determining whether any such Restructuring occurs.

"Credit Extension" means the making of a Loan.

"Credit Party" means the Borrower, the Limited Guarantor and each Equity Holder.

"Custodial Office" is defined in Section 13.

"Custody Documents" means:

(a)           all Escrowed Assignment Agreement Documents delivered to the Collateral Custodian pursuant to Section 6.6(e); and

(b)           all Underlying Instruments in relation to the Collateral Obligation.

"Debtor Relief Laws" means, collectively:

(a)           the Bankruptcy Code;

(b)           with respect to any Credit Party organized or domiciled in the Cayman Islands, Part V of the Companies Law (2018 Revision) of the Cayman Islands, the Bankruptcy Law (1997 Revision) of the Cayman Islands, the Foreign Bankruptcy Proceedings (International Cooperation) Rules 2018 of the Cayman Islands and the Companies Winding Up Rules 2018 of the Cayman Islands; and

(c)           all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state thereof or any other applicable jurisdictions from time to time in effect.

"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

"Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

"Determination Date" means, with respect to a Payment Date, the last Business Day of the immediately preceding Due Period.

"Disposition" means the sale, transfer, assignment or other disposition of an asset. "Dispose" has a corresponding meaning.

"Distribution" means any payment of principal or interest or any dividend, premium or fee payment made on, or any other distribution in respect of, a security or obligation.

"Documentation Package" means (a) the original executed note (if any) for the Collateral Obligation; (b) a copy of each executed document or instrument evidencing the assignment of the Collateral Obligation to the Borrower; (c) a copy of all Underlying Instruments governing the Collateral Obligation; and (d) the Escrowed Assignment Agreement Documents and (e) the Fusion Assignment Consent Letter.

"Dollars", "USD", "U.S.$" and the sign "$" mean the lawful money of the United States of America.

"Draft Amendment Package" is defined in Section 8.2.

"Due Period" means, with respect to any Payment Date, the period commencing on the day immediately following the third Business Day prior to the preceding Payment Date (or in the case of the Due Period relating to the First Payment Date, beginning on the Closing Date) and ending on (and including) the third Business Day prior to such Payment Date (or, in the case of the Due Period that is applicable to the Payment Date relating to the Maturity Date, ending on (and including) the day immediately preceding such Payment Date).

"Eligible Assignee" means any Person other than a Natural Person that is (a) a Lender or an Affiliate of such Lender, or (b) a commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and that extends credit or buys loans in the ordinary course of business; provided that no Credit Party or Affiliate of a Credit Party shall be an Eligible Assignee.

"Eligible Investment" means any investment that, at the time it, or evidence of it, is acquired by the Borrower (directly or through an intermediary or bailee), is either cash or one or more of the following obligations or securities (in each case denominated in USD):

(a)           direct debt obligations of, and debt obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;

(b)           demand and time deposits in, certificates of deposit of, accounts with, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; and

(c)           money market funds domiciled outside of the United States which funds have, at all times, credit ratings "AAAm" by S&P;

subject, in each case, to such obligations or securities having a maturity date not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof; provided that Eligible Investments shall not include (1) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk, (2) any obligation or security whose rating assigned by S&P includes the subscript "f", "p", "q", "pi", "r", "sf" or "t", (3) any obligation or security if any payments with respect to such obligation or security or proceeds of disposition thereof are subject to withholding taxes by any jurisdiction unless (x) the payor is required to make "gross-up payments" that cover the full amount of any such withholding tax on an after-tax basis or (y) such withholding is imposed under or in respect of FATCA, (4) any obligation or security that is subject to an Offer or (5) any obligation or security secured by real property. Eligible Investments may include those investments with respect to which the Bank or an Affiliate of the Bank is an obligor or provides services.

"Eligible Investment Required Ratings" means a long-term senior unsecured debt rating of at least "A" and a short-term credit rating of at least "A-1" by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least "A+" by S&P).

"Employee Benefit Plan" means any "employee benefit plan" is defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, any Credit Party or any of their respective ERISA Affiliates.

"Enforcement Priority of Payments" is defined in Section 7(c).

"Equity Holders" means Borrower Parent 1 and Borrower Parent 2.

"Equity Interests" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrower shall continue to be considered an ERISA Affiliate of the Borrower within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower and with respect to liabilities arising after such period for which the Borrower could be liable under the Code or ERISA.

"ERISA Event" means (a) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any of its Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on the Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any of its ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the IRS of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code.

"Escrowed Assignment Agreement Documents" means three Assignment Agreements, each executed in blank by (a) the Borrower, as assignor, and (b) the Underlying Obligor.

"Event of Default" is defined in Section 9.

"Exchange Act" means the Securities Exchange Act of 1934.

"Excluded Payments" means all Administrative Expenses payable to a Bank Party constituting indemnities, but only to the extent such indemnities became payable to such Person as a result of or arising out of such Person's gross negligence or willful misconduct in the performance of its obligations under the Transaction Documents to which it is a party.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, Cayman or U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date of which: (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office (other than pursuant to Section 2.14), except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient's failure to comply with Section 2.13(c); and (d) any Taxes imposed pursuant to FATCA.

"Extraordinary Event" means an event that will occur if (for any reason due to the structure and activities of the Credit Parties and the affiliates thereof involved in the Transactions under the Transaction Documents) the Borrower becomes subject on a net basis or gross basis to U.S. or Cayman income tax.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any legislation, regulation or guidance giving effect to such intergovernmental agreements.

"Federal Funds Effective Rate" means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

"Financial and Other Information" means, with respect to the Collateral Obligation, all reports, written financial information, requests for amendments, waivers, supplements or other similar requests and other written information made available by or on behalf of the related obligors or any administrative agents or servicers (or analogous representatives) to lenders under the related Underlying Instruments.

"Financial Asset" is defined in Section 8-102(a)(9) of the UCC.

"Financing Statements" is defined in Section 9-102(a)(39) of the UCC.

"Firm Bid" means, as to the Collateral Obligation, a good, irrevocable and actionable bid for value given by a creditworthy purchaser to purchase the Collateral Obligation Notional Amount of the Collateral Obligation (both on a cash basis and synthetically), expressed as a percentage of such Collateral Obligation Notional Amount, and exclusive of accrued interest, for scheduled settlement substantially in accordance with the then-current market practice in the principal cash and synthetic markets for the Collateral Obligation, provided that:

(a)           such bid is accompanied by appropriate contact information for the provider of such bid, including the name of the individual responsible for such bid together with his or her telephone number, email address or other analogous contact details; and

(b)           such bid is not subject to any Bid Disqualification Condition (and, if any such bid is subject to any Bid Disqualification Condition, the Calculation Agent shall be entitled to disregard such bid as invalid).

All determinations of whether a bid constitutes a Firm Bid shall be made by the Calculation Agent. No Lender or Agent shall have any obligation to provide a Firm Bid at any time. Neither the Borrower nor any of the Borrower's Affiliates may provide Firm Bids at any time, unless the Requisite Lenders shall otherwise expressly agree.

"First Payment Date" means [__________ __], 2018.

"First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Collateral is subject to no equal or prior Lien and is not subject to any other Liens, except in each case for Permitted Liens.

"Floating Rate" means, with respect to any Loan for any Interest Period, an interest rate per annum equal to the Adjusted USD LIBOR Rate for such Interest Period.

Notwithstanding the foregoing, if, in the determination of any Floating Rate for any Loan for any Interest Period, no rate having a duration equal to such Interest Period is available on the relevant Screen Page, then the Floating Rate for such Interest Period shall be determined by the Administrative Agent by interpolating on a linear basis between (1) the applicable rate for the longest period (for which an interest rate is available on such Screen Page) that is shorter than the Interest Period of that Loan; and (2) the applicable rate for the shortest period (for which an interest rate is available on such Screen Page) that is longer than the Interest Period of that Loan.

The Floating Rate for each Loan will be adjusted automatically with respect to all Loans then outstanding as of the effective date of any change in the Applicable Reserve Requirement.

"Funding Notice" means a notice substantially in the form of Exhibit A.

"Funding Ratio" means, at any time, the ratio of (a) the principal amount of the Loan on such day to (b) the outstanding principal amount of the Collateral Obligation held by the Borrower on such day.

"Fusion" means Fusion Connect, Inc. (f/k/a Fusion Telecommunications International Inc.).

"Fusion Assignment Consent Letter" means a consent from the Underlying Obligor in the form of Exhibit F, duly executed and delivered.

"GAAP" means, subject to the provisions of Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

"general intangibles" is defined in the UCC.

"Goldman Sachs" is defined in the preamble.

"Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, the Cayman Islands, the United Kingdom, the European Union or any other foreign entity or government (including any successor to any of the foregoing).

"Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

"Grant" means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over or confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto. The term "Granted" has a correlative meaning.

"Grantor" is defined in the Pledge and Security Agreement.

"Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, fees, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and out-of-pocket disbursements of outside counsel for Indemnitees, including in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity), whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof), the performance of the Indemnitees of their respective obligations hereunder or thereunder or the consummation of any transactions contemplated hereby or thereby, any enforcement of any of the Transaction Documents (including any sale of, collection from, or other realization upon any of the Collateral) and any reasonable and documented out-of-pocket attorneys' fees and expenses of outside counsel for the Indemnitees and reasonable and documented court costs and any losses incurred directly as a result of a successful defense, in whole or in part, of any claim that an Agent breached its standard of care; or (b) any fee letter delivered by any Agent or any Lender to the Borrower with respect to the transactions contemplated by this Agreement or any other Transaction Document; provided that "Indemnified Liabilities" shall not include (i) special punitive, indirect or consequential damages (including lost profits), even if the Borrower has been advised of the possibility of such damages and regardless of the form of action unless actually incurred or payable by the Indemnified Party, or (ii) any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, fees, costs, expenses or disbursements to the extent the same have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or a breach of this Agreement or any other Transaction Document by such Indemnitee.

"Indemnified Taxes" means: (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Transaction Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitee" is defined in Section 11.3(a).

"Independent" means as to any Person, any other Person (including a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (a) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (b) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (c) is not Affiliated with a firm that fails to satisfy the criteria set forth in clauses (a) and (b). "Independent" when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

"Independent Director" means a natural person who (a) for the five-year period prior to his or her appointment as an Independent Director has not been, and during the continuation of his or her service as such Independent Director is not: (1) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (provided that an Independent Director may be a Person that serves as an independent director or independent manager or officer of Affiliates of the Borrower that are structured to be "bankruptcy remote" in a manner substantially similar to the Borrower or the employee of an entity that provides corporate services and independent directors or independent managers or officers in the ordinary course of business); (2) a customer or supplier of the Borrower or any of its Affiliates (other than a supplier of his or her service as an independent director or independent manager or officer of the Borrower or such Affiliate); or (iii) any member of the immediate family of a person described in clause (1) or (2) above; and (b) has (1) prior experience as an independent director or independent manager or officer for a corporation, limited liability company or limited partnership whose charter documents required the unanimous consent of all independent directors or independent managers or officers thereof before such corporation, limited liability company, or limited partnership could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

"Initial Credit Date" means the date of the Credit Extension hereunder, which shall be (a) a date on or after the date on which the conditions set forth in Section 3.1 and 3.2 have been satisfied and notified by the Borrower to the Administrative Agent and the Collateral Agent (which notification may be made in the Funding Notice for the Credit Extension) or (b) such other date as may be agreed by the Administrative Agent and the Borrower with notice to the Collateral Agent.

"instruments" is defined in the UCC.

"Interest Period" means:

(a)           the period from (and including) the Initial Credit Date to but excluding the immediately following Payment Date; and

(b)           each successive period from and including each Payment Date to but excluding the immediately following Payment Date until the Obligations (other than contingent obligations for which no claim has been asserted) are repaid in full.

"Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

"Investment Company Act" means the U.S. Investment Company Act of 1940 and the rules, regulations and orders issued by the Securities and Exchange Commission thereunder.

"investment property" and "investments" are defined in the UCC.

"IRS" means the United States Internal Revenue Service.

"Judgment Currency" and "Judgment Currency Conversion Date" are defined in Section 11.22.

"knowledge" of a Person means the actual knowledge of an Authorized Officer of such Person.

"Lender" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

"Lien" means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

"Limited Guarantor" means Borrower Parent 1 in its capacity as "Guarantor" under the Limited Guaranty.

"Limited Guaranty" means the Limited Guaranty Agreement dated on or around the Initial Credit Date between the Limited Guarantor and the Collateral Agent.

"Loan" is defined in Section 2.1(a).

"Mandatory Prepayment" and "Mandatory Prepayment Notice" are defined in Section 2.8(b).

"Mandatory Prepayment Notice Date" means, with respect to any Mandatory Prepayment, the date on which the related Mandatory Prepayment Notice is delivered to the Borrower.

"Mandatory Prepayment Period" means, in connection with a Mandatory Prepayment, the period from and including the related Mandatory Prepayment Notice Date to and including the date that is 11 Business Days after such Mandatory Prepayment Notice Date.

"Margin Account" means the account maintained pursuant to Section 6.3(c).

"Margin Stock" means "margin stock" as defined under Regulation U, including any debt security which is by its terms convertible into "Margin Stock".

"Margining Agreement" means the Margining Agreement dated as of the Closing Date between the Borrower and the Administrative Agent in substantially the form of Exhibit E.

"Material Action" means to: (a) file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming the Borrower as debtor or other initiation of bankruptcy or insolvency proceedings by or against the Borrower, or otherwise seek, with respect to the Borrower, relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or all or any portion of its properties; (c) make or consent to any assignment for the benefit of the Borrower's creditors generally; (d) admit in writing the inability of the Borrower to pay its debts generally as they become due; (e) petition for or consent to substantive consolidation of the Borrower with any other person; (f) amend or alter or otherwise modify or remove all or any part of the Special Purpose Vehicle Provisions (as defined therein) or any analogous provisions of the Constitutive Documents of the Borrower; or (g) amend, alter or otherwise modify or remove all or any part of the definition of "Independent Directors" or the definition of "Material Action" in the Constitutive Documents of the Borrower.

"Material Adverse Effect" means a material adverse effect on and/or material adverse developments with respect to (a) the business, operations, properties, assets or financial condition of the Borrower; (b) the ability of any Credit Party to fully and timely perform its Obligations; (c) the legality, validity, binding effect or enforceability against a Credit Party of a Transaction Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any other Secured Party under any Transaction Document.

"Material Amendment Information" means, with respect to the Collateral Obligation:

(a)            all written information related to amendments, waivers, modifications or supplements to any Underlying Instrument governing the Collateral Obligation, including any written requests or written communications related thereto; provided that requests or communications relating thereto will not constitute "Material Amendment Information" to the extent that such request or communication consists solely of informal discussions relating to amendments, waivers, modifications or supplements or of administrative matters in connection therewith; and

(b)           copies of each executed amendment, waiver, modification and supplement to such Underlying Instruments.

"Material Contract" means any contract or other arrangement to which any Credit Party is a party (other than the Transaction Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

"maturity" means, with respect to the Collateral Obligation, the date on which such obligation shall be deemed to mature (or its maturity date).

"Maturity Date" means the earlier of (a) the Scheduled Maturity Date and (b) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

"Maximum Purchase Price" is defined in the Pricing Side Letter.

"Minimum Par Amount" is defined in the Pricing Side Letter.

"Monetary Default" means a default by a party in the payment of money (other than ordinary course expense reimbursements) when due under a contractual arrangement (determined without regard to any grace period otherwise specified), or a default by such party in the performance or observance of any other obligation thereunder (determined without regard to any grace period otherwise specified) that by its terms can be cured solely by the payment of money.

"money" is defined in the UCC.

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" is defined in Section 3(37) of ERISA.

"Natural Person" means a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

"Non-U.S. Lender" is defined in Section 2.13(c).

"Note" means a promissory note in form and substance satisfactory to the Borrower, the Administrative Agent and the Requisite Lenders.

"Obligation Currency" is defined in Section 11.22.

"Obligations" means all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several or independent) of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Bank Parties, the Lenders or any of them, under any Transaction Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), other fees, expenses, indemnification or otherwise.

"Offer" means, with respect to the Collateral Obligation or Eligible Investment, any offer by the issuer or borrower thereof or by any other Person made to all of the holders thereof to purchase or otherwise Acquire such Collateral Obligation or Eligible Investment; to exchange such Collateral Obligation or Eligible Investment for any other security, debt obligation, Cash or other property (other than, in any case, pursuant to any redemption in accordance with the terms of any related Underlying Instrument or for the purpose of registering the security or debt obligation); or, with respect to any Collateral Obligation that constitutes a bond, any solicitation by the issuer or borrower thereof or any other Person to amend, modify or waive any provision of such bond.

"Officer" means, (a) with respect to the Borrower, any director, officer, President, Vice President, Secretary or Treasurer of the Borrower or any other Person authorized thereby to take any and all actions necessary to consummate the transactions contemplated by the Transaction Documents; (b) with respect to any other entity that is a partnership, any general partner thereof or any Person authorized by such entity; (c) with respect to any other entity that is a limited liability company, any member thereof or any Person authorized by such entity; and (d) with respect to the Collateral Agent and any bank or trust company acting as trustee of an express trust or as custodian or agent, a Trust Officer.

"Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

"Opinion of Counsel" means a written opinion addressed to the Administrative Agent and the Collateral Agent, in form and substance reasonably satisfactory to the Administrative Agent, of a nationally or internationally recognized law firm or an attorney admitted to practice (or law firm, one or more of the partners of which are admitted to practice) before the highest court of any State of the United States or the District of Columbia (or of any other relevant jurisdiction, in the case of an opinion relating to the laws of such other jurisdiction) in the relevant jurisdiction, which attorney may, except as otherwise expressly provided in this Agreement, be counsel for the Borrower and which attorney or firm shall be reasonably satisfactory to the Administrative Agent. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and otherwise satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Administrative Agent and Collateral Agent (or shall state that the Administrative Agent and the Collateral Agent shall be entitled to rely thereon).

"Organizational Documents" means (a) with respect to any corporation, company or exempted company, its certificate, of incorporation, organization or association and its by-laws or memorandum and articles of association; (b) with respect to any limited partnership or exempted limited partnership, its certificate of registration or declaration of limited partnership and its limited partnership agreement or exempted limited partnership agreement; (c) with respect to any general partnership, its partnership agreement and (d) with respect to any limited liability company, its articles of organization and its operating agreement, each of the foregoing with all current amendments or modifications thereto. If any term or condition of this Agreement or any other Transaction Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official. Without limiting the foregoing, the Constitutive Documents of any Person shall constitute Organizational Documents for such Person.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

"Other Material Default" means a default (other than a Monetary Default) by a party in the performance or observance of any obligation of that party under a contractual arrangement that (a) with the giving of notice or lapse of time or both, would become an event of default with respect to such party and (b) materially and adversely affects the other party to such contractual obligation.

"Other Taxes" means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, or enforcement or registration of, from the receipt of perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document, except any Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to a request of the Borrower).

"Participant Register" is defined in Section 11.6(g)(1).

"PATRIOT Act" is defined in Section 3.1.

"Payment Date" means each of the following, as applicable:

(a)           the First Payment Date;

(b)           thereafter, each three-month anniversary of the First Payment Date to, but excluding, the Maturity Date; and

(c)           the Maturity Date.

If any such date is not a Business Day, the Payment Date shall be the next following Business Day.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

"Permitted Lien" means (a) with respect to the Collateral, security interests, liens and other encumbrances created pursuant to the Transaction Documents; and (b) with respect to the Collateral Obligation, customary security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such obligor under the related facility.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

"Phase I Priority of Payments" is defined in Section 7(a).

"Phase II Priority of Payments" is defined in Section 7(b).

"Platform" means Debt Domain, Intralinks, SyndTrak or another relevant website or other information platform.

"Pledge and Security Agreement" means the Pledge and Security Agreement dated on or around the Initial Credit Date among the Borrower, the Equity Holders, [General Partner of Borrower Parent 1 and Borrower Parent 2], as general partner of the Equity Holders, [General Partner of General Partner of Borrower Parent 1 and Borrower Parent 2], as general partner of the general partner of the Equity Holders, and the Collateral Agent.

"Pledged Obligations" means, on any date of determination, the Collateral Obligation and the Eligible Investments owned by the Borrower.

"Power of Attorney" means the power of attorney dated on or around the Initial Credit Date by the Borrower and the Equity Holders in favor of the Collateral Agent for the benefit of the Secured Parties, in substantially the form of Exhibit F hereto.

"Pricing Side Letter" means the Pricing Side Letter dated as of May [ ], 2018, between the Borrower and Goldman Sachs Lending Partners LLC, and acknowledged by the Collateral Agent.

"Primary Reserve Account" means the account maintained pursuant to Section 6.3(a).

"Primary Reserve Amount" means U.S.$25,000,000; provided that the Primary Reserve Amount will be reduced to zero on the Subordinated Note Mandatory Prepayment Date. The Primary Reserve Amount, once reduced to zero, shall not thereafter be increased.

"Prime Rate" means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

"Principal Office" means, for each Agent, such Person's office as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower, the Administrative Agent, the Collateral Agent and each Lender.

"Priority of Payments" is defined in Section 7.

"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

"Proceeds" means (a) any property (including but not limited to Cash and securities) received as a Distribution on the Collateral or any portion thereof, (b) any property (including but not limited to Cash and securities) received in connection with the sale, liquidation, exchange or other disposition of the Collateral or any portion thereof and (c) all proceeds (as such term is defined in the UCC) of the Collateral or any portion thereof.

"Process Agent" is defined in Section 11.15.

"Pro Rata Share" means, with respect to all payments, computations and other matters relating to the Loans of any Lender at any time, the percentage obtained by dividing (a) the outstanding principal amount of the Loans plus the aggregate unused Commitments of that Lender at such time by (b) the aggregate outstanding principal amount of the Loans plus the aggregate unused Commitments of all Lenders at such time.

"Recipient" means Administrative Agent and any Lender.

"Register" is defined in Section 2.4(b).

"Regulation A", "Regulation D", "Regulation T", "Regulation U" and "Regulation X" mean Regulations A, D, T, U and X, respectively, of the Board of Governors and all official rulings and interpretations thereunder or thereof.

"Requisite Lenders" means, at any time, Lenders holding more than 50% of the sum of (a) the aggregate principal amount of the Loans outstanding at such time and (b) the aggregate unused Commitments at such time.

"S&P" means Standard & Poor's Financial Services LLC.

"Sanctions" and "Sanctions Laws" are defined in Section 4.18.

"Scheduled Maturity Date" means May [__], 2023.

"Screen Page" means the LIBOR01 page of the Thompson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) (or on the appropriate page of such other information service which publishes that rate from time to time in place of Thompson Reuters).

If any such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

"Secondary Reserve Account" means the account maintained pursuant to Section 6.3(b).

"Secondary Reserve Amount" means, at any time, U.S.$300,000.

"Secured Parties" means the Agents and the Lenders and each other Person (if any) identified as a "Secured Party" in any of the Collateral Documents.

"Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"securities" is defined in the UCC.

"Securities Account Control Agreement" means the Securities Account Control Agreement dated on or around the Initial Credit Date between the Borrower and the Bank, as Collateral Agent, the Bank, as Securities Intermediary, and the Administrative Agent.

"Securities Intermediary" is defined in Section 8-102(a)(14) of the UCC.

"Security Entitlement" is defined in Section 8-102(a)(17) of the UCC.

"Solvent" means with respect to any Person, (a) the fair value of the assets of such Person exceeds, measured on a going concern basis, its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Person, measured on a going concern basis, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course; (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course; and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.

"Specified Information" is defined in Section 5.14.

"Sponsor" means the Equity Holders, acting jointly.

"Sponsor Affiliate" means each Credit Party and each other Affiliate of the Sponsor.

"Spread" is defined in the Pricing Side Letter.

"Subordinated Note" means the Subordinated Note issued by the Borrower to Fusion on the initial Credit Date in an original principal amount equal to U.S.$25,000,000.

"Subordinated Note Documents" means the Subordinated Note and each other document executed and delivered in connection therewith.

"Subordinated Note Interest Payment Amount" means, for any Payment Date, an amount equal to product of:

(a)           the outstanding principal amount of the Subordinated Notes on such Payment Date;

(b)           the average rate of interest received by the Borrower on the amounts credited to the Primary Reserve Account during the related Due Period (as determined by the Calculation Agent); and

(c)           the number of days in such Due Period divided by 360.

"Subordinated Note Mandatory Prepayment Date" means the first Payment Date on or after the earlier of:

(a)           the date on which the Adjusted Debt to EBITDA Level is below 1.00x at the end of each of four consecutive fiscal quarters of the Underlying Obligor, provided that no Default, Event of Default or Credit Event has occurred and is then continuing; and

(b)           the date on which the principal of the Loan is paid in full.

If results for the current or any prior quarter of the Underlying Obligor are for any reason not available to the Calculation Agent or the Adjusted Debt to EBITDA Level cannot otherwise be determined, then the Calculation Agent in its discretion may deem that the Subordinated Note Mandatory Prepayment Date under clause (a) above has not occurred.

"Subordinate Interests" means the rights of the Borrower and the Equity Holders in and to the Collateral.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

"Target Ratio" means:

(a)           initially, the Advance Rate;

(b)           on each day from the Initial Credit Date to but excluding May [__], 2019, the Target Ratio will be equal to the Funding Ratio on such day (all as adjusted from time to time to take into account payments of principal on the Loan and on the Collateral Obligation, respectively); and

(c)           on May [__], 2019, the Target Ratio will be fixed at the Funding Ratio as then in effect and will not change thereafter.

"Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority.

"Transaction Accounts" means the Collection Account, the Primary Reserve Account, the Secondary Reserve Account and the Margin Account.

"Transaction Document" means any of this Agreement, the Notes (if any), the Subordinated Note Documents, the Limited Guaranty, the Collateral Documents, the Fusion Assignment Consent Letter, the Administration Agreement and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent or any Lender in connection herewith on or after the date hereof.

"Trust Officer" means, when used with respect to the Collateral Agent, any officer within the Corporate Trust Services Division (or any successor group of the Collateral Agent) including any director, managing director, vice president, assistant vice president, associate or officer of the Collateral Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Agreement.

"UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

"Unapproved Amendment Event" means, with respect to any Amendment, that:

(a)           such Amendment was effected in violation of Section 8.2; or

(b)           the terms of the Underlying Instruments for the Collateral Obligation after giving effect to such Amendment do not (in the Administrative Agent's sole and absolute judgment) conform substantially to the Draft Amendment Package and Material Amendment Information for the Collateral Obligation delivered by the Borrower hereunder, and the Administrative Agent notifies the Borrower within 10 Business Days of the date on which the executed copy of such Amendment is delivered hereunder.

"Underlying Credit Agreement" means the First Lien Credit and Guaranty Agreement dated as of May [__], 2018 among Fusion, as Borrower, the Guarantor Subsidiaries party thereto, the lenders party thereto and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.

"Underlying Instruments" means, with respect to the Collateral Obligation, (a) the Underlying Credit Agreement, (b) each other agreement that governs the terms of or secures the obligations represented by the Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries and (c) all related closing documents.

"Underlying Obligor" means Fusion, in its capacity as borrower of the Collateral Obligation.

"U.S. Lender" is defined in Section 2.13(c).

"U.S. Person" is defined in Regulation S under the Securities Act.

"U.S. Tax Compliance Certificate" is defined in Section 2.13(c).

1.2. Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to Lenders pursuant to Schedule A shall be prepared in accordance with GAAP as in effect at the time of such preparation.

1.3. Interpretation, Etc.

(a)            Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(b)           References to any statute or code shall, unless otherwise specified, be deemed to refer to such statute or code and all rules and regulations promulgated thereunder, all as amended, modified, supplemented, waived, restated, amended and restated, replaced or otherwise modified from time to time.

(c)            References to:

(1)           any agreements shall, unless otherwise specified, be deemed to refer to such agreements as amended, modified, supplemented, waived, restated, amended and restated, replaced or otherwise modified from time to time;

(2)           any Person shall, unless otherwise specified, include references to such Person's successors and assigns; and

(3)           any Person acting in any particular capacity shall, unless otherwise specified, include references to such Person's successors and assigns in such capacity,

provided that the foregoing is without prejudice to the rights or remedies available to a party herein or in any of the other Transaction Documents that restricts, limits or imposes conditions upon, or provides consequences for, any amendments, successions or assignments.

1.4. Assumptions, Etc.

(a)            In connection with all calculations required to be made pursuant to this Agreement with respect to Distributions on any Pledged Obligations, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the Transaction Accounts, the provisions set forth in this Section 1.4 shall be applied.

(b)            All calculations under this Agreement shall be in U.S. Dollars unless otherwise specified.

(c)            No Agent warrants, nor accepts responsibility, nor shall have any liability with respect to, the administration, submission or any other matter related to (1) the Floating Rates, the Base Rates, the Prime Rate or, in each case, any comparable or successor rate thereto or (2) the Screen Pages or any successors or replacements thereto.

SECTION 2. LOANS AND COMMITMENTS

2.1. Loans and Commitments.

(a)           Loans. During the Availability Period, subject to the terms and conditions hereof, each Lender severally agrees to make a single term loan to the Borrower (each, a "Loan") in an aggregate amount up to but not exceeding such Lender's Commitment as then in effect; provided that the principal amount of the Loans to be made in such Credit Extension shall not exceed the Commitment of the Lenders as at the related Credit Date. Each Lender's Commitment shall (1) terminate upon the making of the Loans hereunder; and (2) terminate immediately and without further action on the last day of the Availability Period.

Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Loans shall be paid in full no later than the Scheduled Maturity Date. No portion of any Loans shall be funded with "plan assets" for purposes of Section 3(42) of ERISA.

(b)           Borrowing Mechanics for Loans.

(1)           Loans shall be in an aggregate minimum amount equal to the Applicable Minimum Amount and integral multiples equal to the Applicable Integral Multiple in excess of that amount.

(2)           Subject to Section 2.1(c), whenever the Borrower desires that Lenders make Credit Extensions, the Borrower shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a fully executed Funding Notice no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date (or such later time as the Administrative Agent may agree).

(3)            For each Credit Extension, the Administrative Agent shall notify the Borrower, the Collateral Agent and each Lender of the principal amount of the Loans to be made, along with each Lender's respective Pro Rata Shares thereof (which Pro Rata Shares shall be equal to the Loan amount that each Lender will be obligated to fund to the Borrower on the related Credit Date). Such notice shall be provided by the Administrative Agent with reasonable promptness, but not later than 10:00 a.m. (New York City time) on such Credit Date.

(4)            For each Credit Extension, each Lender shall make the amount of its Loans available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the related Credit Date by wire transfer of same day funds in USD at the office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Loans available to the Borrower on such Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited as agreed between the Borrower and the Administrative Agent, in each case for application of such proceeds in accordance with Section 2.3 or as otherwise agreed between the Administrative Agent and the Borrower.

(5)            If a funding does not occur on any Credit Date because any condition precedent to such requested borrowing herein specified has not been met or not all Lenders have made their respective Loans on such date, then the Administrative Agent shall return any amounts received to the respective Lenders without interest.

(c)            Notices. Each Funding Notice shall be executed by an Authorized Officer of the Borrower in a writing delivered to the Administrative Agent. In lieu of delivering a Funding Notice, the Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing; provided that each such notice shall be promptly confirmed in writing by delivery of the applicable Funding Notice to the Administrative Agent on or before the close of business on the date that the telephonic notice is given; provided that a Funding Notice for all Loans made on the Initial Credit Date may, in the Administrative Agent's sole and absolute discretion, be deemed to have been provided by other documentation satisfactory to the Administrative Agent. In the event of a discrepancy between the telephone notice and the written Funding Notice, the written Funding Notice shall govern. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith.

2.2. Pro Rata Shares; Availability of Funds

(a)            Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder.

(b)           Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If the Administrative Agent has made such corresponding amount available to the Borrower but such corresponding amount is not in fact made available to the Administrative Agent by such Lender, then the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall on or prior to the next Payment Date pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the interest rate otherwise payable hereunder. If (1) the Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders have made payment to the Administrative Agent, (2) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (3) such Lender's failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the applicable Credit Date, then such Lender shall not receive interest hereunder with respect to the requested amount of such Lender's Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower's receipt of the requested amount and the Borrower shall have no obligation to pay interest on any amounts not so advanced. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.3. Use of Proceeds.

The proceeds of the Loans made hereunder and of the issuance of the Subordinated Notes shall be used solely:

(a)           to Acquire the Collateral Obligation to be Acquired by the Borrower on the Initial Credit Date;

(b)           to fund the Borrower's payment of the costs and expenses payable hereunder;

(c)           to deposit an amount equal to the Primary Reserve Amount into the Primary Reserve Account; and

(d)           to deposit an amount equal to the Secondary Reserve Amount into the Secondary Reserve Account.

2.4. Evidence of Debt; Register; Lenders' Books and Records; Notes.

(a)           Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts and currencies of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be prima facie evidence, absent manifest error; provided that (1) the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of any applicable Loans; and (2) in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

(b)           Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Register shall be available for inspection by the Borrower or any Lender (with respect to (1) any entry relating to such Lender's Loans and (2) the identity of the other Lender's (but not any information with respect to such other Lenders' Loans)) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 11.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower's non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.4, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute "Indemnitees".

(c)           Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the Initial Credit Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is a registered assignee of such Lender pursuant to Section 11.6) on the Initial Credit Date (or, if such notice is delivered after the Initial Credit Date, promptly after the Borrower's receipt of such notice) a Note or Notes to evidence such Lender's Loans. Such Note shall in its written terms require recordation in the Register of the Note's execution, delivery and any subsequent transfer or assignment. If Notes are delivered to any Lender, the Borrower may establish commercially reasonable procedures for replacing lost or stolen Notes.

2.5. Interest on Loans.

(a)           Interest Accruals. Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at the Floating Rate applicable such Interest Period for such Loan plus the Spread.

(b)           Interest Rate Determinations. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rates that shall apply to the Loans for which an interest rate is then being determined for the applicable Interest Period, and shall promptly give notice thereof to the Borrower, the Collateral Agent and each Lender.

(c)           Day-Count Fractions, Etc.

(1)           Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues, except that any interest accruing at a Base Rate shall be computed on the basis of a 365-day year. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided that, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

(2)           Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on each Payment Date, upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid and at maturity of the Loans, including final maturity of the Loans, in each case in accordance with the Priority of Payments or otherwise as expressly provided herein.

2.6. Default Interest.

Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans then outstanding and, to the extent permitted by applicable law, any interest thereon, and any other amounts owing hereunder, shall bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not in and of itself constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Secured Party.

2.7. Prepayments; Voluntary Commitment Reductions.

(a)            Voluntary Prepayments.

(1)           Any time and from time to time, the Borrower may prepay any Loans on any Business Day in whole or in part (each, a "Voluntary Prepayment"), in an aggregate minimum amount not less than the Applicable Minimum Amount and integral multiples in excess of that amount equal to the related Applicable Integral Multiple; provided that:

(x)           no Default or Event of Default has occurred and is continuing or would immediately result therefrom; and

(y)           sufficient amounts are on deposit in the Collection Account to pay the principal of the Loans to be prepaid together with the other amounts that will be owing in connection therewith.

(2)           All such prepayments shall be made, upon not less than three Business Days prior written or telephonic notice (or such shorter period as agreed to by the Administrative Agent), in each case given to the Administrative Agent (with a copy to the Collateral Agent) by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit a copy of such written notice to each Lender). Each notice of a Voluntary Prepayment shall specify the Loans to be prepaid, the principal amount to be prepaid and the related prepayment date (which shall be a Business Day). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

(b)           Other Amounts. Each payment of principal of the Loans in connection with a Voluntary Prepayment shall be accompanied by payment of the amount of accrued interest on the portion of the Loans so prepaid and (if such payment is made other than on the last day of an interest period) any related breakage costs payable under Section 2.11(c).

(c)            Non-Waterfall Payments. Voluntary Prepayments and payment of amounts under clause (b) above shall not be subject to the Priority of Payments but instead shall be made solely out of Collections then on deposit in the Collection Account.

2.8. Required Principal Payments.

(a)            Scheduled Amortization.

(1)            Principal of the Loans will be repayable on each Payment Date in accordance with the Priority of Payments.

(2)            On the Maturity Date the Borrower shall repay the aggregate principal amount of the Loans that are then outstanding.

(b)            Mandatory Prepayments. If a Credit Event occurs, or the Collateral Obligation is paid in full, or a Clean-Up Call Event occurs, then the Borrower shall, upon receipt of not less than three Business Days prior written notice thereof from the Administrative Agent (a "Mandatory Prepayment Notice"), prepay all outstanding Loans (a "Mandatory Prepayment") during the related Mandatory Prepayment Period; provided that funds on deposit in the Collection Account and the Margin Account on the first day of such Mandatory Prepayment Period shall be applied to such Mandatory Prepayment on such date and funds deposited into the Collection Account and the Margin Account on each Business Day thereafter shall be applied to such Mandatory Prepayment no later than the Business Day following the date of such deposit.

(c)            Non-Waterfall Payments. Mandatory Prepayment under clause (b) above shall not be subject to the Priority of Payments but instead shall be made solely out of Collections then on deposit in the Collection Account and funds on deposit in the Margin Account, with any remaining unpaid amounts to be paid out of Collections thereafter received in the Transaction Accounts until paid in full, and all amounts that continue to be owing on and after the next Payment Date shall be payable under the Priority of Payments.

2.9. General Provisions Regarding Payments.

(a)            All payments by the Borrower shall be made in USD, in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition not later than 12:00 p.m. (New York City time) on the date due therefor. For purposes of computing interest and fees, funds deposited after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b)           Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder.

(c)           Except as otherwise provided herein, all payments under this Agreement shall be made on the Payment Dates in accordance with the Priority of Payments.

(d)           If an Event of Default shall have occurred and not otherwise been waived or cured, and the maturity of the Obligations shall have been accelerated pursuant to Section 9 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by Agents in respect of any of the Obligations shall be applied in accordance with the Enforcement Priority of Payments.

2.10. Ratable Sharing.

The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Transaction Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under analogous provisions of any other Debtor Relief Law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and other amounts then due and owing to such Lender hereunder or under the other Transaction Documents (collectively, the "Aggregate Amounts Due" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, consolidation, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.10 shall not be construed to apply to (1) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.11. Making or Maintaining Floating Rate Loans.

(a)           Inability to Determine Applicable Interest Rate. If the Administrative Agent or any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Loans, that by reason of circumstances affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of "Floating Rate", the Administrative Agent shall on such date give notice to the Borrower and each Lender of such determination, whereupon (i) such Loans shall bear interest at the applicable Base Rate plus the related Spread per annum until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice given by the Borrower with respect to such Loans shall be deemed to be rescinded by the Borrower or, at the election of the Borrower, a request that such Loans be made bearing interest based on the applicable Base Rate instead of such Floating Rate.

(b)            Illegality or Impracticability of Floating Rate Loans. If on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) Administrative Agent is advised in writing by the Requisite Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of their Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the relevant interbank market or the position of the Lenders in that interbank market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an "Affected Lender" and such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (A) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make additional Loans shall be suspended until such time as such circumstances cease to exist (at which time such notice shall be withdrawn by each Affected Lender); (B) to the extent such determination by the Affected Lender relates to a Loan then being requested by the Borrower pursuant to a Funding Notice, such Funding Notice shall be deemed to be rescinded by the Borrower (or, at the election of the Borrower, be deemed to be a request that such Loan be made bearing interest based on the applicable Base Rate); (C) the Lenders' (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender's) obligations to maintain their respective outstanding Loans that bear interest based on the applicable Floating Rate (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Loans that bear interest at the applicable Base Rate plus the related Spread per annum on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Loan then being requested by the Borrower pursuant to a Funding Notice, the Borrower shall have the option, subject to the provisions of Section 2.11(c), to rescind such Funding Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).

(c)           Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts and a calculation in reasonable detail of the amount owing), for all reasonable losses (other than lost profits), expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits), which such Lender may sustain as a result of any of the following (each, a "Breakage Event"):

(1)           if for any reason (other than a default by such Lender) a borrowing of any Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing;

(2)           if any prepayment or other principal payment of any of the Loans on a date prior to the last day of an Interest Period applicable to that Loan; or

(3)           if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(d)           Booking of Loans. Any Lender may make, carry or transfer Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)            Assumptions Concerning Funding of Loans. Calculation of all amounts payable to a Lender under this Section 2.11 and under Section 2.12 shall be made as though such Lender had actually funded each of its relevant Loans through the purchase of a deposit in USD relating to such Loans bearing interest at the applicable Floating Rate in an amount equal to the amount of such Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided that each Lender may fund each of its Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.11 and under Section 2.12.

2.12. Increased Costs; Capital Adequacy.

(a)           Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.13 (which shall be controlling with respect to the matters covered thereby), if any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (1) subjects such Lender (or its applicable lending office) or any company controlling such Lender to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (2) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Loans that are reflected in the determination of the Floating Rates) or any company controlling such Lender; or (3) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender's obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.12(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)           Capital Adequacy and Liquidity Adjustment. If any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (1) any Change in Law regarding capital adequacy or liquidity or (2) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any Change in Law regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender's Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy and liquidity), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.12(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.13. Taxes; Withholding, Etc.

(a)           Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Transaction Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax, unless such deduction or withholding is required by applicable law.

(b)           Withholding of Taxes. If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent's reasonable good faith discretion) required by applicable law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to a Recipient under any of the Transaction Documents: (1) the applicable Credit Party or other Person shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (2) if such Tax is an Indemnified Tax, unless otherwise provided in this Section 2.13, the sum payable by the applicable Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Taxes is required shall be increased to the extent necessary to ensure that, after the making of such deduction, withholding or payment of Indemnified Taxes (including any such Indemnified Taxes imposed or asserted on or attributable to additional amounts payable under this Section 2.13), such Recipient, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Taxes been made; and (4) within thirty days after the due date of payment of any Tax which it is required by clause (1) above to pay, the applicable Credit Party or other Person shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority reasonably satisfactory to the Administrative Agent.

(c)           Evidence of Exemption from Withholding Tax. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender (including any assignee) that is a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) (a "U.S. Lender") shall deliver to the Administrative Agent and the Borrower on or prior to the Initial Credit Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of IRS Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender (including any assignee) that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, two executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, two executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty; (2) two executed copies of IRS Form W-8ECI; (3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) two executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or (4) to the extent a Non-U.S. Lender is not the beneficial owner, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, two executed copies of IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(d)           FATCA. Each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date hereof.

(e)           Payment of Other Taxes. The Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(f)           Borrower Indemnity. Without duplication of any obligation under Section 2.13(b) or (e), the Borrower shall indemnify the Recipient for the full amount of any Indemnified Taxes (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) paid or payable by such Recipient or any of its respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify such Recipient for any interest, penalties or expenses imposed as a result of the gross negligence or willful misconduct of such Recipient. A certificate as to the amount of such payment or liability delivered to such Credit Party shall be conclusive absent manifest error. Such payment shall be due within ten days of such Credit Party's receipt of such certificate.

(g)           Lender Indemnity. Each Lender shall severally indemnify each Agent for (1) Taxes for which additional amounts are required to be paid pursuant to Section 2.13(b) arising in connection with payments made under this Agreement or any other Transaction Document (including any such Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) attributable to such Lender (but only to the extent that the Borrower has not already indemnified such Agent therefor and without limiting the obligation of the Borrower to do so); (2) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.6(g)(1) relating to the maintenance of a Participant Register and (3) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Such payment shall be due within ten days of such Lender's receipt of such certificate. Each Lender hereby authorizes the Collateral Agent or the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by such Agent to such Lender from any other source against any amount due to an Agent under this paragraph (g).

(h)           Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)           Defined Terms. For purposes of this Section 2.13, the term "applicable law" includes FATCA.

2.14. Obligation to Mitigate.

Each Lender agrees that, if such Lender requests payment under Section 2.11, 2.12 or 2.13, then such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to make, issue, fund or maintain its Credit Extensions or Commitments, including any Affected Loans, through another office of such Lender if, as a result thereof, the additional amounts payable to such Lender pursuant to Section 2.11, 2.12 or 2.13, as the case may be, in the future would be eliminated or reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office pursuant to this Section 2.14 unless the Borrower agrees to pay all reasonable incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.14 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

2.15. Bank Party Fee.

The Borrower has agreed to pay to the Bank Parties such fees (the "Bank Party Fees"), in the amounts and on the dates as are set forth in the Bank Party Fee Letter.

SECTION 3. CONDITIONS PRECEDENT

3.1. Initial Credit Date.

The obligation of each Lender to enter into this Agreement and make a Credit Extension on the Initial Credit Date is subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions on or before the Initial Credit Date:

(a)           Transaction Documents. The Administrative Agent shall have received a counterpart (which may be in the form of a facsimile or electronic transmission (including a pdf file)) of each Transaction Document executed and delivered by each Credit Party and each other Person party thereto.

(b)           Organizational Documents; Incumbency. The Administrative Agent shall have received, in respect of each Credit Party, (1) copies of each Organizational Document as the Administrative Agent shall request, and, to the extent applicable, certified as of the Initial Credit Date or a recent date prior thereto by the appropriate Governmental Authority; (2) signature and incumbency certificates of the officers of such Credit Party; (3) resolutions of the Board of Directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party or by which it or its assets may be bound as of the Initial Credit Date, certified as of the Initial Credit Date by an Authorized Officer as being in full force and effect without modification or amendment; and (4) a good standing certificate from the applicable Governmental Authority of such Credit Party's jurisdiction of incorporation, organization or formation, each dated the Initial Credit Date or a recent date prior thereto.

(c)           Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Transaction Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Transaction Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(d)           Collateral. In connection with the creation in favor of the Collateral Agent, for the benefit of Secured Parties, of a valid, perfected First Priority security interest in the personal property Collateral, each Grantor shall have delivered to the Administrative Agent:

(1)           evidence satisfactory to the Administrative Agent of the compliance by each Grantor of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute or authorize, as applicable, and deliver Financing Statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(2)           a certificate of an Authorized Officer of each Grantor, dated as of the Initial Credit Date, to the effect that:

(A)           subject to Permitted Liens, such Grantor has good and marketable title to the Collateral Granted by it free and clear of any liens, claims, encumbrances or defects of any nature whatsoever;

(B)           such Grantor has Acquired its ownership in the Collateral in good faith without notice of any adverse claim;

(C)           such Grantor has not assigned, pledged or otherwise encumbered any interest in the Collateral other than interests Granted pursuant to the Transaction Documents;

(D)           such Grantor has full right to Grant a security interest in and assign and pledge the Collateral to the Collateral Agent;

(E)           subject to Permitted Liens, upon Grant by such Grantor and the taking of the relevant actions contemplated by the Collateral Documents, the Collateral Agent has a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof;

(3)            the Escrowed Assignment Agreement Documents; and

(4)            evidence that the Borrower shall have registered the security granted under the Collateral Documents in the Register of Mortgages and Charges maintained at the Borrower's registered office in the Cayman Islands.

(e)            Opinions of Counsel. The Administrative Agent shall have received an executed copy (which may be in the form of a facsimile or electronic transmission (including a pdf file)) of:

(i)           an opinion of Paul Hastings LLP, counsel to the Credit Parties dated on or around the Initial Credit Date, covering such matters as the Administrative Agent and its counsel shall reasonably request and in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion;

(ii)           an opinion of Backenroth, Frankel & Krinsky, LLP, counsel to the Credit Parties dated on or around the Initial Credit Date, covering such bankruptcy matters as the Administrative Agent and its counsel shall reasonably request and in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion; and

(iii)           an opinion of Walkers, Cayman Islands counsel to the Credit Parties dated on or around the Initial Credit Date, covering such matters as the Administrative Agent and its counsel shall reasonably request and in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.

Each Credit Party hereby instructs such counsel to deliver all such opinions to the Agents and Lenders.

(f)            Collateral Agent Opinion. The Administrative Agent shall have received an executed copy (which may be in the form of a facsimile or electronic transmission (including a pdf file)) of an opinion of Nixon Peabody LLP, counsel to the Collateral Agent, dated on or around the Initial Credit Date, covering such matters as the Administrative Agent and its counsel shall reasonably request and in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.

(g)            Equity Capital; Subordinated Note Capital. The Administrative Agent shall have received evidence satisfactory to it that:

(i)           the Equity Holders shall have contributed an amount not less than the amount specified as "Equity Capital" in the Pricing Side Letter to the Borrower, and such equity capital is on deposit in the Collection Account; and

(ii)           Subordinated Notes have been issued by the Borrower for net proceeds not less than U.S.$25,000,000, all on terms and conditions acceptable to the Administrative Agent in sole and absolute discretion, and the proceeds of such Subordinated Note issuance is on deposit in the Collection Account.

(h)            Collateral Obligation Closing and Assignment. The Administrative Agent shall have received evidence satisfactory to it that:

(i)            the Underlying Credit Agreement shall have been executed and delivered by the parties thereto in substantially the form most recently delivered to the Administrative Agent on or prior to the Closing Date and without any amendments or waivers thereto, and the Underlying Credit Agreement is in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion;

(ii)            all conditions precedent to such borrowing were satisfied without waiver;

(iii)           the initial borrowing of the Collateral Obligation thereunder shall have occurred (with respect to an initial principal amount not less than U.S.$570,000,000 of Tranche A Term Loans and Tranche B Term Loans under the Underlying Credit Agreement);

(iv)            no Credit Event has occurred;

(v)            the Borrower shall have executed and delivered an assignment agreement with an affiliate of Goldman Sachs pursuant to which the Borrower will acquire a par amount of the Collateral Obligations that is not less than the Minimum Par Amount for a net purchase price not exceeding the Maximum Purchase Price;

(vi)           the Borrower shall have delivered to the Administrative Agent the Documentation Package for the Collateral Obligation; and

(vii)           the Borrower shall have directed all the obligors and agents, as applicable, on the Collateral Obligation to make all payments under the relevant Underlying Instruments directly to the applicable Transaction Accounts.

(i)           Fees and Expenses. The Borrower shall have paid to each Bank Party the fees payable on or before the Initial Credit Date referred to in Section 2.15 and all expenses payable pursuant to Section 11.2 that have accrued to the Initial Credit Date.

(j)           No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs any of the other transactions contemplated by the Transaction Documents or that could have a Material Adverse Effect.

(k)           Patriot Act. At least 10 days prior to the Initial Credit Date or such shorter period of time as agreed by the Lenders in writing, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the "PATRIOT Act").

(l)           Accounts. The Administrative Agent shall have received evidence satisfactory to it of the establishment of each of the Transaction Accounts.

(m)           Available Capital Certificate; Etc. The Administrative Agent shall have received:

(i)           an Available Capital Certificate as of the Initial Credit Date or a recent date prior thereto duly executed by the Borrower and Borrower Parent 1 showing Available Capital of not less than U.S.$10,000,000; and

(ii)           evidence acceptable to it in its sole and absolute discretion that Borrower Parent 1 has not less than U.S.$20,000,000 in available liquidity (in the form of unrestricted cash, available borrowing capacity under the Capital Call Line and/or Available Capital).

(n)            Financing Statements. Financing Statements with respect to the Collateral and the Grantors (and their respective general partners) shall have been filed in the office of the Recorder of Deeds of the District of Columbia, Washington, D.C. and in any other filing offices as the Administrative Agent may deem advisable.

(o)            Capital Call Facility Waiver. The Administrative Agent shall have received an executed copy of such amendments and waivers of terms of the Capital Call Facility as may be necessary or advisable in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents and the grant of security interests under the Collateral Documents.

(p)            Other Matters. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Administrative Agent to so require.

3.2. Conditions to Credit Extensions.

(a)           Conditions Precedent. The obligation of each Lender to make any Loan on any Credit Date, including the Initial Credit Date, are subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions precedent:

(1)            the Administrative Agent shall have received a fully executed and delivered Funding Notice relating thereto (which may be in the form of a facsimile or electronic transmission (including a pdf file));

(2)           the principal amount of the Loans to be made in such Credit Extension shall not exceed the Commitment of the Lenders as at the related Credit Date;

(3)           as of such Credit Date, the representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(4)           as of such Credit Date, no event shall have occurred and be continuing or would immediately result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default or a Credit Event.

Any Agent or the Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or the Requisite Lender such request is warranted under the circumstances and such information is requested from the Borrower in writing (an "Additional Information Request") no later than 5:00 p.m. (New York City time) on the date the applicable Funding Notice is received.

(b)            Deemed Representations. Each borrowing of a Loan hereunder shall constitute a representation and warranty by the Borrower as of the applicable Credit Date that the conditions contained in Section 3.2(a) have been satisfied except as otherwise acknowledged by the Administrative Agent.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make each Credit Extension to be made thereby, the Borrower represents and warrants to each Agent and Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct:

4.1. Organization; Requisite Power and Authority; Qualification.

Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2. Equity Interests; Ownership.

(a)            The Equity Interests of the Borrower have been duly authorized and validly issued and are fully paid and non-assessable. As of the Closing Date, other than any capital commitments or other rights of a member or other equity holder as of the Closing Date to make capital contributions to the Borrower, there is no existing option, warrant, call, right, commitment or other agreement to which the Borrower is a party requiring, and there is no membership interest or other Equity Interests of the Borrower outstanding which upon conversion or exchange would require, the issuance by the Borrower of any additional membership interests or other Equity Interests of it or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of such Person.

(b)            The Borrower has no Subsidiaries as of the Closing Date.

4.3. Due Authorization

The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action on the part of each of Credit Party that is a party thereto.

4.4. No Conflict

The execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents do not and will not (a) violate (1) any provision of any law or any governmental rule or regulation applicable to it, (2) any of its Organizational Documents or (3) any order, judgment or decree of any court or other agency of government binding on it or its properties, in each case except to the extent that such violation could not reasonably be expected to result in a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its Material Contracts; (c) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created under any of the Transaction Documents in favor of Collateral Agent for the benefit of the Secured Parties and other Permitted Liens); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract, except for such approvals or consents which will be obtained on or before the Initial Credit Date and disclosed in writing to Lenders.

4.5. Governmental Consents

                        The execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, in each case, as of the Closing Date, (b) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Initial Credit Date or (c) those consents, approvals, notices or other actions, the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect.

4.6. Binding Obligation

Each Transaction Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.7. Adverse Proceedings, Etc.

There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party (a) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.8. Payment of Taxes.

Except as otherwise permitted hereunder, all material Tax returns and reports required to be filed by the Borrower, if any, have been timely filed, and all material Taxes that are due and payable by the Borrower, if any, have been paid. There is no proposed material Tax assessment against the Borrower that is not being actively contested by the Borrower in good faith, by appropriate proceedings and for which adequate reserves in accordance with the appropriate applicable accounting principles are being maintained by the Borrower.

4.9. Properties

Each Grantor has good, sufficient and legal title to its properties and assets. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens other than Permitted Liens. No Grantor owns or leases any real estate.

4.10. No Defaults

No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.11. Material Contracts

Appendix D contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date and, except as described thereon, no events of default, Monetary Defaults or Other Material Defaults currently exist thereunder.

4.12. Governmental Regulation

No Credit Party is subject to regulation under the Investment Company Act or under any other federal or state statute or regulation which may limit its ability to incur indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Credit Party is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act.

4.13. Federal Reserve Regulations; Exchange Act

No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No portion of the proceeds of any Credit Extension shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors or to violate the Exchange Act.

4.14. Employee Benefit Plans

No Credit Party maintains or contributes to any Employee Benefit Plan, and no ERISA Event has occurred that could reasonably be expected to result in material liability to any Credit Party. The assets of Credit Parties are not treated as "plan assets" for purposes of Section 3(42) of ERISA.

4.15. Solvency

Each Credit Party is and, immediately after giving effect to the incurrence of any Loan by any Credit Party on any date on which this representation and warranty is made, will be, in each case, on a consolidated basis with its consolidated group (if applicable), Solvent.

4.16. Compliance with Statutes, Etc.

Each Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.17. Disclosure

No representation or warranty of any Credit Party contained in any Transaction Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Administrative Agent or the Lenders for use in connection with the transactions contemplated hereby, immediately after giving effect to the delivery of any Financial and Other Information and any and all updates and deliveries to the Administrative Agent or Lenders from time to time.

4.18. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act

No Credit Party nor any of its directors, managers, officers or, to the knowledge of the Borrower, employees, agents, advisors or Affiliates is the subject of or target of any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (collectively, "Sanctions", and the associated laws, rules, regulations and orders, collectively, "Sanctions Laws"). Each Credit Party and their respective directors, managers, officers and, to the knowledge of the Borrower, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (a) all Sanctions Laws, (b) the United States Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, "Anti-Corruption Laws") and (c) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders.

The Borrower will not use any part of the proceeds of the Loans directly or indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject or target of any Sanctions, (B) in any manner that would constitute or give rise to a violation of any Sanctions by any Credit Party, the Lender or any other party hereto or (C) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

SECTION 5. COVENANTS

The Borrower covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent obligations for which no claim has been asserted), the Borrower shall perform all covenants set forth in this Section 5.

5.1. Compliance with Laws, Etc.

The Borrower will comply with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and its properties, in each case except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect. The Borrower will comply in all material respects with all Material Contracts.

5.2. Maintenance of Books and Records.

The Borrower shall maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations under the Transaction Documents to which it is a party, and the Borrower shall keep and maintain, or cause its Board of Directors to keep or maintain at all times, or cause to be kept and maintained at all times in the registered office of the Borrower specified in its respective Constitutive Documents, all documents, books, records, accounts and other information as are required under applicable law.

5.3. Existence of Borrower, Etc.

(a)            The Borrower shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members. The Borrower shall keep its principal place of business at the address specified on Appendix B (as may be updated from time to time by the Borrower by notice to the Administrative Agent in accordance with Section 11.1). The Borrower will always maintain at least two non-compensated Independent Directors.

(b)            The Borrower shall:

(1)           have a board of directors separate from that of any other person (although members of the board of directors of the Borrower may serve as directors, officers or managers of one or more Affiliates of the Borrower);

(2)           not commingle its assets with assets of any other Person;

(3)           conduct its business in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (and the Borrower hereby represents that all such formalities have been complied with since the Borrower's formation);

(4)           maintain books and records separate from any other Person;

(5)           maintain separate financial statements (it being understood that, if the Borrower's financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating the Borrower's separateness from any such Affiliates and that its assets are not available to pay the debts of such Affiliate);

(6)           pay its own liabilities only out of its own funds;

(7)           maintain an arm's-length relationship with its Affiliates;

(8)           hold itself out as a separate Person, and not hold out its credit or assets as being available to satisfy the obligations of others;

(9)           pay its fair and reasonable share of overhead for shared office space, if any;

(10)           use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being the Borrower's agent);

(11)           not pledge its assets as security for the obligations of any other person;

(12)           correct any known misunderstanding regarding its separate identity;

(13)           maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets;

(14)           not take any Material Action without the unanimous affirmative vote of each member of its board of directors, including, in all cases, each of the Independent Directors;

(15)           not have any employees;

(16)           not acquire or form any Subsidiary; and

(17)           file its own Tax returns, if required, and maintain its separate existence.

5.4. Protection of Collateral.

(a)            The Borrower shall from time to time execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and under the other Transaction Documents (provided that the Borrower shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 3 or Section 5.5 (each such Opinion of Counsel, a "Lien Opinion") to determine what actions are reasonably necessary, and shall be fully protected in so relying on such a Lien Opinion, unless the Borrower has knowledge that the procedures described in any such Lien Opinion are no longer adequate to maintain such perfection and priority) and to:

(1)           Grant more effectively all or any portion of the Collateral;

(2)           maintain or preserve the lien (and the priority thereof) under the Collateral Documents and the other Transaction Documents to which it is a party or to carry out more effectively the purposes hereof and thereof;

(3)           perfect, publish notice of or protect the validity of any Grant made or to be made by the Collateral Documents;

(4)           enforce any of the Pledged Obligations or other instruments or property included in the Collateral;

(5)           preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all persons and parties;

(6)           pay any and all taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize taxes and any other costs arising in connection with its activities; and

(7)           give, execute, deliver, file and/or record any Financing Statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to the Collateral Documents or under the other Transaction Documents or to enable the Collateral Agent to exercise and enforce its rights hereunder and thereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file Financing Statements listing "all assets" of the debtor in the collateral description of such Financing Statements.

The Borrower hereby designates the Collateral Agent as the agent and attorney-in-fact for the Borrower to file, upon Borrower Order, any Financing Statement, continuation statement or other instrument required pursuant to this Section 5.4; provided that such appointment shall not impose upon the Collateral Agent any of the Borrower' obligations under this Section 5.4. The Borrower shall cause to be filed one or more continuation statements under the applicable UCC (it being understood that the Borrower (and to the extent the Collateral Agent takes any action, the Collateral Agent) shall be entitled to rely upon an Opinion of Counsel, including a Lien Opinion, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b)            The Collateral Agent shall not (1) remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Lien Opinion was delivered pursuant hereto or (B) from the possession of the Person who held it on such date or (2) cause or permit ownership or the pledge of any portion of the Collateral that consists of book entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Collateral Agent shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Agreement with respect to such property will continue to be maintained immediately after giving effect to such action or actions.

5.5. Opinions as to Collateral.

On or before March 31 in each calendar year, commencing in the calendar year following the Closing Date, the Borrower shall furnish to the Collateral Agent and the Administrative Agent a New York law opinion (and a law opinion for each other jurisdiction that is relevant to the Collateral Agent's security interest in the Collateral) relating to the security interests granted by the Grantors to the Collateral Agent under the Transaction Documents, stating that, as of the date of each such opinion, the lien and security interest created by the Transaction Documents with respect to the Collateral remain in effect and that no further action (other than as specified in any such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

5.6. Performance of Obligations.

(a)            The Borrower shall not take any action that would release any principal obligor from any of such principal obligor's covenants or obligations under any Underlying Instrument.

(b)            Without the prior written consent of the Administrative Agent, the Borrower shall not contract with other Persons for the performance of actions and obligations to be performed by the Borrower hereunder or under the other Transaction Documents.

(c)            The Borrower shall comply in all material respects with all requirements applicable to it set forth in any Opinion of Counsel obtained pursuant to any provision of this Agreement including satisfaction of any event identified in any Opinion of Counsel as a prerequisite for the obtaining or maintaining by the Collateral Obligation of a perfected security interest in the Collateral Obligation, any Eligible Investment or other Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable.

5.7. Negative Covenants.

(a)            The Borrower will not:

(1)           sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by the Transaction Documents;

(2)           (A) incur or assume or guarantee any indebtedness or any contingent obligations, other than the Obligations and the other agreements and transactions expressly contemplated hereby and thereby or (B) issue any additional securities (other than the issuance of its equity on the date hereof), it being understood that receipt of additional capital contributions by the Borrower from the Equity Holders (without issuance of additional securities or interests in the Borrower) is not prohibited by this clause (B);

(3)           (A) permit the validity or effectiveness of the Collateral Documents or any other Transaction Document or any Grant thereunder to be impaired, or permit the liens under the Transaction Documents to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Transaction Document, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the liens under any the Transaction Documents) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the Proceeds thereof (except for Permitted Liens), or (C) take any action that would cause the liens under the Transaction Documents not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except as may be expressly permitted hereby (including with respect to any Permitted Liens or in connection with a disposition of Collateral required hereby);

(4)           make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of the Transaction Documents;

(5)           become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease (other than in accordance with the Transaction Documents);

(6)           enter into any transaction with any Affiliate other than (A) the Transaction Documents and (B) transactions on terms that are no less favorable than those obtainable in an arm's length transaction with a wholly unaffiliated Person and on terms that are fair and equitable to the Borrower under all the facts or circumstances under applicable law;

(7)           maintain any bank accounts or securities accounts other than the Transaction Accounts;

(8)           change its name without (A) receiving the prior written consent of Requisite Lenders, (B) delivering to the Collateral Agent and Administrative Agent notice thereof and (C) receiving an Opinion of Counsel that such name change will not adversely affect the Collateral Agent's lien or the interest under the Collateral Documents of the Secured Parties or the Collateral Agent;

(9)           fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend will adversely affect the priority or enforceability of the lien over the Collateral created by the Transaction Documents;

(10)           other than the Transaction Documents and agreements involving the Acquisition of the Collateral Obligation having customary purchase terms, enter into any agreement or contract with any Person unless such contract or agreement contains "limited recourse" and "non-petition" provisions, (x) which limited recourse provisions provide that the obligations of the Borrower are limited recourse obligations, payable solely from the Collateral in accordance with the terms of this Agreement and the other Transaction Documents and (y) which non-petition provisions provide that, prior to the date that is one year and one day after all Obligations have been paid in full (or, if longer, the applicable preference period under applicable insolvency law), such Person shall not take any action or institute any proceeding against the Borrower under any insolvency law applicable to it or which would be reasonably likely to cause it to be subject to, or seek protection of, any such insolvency law; provided that such Person shall be permitted to become a party to and to participate in any Proceeding or action under any such insolvency law that is initiated by any other Person other than one of its Affiliates;

(11)           amend any Transaction Document without the prior written consent of the Requisite Lenders;

(12)           amend any limited recourse or non-petition provisions of any applicable agreement;

(13)           register as or Acquire any assets or business or take any action that would require it to register as an "investment company" under the Investment Company Act;

(14)           enter into any transaction other than on arm's length terms and at market rates other than as expressly permitted pursuant to this Agreement and the other Transaction Documents;

(15)           have any Subsidiaries;

(16)           pay distributions on its equity interests other than in accordance with the express terms of this Agreement and its Organizational Documents; or

(17)           pay any amounts under the Subordinated Note Documents other than in accordance with the express terms of this Agreement and the Subordinated Note Documents.

(b)            The Borrower shall not sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted or required by the Transaction Documents, provided that the foregoing shall not prohibit any liquidation of short term cash management instruments at a price equal to or greater than the purchase price of such instruments.

5.8. No Consolidation.

The Borrower shall not consolidate or merge with or into any other Person or, other than the security interest Granted to the Collateral Agent pursuant to the Transaction Documents, convey or transfer its properties and assets substantially as an entirety to any Person.

5.9. No Other Business; Etc.

The Borrower shall not engage in any business or activity other than borrowing the Loans pursuant to this Agreement, incurring indebtedness under the Subordinated Note Documents, Acquiring and holding the Collateral Obligation, pledging the Collateral Obligation under the Collateral Documents and entering into, performing its obligations under, the Transaction Documents to which it is a party and other documents and agreements contemplated thereby and/or incidental thereto. The Borrower shall not amend, or permit the amendment of, its Constitutive Documents or any Subordinated Note Documents without prior written consent of the Requisite Lenders.

5.10. Certain Tax Matters.

The Borrower will pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income before any penalty or fine accrues thereon, and all material claims for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto unless the same are being contested in good faith by appropriate proceedings which stay the enforcement of such Lien and for which adequate reserves in accordance with the appropriate applicable accounting principles are being maintained by the Borrower.

5.11. Certain Regulations.

The Borrower understands that Executive Orders issued by the President of the United States of America, Federal regulations administered by OFAC and other federal laws prohibit, among other things, U.S. persons or persons under jurisdiction of the United States from engaging in certain transactions with, the provision of certain services to, and making certain investments in, certain foreign countries, territories, entities and individuals, and that the lists of prohibited countries, territories, entities and individuals can be found on, among other places, the OFAC website at www.treas.gov/ofac. Accordingly, the Borrower covenants that it has, and the Borrower represents that it has, policies and procedures designed to comply with the prohibitions and restrictions mandated by OFAC and all other sanctions laws and regulations in the jurisdictions in which the Borrower and its Affiliates operate. None of the Borrower, any of its Affiliates or, to the best of the Borrower's knowledge, any of their respective owners, directors, managers or officers is, or is acting on behalf of, a country, territory, entity or individual named on such lists; and none of the Borrower, any of its Affiliates, or, to the best of the Borrower's knowledge, owners, directors, managers or officers is a natural person or entity with whom dealings with U.S. persons or persons under the jurisdiction of the United States are prohibited under any OFAC regulation or other applicable federal law or acting on behalf of such a person or entity. To the best of the Borrower's knowledge, the Borrower does not own, and the Borrower will knowingly own or Acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership by U.S. persons or persons under the jurisdiction of the U.S. would be or is prohibited under any OFAC regulation or other applicable federal law.

The Borrower shall not use any part of the proceeds of the Loans, directly or indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject or target of any Sanctions, (B) in any manner that would constitute or give rise to a violation of any Sanctions by any Credit Party, the Lender or any other party hereto, or (C) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

5.12. Financial and Other Information; Notices.

(a)           Specified Information. The Borrower shall deliver the documents and information detailed in Schedule A (the "Specified Information") to the Administrative Agent and the Lenders on or prior to the date required pursuant to Schedule A.

(b)            Notice of Default. Promptly upon the Borrower obtaining knowledge (1) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Borrower with respect thereto; or (2) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action the Borrower has taken, are taking and propose to take with respect thereto.

(c)            Notice of Litigation. Promptly upon the Borrower obtaining knowledge of (1) any Adverse Proceeding not previously disclosed in writing by the Borrower to Lenders, or (2) any material development in any such Adverse Proceeding that, in the case of either clause (1) or (2), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, the Borrower shall deliver to the Administrative Agent written notice thereof together with such other information as may be reasonably available to the Borrower to enable Lenders and their counsel to evaluate such matters.

5.13. Inspections, Etc.

(a)            Each Credit Party will permit any authorized representatives designated by the Administrative Agent or any Lender to visit and inspect any of the properties of any Credit Party to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers and independent public accountants, all upon reasonable advance notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, in the absence of a Default or Event of Default, (x) the Credit Parties shall not be required to reimburse the Administrative Agent and Lenders for more than two inspections in any period of twelve consecutive fiscal months and (y) there shall be no more than two inspections in any period of twelve consecutive fiscal months.

(b)            Without limiting paragraph (a) above, each Credit Party will permit the Administrative Agent and any designee thereof from time to time to inspect the Collateral Obligation and related Underlying Instruments selected by the Requisite Lenders in their sole and absolute discretion and, in connection therewith, to investigate any or all of the following with respect to the Collateral Obligation:

(1)            all matters relating to the title of the Borrower with respect to the Collateral Obligation;

(2)           the perfection of the Collateral Agent's security interest in the Collateral under the Collateral Documents; and

(3)           the existence of any litigation or other similar proceeding relating to the Collateral Obligation to which a Credit Party is a party, either as plaintiff or defendant, in each case at such times during normal business hours, upon reasonable advance notice to the Borrower and subject to applicable law and the rights of the relevant Credit Party under the applicable Underlying Instruments.

(c)            Each Credit Party will, upon the request of the Requisite Lenders, participate in a meeting of the Administrative Agent and the Lenders:

(1)           once during each calendar year, to be held at the corporate offices of the individuals primarily responsible for the management or operation of the Borrower (or at such other location as may be requested by the Administrative Agent or the Requisite Lenders that is reasonably acceptable to the Borrower) or via conference call at such time as may be agreed to by the Borrower, the Administrative Agent and the Requisite Lenders; and

(2)            if an Event of Default has occurred and is then continuing, at such other times as may be reasonably requested by any Lender, to be held at the corporate offices of the individuals primarily responsible for the management or operation of the Borrower (or at such other location as may be requested by such Lender that is reasonably acceptable to the Borrower).

(d)            Each inspection, investigation, visitation or other meeting referred to in clause (b) and (c) above shall be at the Lenders' own cost and expense; provided that, if an Event of Default has occurred and is continuing, then each such inspection, investigation, visitation or other meeting will be at the expense of the Borrower.

5.14. Maintenance of Properties.

The Borrower shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

SECTION 6. ACCOUNTS; ACCOUNTINGS AND RELEASES.

6.1. Collection of Money.

Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement and the other Transaction Documents, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Collateral Agent shall segregate and hold all such money and property received by it in the Transaction Accounts for the benefit of the Secured Parties and shall apply it as provided in this Agreement and the other Transaction Documents.

The accounts established by the Collateral Agent pursuant to this Agreement may include any number of sub accounts deemed necessary by the Collateral Agent or requested by the Borrower for convenience in administering the Transaction Accounts and the Collateral Obligation.

Each Transaction Account shall be established and maintained (a) with a federal or state-chartered depository institution with a short-term rating of at least "A-1" by S&P (or a long-term rating of at least "A+" by S&P if such institution has no short-term rating) and if such institution's short-term rating falls below "A-1" by S&P (or its long-term rating falls below "A+" by S&P if such institution has no short-term rating), the assets held in such Transaction Account shall be transferred within 60 calendar days to another institution that has a short-term rating of at least "A-1" by S&P (or which has a long-term rating of at least "A+" by S&P if such institution has no short-term rating) or (b) with respect to securities accounts, in segregated accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.

All investment of funds in accordance with Section 6.3 shall be made pursuant to a Borrower Order (which may be in the form of standing instructions) executed by an Authorized Officer of the Borrower. The Borrower shall at all times direct the Collateral Agent or the Accounts Securities Intermediary, as applicable to, and, upon receipt of such Borrower Order, the Collateral Agent or the Accounts Securities Intermediary shall, invest or cause the investment of, pending application in accordance with Section 6.3, all funds received into the Transaction Accounts during a Due Period (except when such funds shall be required to be disbursed hereunder), and amounts received in prior Due Periods and retained in any Transaction Account, as so directed, in Eligible Investments. If, prior to the occurrence of an Event of Default, the Borrower shall not have given any such investment directions, the Collateral Agent shall seek instructions from the Borrower within three Business Days after transfer of such funds to the applicable Transaction Account. If the Collateral Agent does not thereupon receive written instructions from the Borrower within five Business Days after transfer of such funds to such Transaction Account, it shall invest and reinvest the funds held in such Transaction Account, as fully as practicable, but only in one or more Eligible Investments maturing (as selected by the Borrower in a writing delivered to the Collateral Agent) no later than the third Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Payment Date. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall invest and reinvest, or cause the investment or reinvestment of, such monies as fully as practicable in Eligible Investments (as selected by the Borrower in a writing delivered to the Collateral Agent) maturing not later than the earlier of (1) 30 days after the date of such investment or (2) the third Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Payment Date. In the absence of any direction from the Borrower the Collateral Agent shall not invest amounts on deposit in any Transaction Account. All interest and other income from such Eligible Investments shall be deposited into the applicable Transaction Accounts and transferred to the Collection Account, and any gain realized from such investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. Except as otherwise provided herein, the Collateral Agent shall not in any way be held liable by reason of any insufficiency of funds in any Transaction Account resulting from any loss relating to any such investment; and the Collateral Agent shall not be under any obligation to invest any funds held hereunder except as otherwise expressly set forth herein.

The Collateral Agent shall give the Borrower and the Administrative Agent notice as soon as practicable under the circumstances if it becomes aware that any Transaction Account or any funds on deposit therein, or otherwise to the credit of any Transaction Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in any Transaction Account other than in accordance with the provisions of this Agreement and the Securities Account Control Agreement. At all times, all Transaction Accounts shall remain at an institution that satisfies the requirements of Section 6.1.

6.2. Collection Account.

(a)            Collection Account. The Borrower shall, on or prior to the Initial Credit Date, establish at the Accounts Securities Intermediary a segregated account in the name "[BORROWER], subject to the lien of U.S. Bank National Association, as Collateral Agent on behalf of the Secured Parties", which shall be designated as the Collection Account, which shall be held by the Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Borrower shall, from time to time, deposit all Collections. In addition, the Borrower may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such monies in the Collection Account as it deems, in its sole discretion, to be advisable.

All monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent for the benefit of the Secured Parties as part of the Collateral and shall be applied to the purposes provided herein.

Subject to 6.3(a), all property in the Collection Account, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Accounts Securities Intermediary in the Collection Account as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 6.2 and Section 6.3(a).

6.3. Other Transaction Accounts.

(a)            Primary Reserve Account. The Borrower shall, on or prior to the Initial Credit Date, establish at the Accounts Securities Intermediary a segregated account in the name "[BORROWER], subject to the lien of U.S. Bank National Association, as Collateral Agent on behalf of the Secured Parties", which shall be designated as the Primary Reserve Account, which shall be held by the Accounts Securities Intermediary in accordance with the Securities Account Control Agreement, into which the Borrower shall deposit the Primary Reserve Amount as required pursuant to Section 2.3 and any funds required to be deposited therein pursuant to the Priority of Payments. Any and all funds at any time on deposit in, or otherwise to the credit of, the Primary Reserve Account shall be held by the Collateral Agent for the benefit of the Secured Parties. Amounts in the Primary Reserve Account will be invested in overnight funds that are Eligible Investments in accordance with the written instructions of the Borrower (which may be in the form of standing instructions). On the Business Day prior to each Payment Date, the Collateral Agent shall remit the balance on deposit in the Primary Reserve Account to the Collection Account for application as Collections on such Payment Date.

(b)            Secondary Reserve Account. The Borrower shall, on or prior to the Initial Credit Date, establish at the Accounts Securities Intermediary a segregated account in the name "[BORROWER], subject to the lien of U.S. Bank National Association, as Collateral Agent on behalf of the Secured Parties", which shall be designated as the Secondary Reserve Account, which shall be held by the Accounts Securities Intermediary in accordance with the Securities Account Control Agreement, into which the Borrower shall deposit the Secondary Reserve Amount as required pursuant to Section 2.3 and any funds required to be deposited therein pursuant to the Priority of Payments. Any and all funds at any time on deposit in, or otherwise to the credit of, the Secondary Reserve Account shall be held by the Collateral Agent for the benefit of the Secured Parties. Pursuant to Borrower Order, the Collateral Agent may at any time withdraw funds deposited in the Secondary Reserve Account (x) to pay for any fees or expenses incurred by or on behalf of the Borrower in connection with the structuring and consummation of the transactions contemplated hereby and (y) to pay for accrued and unpaid Administrative Expenses. Amounts in the Secondary Reserve Account will be invested in overnight funds that are Eligible Investments in accordance with the written instructions of the Borrower (which may be in the form of standing instructions). On the Business Day prior to each Payment Date, the Collateral Agent shall remit the balance on deposit in the Secondary Reserve Account to the Collection Account for application as Collections on such Payment Date.

(c)            Margin Account. The Borrower shall, on or prior to the Initial Credit Date, establish at the Accounts Securities Intermediary a segregated account in the name "[BORROWER], subject to the lien of U.S. Bank National Association, as Collateral Agent on behalf of the Secured Parties", which shall be designated as the Margin Account, which shall be held by the Accounts Securities Intermediary in accordance with the Securities Account Control Agreement, into which the Borrower shall deposit cash in U.S. dollars from time to time as required pursuant to the Margining Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Margin Account shall be held by the Collateral Agent for the benefit of the Secured Parties. The only withdrawals from the Margin Account shall be (1) as provided in Section 2.8 In connection with a Mandatory Prepayment; (2) if at any time any Event of Default has occurred and is continuing, for application under the Enforcement Priority of Payments at the direction of the Requisite Lenders and (3) if no Default or Event of Default or Collateral Deficit has occurred or would immediately result therefrom, for Permitted Uses as specified in the Margining Agreement. On the Business Day prior to the Maturity Date, the Collateral Agent shall remit the balance on deposit in the Margin Account to the Collection Account for application as Collections.

6.4. Accountings.

(a)            Payment Date Accounting. The Borrower shall compile or cause to be compiled a report (the "Valuation Report") and the Borrower shall then provide, or cause to be provided, such Valuation Report by overnight courier or electronic mail to the Collateral Agent (who shall make such Valuation Report available to the Administrative Agent by access to its website or by first class mail upon written request therefor) not later than one Business Day prior to the related Payment Date (or, with respect to the Maturity Date, on the Payment Date). The Valuation Report shall contain the following information:

(i)           the Borrower's calculation of the amounts payable pursuant to each subclause of the Priority of Payments on the related Payment Date (together with payment information for each payee acceptable to the Collateral Agent in its reasonable discretion); and

(ii)           such other information as the Collateral Agent or the Administrative Agent may reasonably request regarding such payments.

(b)            Payment Date Instructions. Each Valuation Report shall constitute instructions to the Collateral Agent to withdraw on the related Payment Date from the Collection Account and pay or transfer the amounts set forth in such report in the manner specified, and in accordance with the priorities established, in the Priority of Payments.

6.5. Additional Reports.

In addition to the information and reports specifically required to be provided pursuant to the terms of this Agreement, the Borrower (at its expense) shall provide the Administrative Agent and the Lenders with such additional information as the Administrative Agent or the Lenders may from time to time reasonably request and the Borrower shall reasonably determine may be obtained and provided without unreasonable burden or expense.

6.6. Delivery of Pledged Obligations; Custody Documents; Etc.

(a)            The Collateral Agent shall credit all Eligible Investments Acquired by the Borrower in accordance with this Agreement and Cash to the relevant Transaction Account established and maintained pursuant to this Section 6.

(b)            Each time that the Borrower shall direct or cause the Acquisition of any Eligible Investment, the Borrower shall, if such Eligible Investment has not already been transferred to the relevant Transaction Account, cause such Eligible Investment to be so transferred. The security interest of the Collateral Agent in the funds or other property utilized in connection with such Acquisition shall, immediately and without further action on the part of the Collateral Agent, thereupon be released. The security interest of the Collateral Agent shall nevertheless come into existence and continue in such Eligible Investment so Acquired, including all rights of the Borrower in and to any contracts related to and proceeds of such Eligible Investment.

(c)            Without limiting the foregoing, the Borrower will use its commercially reasonable efforts to direct the Accounts Securities Intermediary to take such different or additional action as may be necessary in order to maintain the perfection or priority of the security interest in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC.

(d)            In addition to the steps specified in subclauses (b) and (c) above, the Borrower will use commercially reasonable efforts to take all actions necessary or advisable under the laws of the applicable jurisdiction of organization of the Borrower to protect the security interest of the Collateral Agent.

(e)            From time to time at the reasonable request of the Requisite Lenders, the Borrower agrees to execute and deliver to the Collateral Custodian new or refreshed Escrowed Assignment Agreement Documents as the Requisite Lenders may specify in such request.

6.7. Release of Collateral.

The Collateral Agent shall deposit any proceeds received from the disposition of a Pledged Obligation of the Borrower in the Collection Account.

6.8. Procedures Relating to the Establishment of Transaction Accounts Controlled by the Collateral Agent.

(a)            Notwithstanding any term in this Agreement to the contrary and notwithstanding the terms of Part 5 of Article 8 of the UCC, to the extent applicable, with respect to any Collateral delivered to the Collateral Agent, any custodian acting on its behalf, or the Bank acting as Accounts Securities Intermediary pursuant to the provisions of this Agreement, such Person shall be obligated to receive and hold until released pursuant to the terms of this Agreement and the Collateral Documents the items delivered or caused to be delivered to it by the Borrower, and to hold the same in its custody in accordance with the terms of this Agreement and the Collateral Documents but shall have no further obligation with respect to, or be obligated to take (or to determine whether there has been taken) any action in connection with the delivery of such Collateral. Without limiting the foregoing, in no instance shall the Collateral Agent, any such custodian or the Bank acting as Accounts Securities Intermediary be under any duty or obligation to examine the underlying credit agreement, loan agreement, participation agreement, indenture, trust agreement or similar instrument that may be applicable to such Collateral in order to determine (or otherwise to determine under applicable law) whether sufficient actions have been taken and documents delivered (including any requisite obligor or agent bank consents, notices or filings) in order to properly assign, transfer, or otherwise convey title to such Collateral.

In connection with the delivery of any Collateral, the Borrower shall send to the Collateral Agent a trade ticket or transmittal letter (in form and content mutually reasonably acceptable to them), which shall, at a minimum (in addition to other appropriate information with regard to such Collateral as may be required), (i) specify the Acquisition price for such Collateral, and (ii) identify such Collateral and its material amount, payment and interest rate terms. Each of the Collateral Agent, any custodian acting on its behalf and the Bank acting as Accounts Securities Intermediary shall be entitled to assume the genuineness, validity and enforceability of each such note, certificate, instrument and agreement delivered to it in connection with the delivery of such Collateral, and to assume that each is what it purports on its face to be, and to assume the genuineness and due authority of all signatures appearing thereon.

(b)            Nothing in this Section 6 shall impose upon the Accounts Securities Intermediary the duties, obligations or liabilities of the Collateral Agent; and nothing herein shall impose upon the Collateral Agent the duties, obligations or liabilities of the Accounts Securities Intermediary.

SECTION 7. APPLICATION OF MONIES

Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 7 and Section 12, on each Payment Date, the Collateral Agent shall disburse amounts from the Collection Account in accordance with the following priorities (collectively, the "Priority of Payments"):

(a)            Priority of Payments – Year One. Unless an Event of Default has occurred and is then continuing, on each Payment Date on or prior to [May 31], 2019, the Collateral Agent shall disburse amounts on deposit in the Collection Account (including amounts from the Primary Reserve Account and Secondary Reserve Account deposited therein) for application in accordance with the following priorities (the "Phase I Priority of Payments"):

(1)            to the payment of taxes of the Borrower, if any, and any governmental fee, including all filing, registration and annual return fees payable by it;

(2)           to the payment (in the order set forth in the definition of Administrative Expenses), of (a) first, accrued and unpaid fees and other Administrative Expenses to the Bank Parties under the Transaction Documents (including indemnity payments); (b) second, accrued and unpaid Administrative Expenses constituting fees of GS and its affiliates pursuant to the terms of the Transaction Documents and reimbursement of expenses (including indemnity payments) of GS and its affiliates pursuant to the terms of the Transaction Documents; and (c) third, accrued and unpaid Administrative Expenses not paid under clauses (a) or (b) above; provided that such payments pursuant to this clause (2) shall not exceed an amount equal on any Payment Date the Administrative Expense Cap for such Payment Date;

(3)            to the payment of accrued and unpaid interest and other Obligations due and payable on the Loans (in each case other than principal of the Loans);

(4)            to the Primary Reserve Account, until the amount on deposit therein is equal to the Primary Reserve Amount;

(5)            to the Secondary Reserve Account, until the amount on deposit therein is equal to Secondary Reserve Amount;

(6)            to pay interest on the Subordinated Notes in an amount equal to the Subordinated Note Interest Payment Amount for such Payment Date;

(7)           to pay principal of the Loans until the Loans are paid in full;

(8)            to pay principal of the Subordinated Notes until the Subordinated Notes are paid in full;

(9)            to the payment, in the order set forth in the definition of Administrative Expenses, of any accrued and unpaid Administrative Expenses of the Borrower (including, for the avoidance of doubt, indemnities and amounts payable by the Borrower to the Bank Parties) to the extent not paid pursuant to clause (2) above; and

(10)            the balance of Collections to the Borrower for distribution to the Equity Holders as a dividend payment thereon or as a final distribution in redemption thereof.

(b)            Priority of Payments – After Year One. Unless an Event of Default has occurred and is then continuing, on each Payment Date after [May 31], 2019, the Collateral Agent shall disburse amounts on deposit in the Collection Account (including amounts from the Primary Reserve Account and Secondary Reserve Account deposited therein) for application in accordance with the following priorities (the "Phase II Priority of Payments"):

(1)            to the payment of taxes of the Borrower, if any, and any governmental fee, including all filing, registration and annual return fees payable by it;

(2)            to the payment (in the order set forth in the definition of Administrative Expenses), of (a) first, accrued and unpaid fees and other Administrative Expenses to the Bank Parties under the Transaction Documents (including indemnity payments); (b) second, accrued and unpaid Administrative Expenses constituting fees of GS and its affiliates pursuant to the terms of the Transaction Documents and reimbursement of expenses (including indemnity payments) of GS and its affiliates pursuant to the terms of the Transaction Documents; and (c) third, accrued and unpaid Administrative Expenses not paid under clauses (a) or (b) above; provided that such payments pursuant to this clause (2) shall not exceed an amount equal on any Payment Date the Administrative Expense Cap for such Payment Date;

(3)           to the payment of accrued and unpaid interest and other Obligations due and payable on the Loans (in each case other than principal of the Loans);

(4)           to pay interest on the Subordinated Notes in an amount equal to the Subordinated Note Interest Payment Amount for such Payment Date;

(5)           to pay principal of the Loans until the Funding Ratio is equal to the Target Ratio (or, if a Credit Event has occurred, or such payment date is the Maturity Date, or the Collateral Obligation is paid in full, or a Mandatory Prepayment Event has occurred, to pay principal of the Loans until paid in full);

(6)           to the Primary Reserve Account, until the amount on deposit therein is equal to the Primary Reserve Amount;

(7)           if such Payment Date is the Subordinated Note Mandatory Prepayment Date, to the payment of principal of the Subordinated Note until the Subordinated Note is paid in full;

(8)           if a Collateral Deficit exists, to the Margin Account until such Collateral Deficit has been cured;

(9)           to the Secondary Reserve Account, until the amount on deposit therein is equal to Secondary Reserve Amount;

(10)         to the payment, in the order set forth in the definition of Administrative Expenses, of any accrued and unpaid Administrative Expenses of the Borrower (including, for the avoidance of doubt, indemnities and amounts payable by the Borrower to the Bank Parties) to the extent not paid pursuant to clause (2) above; and

(11)         to the Borrower for distribution to the Equity Holders as a dividend payment thereon or as a distribution in redemption thereof (or, at the Borrower's option, to prepay the Loans or the Subordinated Notes).

(c)            Enforcement Priority of Payments. If an Event of Default has occurred and is continuing, all Collections, all amounts on deposit in the Primary Reserve Account, the Secondary Reserve Account and the Margin Account and any other available funds in the Transaction Accounts will be distributed in the following order of priority (the "Enforcement Priority of Payments"):

(1)            to the payment of taxes of the Borrower, if any, and any governmental fee, including all filing, registration and annual return fees payable by it;

(2)            to the payment (in the order set forth in the definition of Administrative Expenses), of (a) first, accrued and unpaid Administrative Expenses to the Bank Parties under the Transaction Documents (including indemnity payments, but excluding Excluded Payments) and (b) second, accrued and unpaid Administrative Expenses not paid under clause (a) above; provided that such payments pursuant to this clause (2)(b) shall not exceed the amount on deposit in the Secondary Reserve Account immediately prior to the application thereof under the Enforcement Priority of Payments;

(3)           to the payment (a) first, of accrued and unpaid interest and other amounts due and payable on the Loans (in each case other than principal of the Loans), (b) second, of principal of the Loans, until the Loans have been repaid in full, and (c) third, to the payment of any other Obligations then outstanding;

(4)           to the payment, in the order set forth in the definition of Administrative Expenses, of any accrued and unpaid Administrative Expenses of the Borrower (including, for the avoidance of doubt, indemnities and amounts payable by the Borrower to the Bank Parties) to the extent not paid pursuant to clause (2) above; and

(5)            to pay accrued and unpaid interest on the Subordinated Notes;

(6)            to pay principal of the Subordinated Notes until the Subordinated Notes are paid in full; and

(7)            the balance of such funds, if any, to the Borrower for distribution to the Equity Holders as a final distribution in redemption thereof.

(d)            Other Provisions. Without limiting the foregoing:

(1)           If on any Payment Date the amount available in the Collection Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required under the Priority of Payments on such Payment Date, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under the Priority of Payments, subject to Section 12 of this Agreement, to the extent funds are available therefor and such failure to pay shall not be an Event of Default unless specifically set forth herein.

(2)            Notwithstanding anything to the contrary contained herein, amounts on deposit in the Secondary Reserve Account may be applied to the payment of Administrative Expenses of the Borrower on days other than Payment Dates.

SECTION 8. PURCHASES AND SALES OF COLLATERAL; AMENDMENTS

8.1. Purchases and of Collateral Obligation.

(a)            Purchases. Neither the Borrower nor any entity on its behalf may Acquire (or direct the Collateral Agent, on behalf of the Borrower, to Acquire) at any time, or Commit to Acquire, any asset (except in each case to the extent expressly provided for herein).

(b)            Sales. Neither the Borrower nor any entity on its behalf may Dispose (or direct the Collateral Agent, on behalf of the Borrower, to Dispose) of the Collateral Obligation or any other asset unless the Administrative Agent has consented to such Disposition (in its sole and absolute discretion).

(c)            Collateral Acquisition and Disposition Terms. Any transaction involving the Acquisition or sale of Collateral effected under this Agreement shall be conducted on terms no less favorable to the Borrower than terms prevailing in the market (as determined by the Borrower in its business judgment, such judgment not to be called into questions by the occurrence of subsequent events). All sales of the Collateral Obligation or any portion thereof pursuant to this Section 8.1 shall be for Cash on a non-recourse basis to the Borrower.

8.2. Amendments to Underlying Instruments.

(a)            In the performance of its obligations hereunder, the Borrower may enter into Amendments from time to time with respect to the Collateral Obligation; provided that:

(1)           the Borrower shall have delivered to the Administrative Agent a summary of each such Amendment, along with a description of the rationale of such request and the then-most recent available draft documentation in connection therewith (each, a "Draft Amendment Package") and requested confirmation that the Administrative Agent (in its sole and absolute discretion) has determined that such Amendment will not be materially adverse to the value of the Collateral Obligation (each, an "Amendment Consent Request");

(2)            the Borrower shall have delivered all Material Amendment Information to the Administrative Agent promptly following the receipt by the Borrower; and

(3)           the Administrative Agent has expressly consented to such Amendment in writing (based upon such Draft Amendment Package delivered to it under clause (1) above and the Material Amendment Information delivered to it under clause (2) above) in its sole and absolute discretion.

(b)            The Borrower shall deliver executed copies of all Amendments to the Administrative Agent within 10 Business Days of execution thereof (or such later date as may be agreed by the Administrative Agent), which executed documentation shall be consistent in all material respects with the documentation delivered to the Administrative Agent under clause (a) above at or prior to the time the Administrative Agent consented to such Amendment (to the extent such consent was required under clause (a)(3) above), unless otherwise consented to by Administrative Agent in its sole and absolute discretion.

(c)            Notwithstanding the foregoing provisions in this Section 8.2, the Borrower may extend the delivery dates for underlying deliverables (i.e. financial statements, officer certificates and similar documentary items) under the Underlying Instruments, in each case up to a maximum of 15 days, without the consent of the Administrative Agent.

SECTION 9. EVENTS OF DEFAULT

If any one or more of the following conditions or events shall occur (each, an "Event of Default"):

(a)           Failure to Make Payments When Due. Failure by the Borrower to pay:

(1)           any principal of any Loan at the Maturity Date; or

(2)           any amount payable in connection with a Mandatory Prepayment pursuant to Section 2.8(b) during the related Mandatory Prepayment Period; or

(3)           when due any installment of principal of any Loan (in each case, whether by notice of voluntary prepayment or otherwise, but excluding payments referred to in clauses (1) and (2) above or prepayments for which notice of such prepayment was conditional or notice of such prepayment was revoked by the Borrower) within two Business Days after the notice of prepayment was submitted; or

(4)           any interest on any Loan or any fee or any other amount due hereunder (other than payment of amounts under the Margining Agreement) within five Business Days after the date due; or

(5)           the failure on any Payment Date to disburse amounts available in the Collection Account in excess of U.S.$1,000 in accordance with the Priority of Payments and continuation of such failure for two Business Days; or

(b)           Breach of Certain Covenants. Failure of any Credit Party:

(1)           to perform any of its obligations under the Margining Agreement within the applicable time period set forth therein; or

(2)           to perform or comply with any term or condition contained in Section 2.3, Section 5.3, Section 5.7, Section 5.8, Section 5.9, Section 5.10, Section 5.12 or Section 8; or

(c)           Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by or on behalf of any Credit Party in any Transaction Document or in any statement or certificate at any time given by or on behalf of any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect when taken as a whole as of the date made or deemed made and such failure shall not have been remedied or waived within 10 days after the earlier of (1) an Authorized Officer of such Credit Party obtaining knowledge of such default or (2) receipt by the Borrower of notice from the Administrative Agent or any Lender of such failure; or

(d)           Other Defaults Under Transaction Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Transaction Documents, other than any such term referred to in any other paragraph of this Section 9, and such default shall not have been remedied or waived within 10 days after the earlier of (1) an Authorized Officer of such Credit Party obtaining knowledge of such default or (2) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; or

(e)           Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (2) an involuntary case shall be commenced against any Credit Party under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and any such event described in this clause (e) shall continue for 10 days without having been dismissed, bonded or discharged; or

(f)           Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) Any Credit Party shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party shall make any assignment for the benefit of creditors; or (2) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in clause (e) above; or

(g)           Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of 15 days; or

(h)           Collateral Documents, Etc. At any time after the execution and delivery thereof, (1) any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent or any other Secured Party to take any action within its control; or (2) any Credit Party shall contest the validity or enforceability of any Transaction Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Transaction Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or

(i)           Investment Company. Any Credit Party or the portfolio of Collateral becomes an "Investment Company" required to be registered under the Investment Company Act and such status continues unremedied for 45 days; or the execution, delivery or performance of or consummation of the transactions contemplated under the Transaction Documents constitutes a violation in any material respect of the provisions of the Investment Company Act; or

(j)           ERISA. Any Credit Party establishes any Employee Benefit Plan or Multiemployer Plan; or an ERISA Event occurs that could reasonably be expected to result in material liability of any Credit Party; or

(k)           Margin Provisions; Etc. Borrower Parent 1 for any reason fails to remit to the Margin Account all amounts available to it in its deposit accounts and securities accounts (in excess of U.S.$5,000,000, but not exceeding the related Deficient Amount) within one Business Day of its delivery to the Calculation Agent of the certificate referred to in clause (a)(4)(x) in the definition of "Margin Funding Notice Deadline" in the Margining Agreement; or Borrower Parent 1 for any reason fails to remit to the Margin Account all amounts available to it in its deposit accounts and securities accounts (in excess of U.S.$5,000,000, but not exceeding the related Deficient Amount) within one Business Day (or such longer period as the Administrative Agent otherwise agrees in its sole and absolute discretion) of its delivery to the Calculation Agent of the certificate referred to in clause (b)(2)(x) of the definition of "Margin Funding Notice Deadline" in the Margining Agreement; or

(l)           Unapproved Amendment Event. An Unapproved Amendment Event occurs; or

(m)            Extraordinary Event. An Extraordinary Event shall occur; or

(n)           Change in Control. Failure of the Equity Holders at any time to hold, directly, 100% of the issued and outstanding equity interests of the Borrower; or failure of Borrower Parent 1 at any time to hold and control, directly, at least of a majority of the issued and outstanding equity interests of the Borrower.

(o)           Capital Call Facility. Any event of default (howsoever defined) occurs and is continuing under the Capital Call Facility or any replacement thereto.

THEN, (1) upon the occurrence of any Event of Default described in Section 9(e) or 9(f), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders, upon notice to the Borrower by the Administrative Agent (A) the Commitments, if any, of each Lender shall immediately terminate and (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party:

(A)           the unpaid principal amount of and accrued interest on the Loans, and

(B)           all other Obligations,

and the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to and subject to the terms and limitations of the Collateral Documents.

SECTION 10. THE AGENTS

10.1. Appointment of Agents.

(a)            Goldman Sachs is hereby appointed the Administrative Agent hereunder and under the other Transaction Documents and each Lender hereby authorizes Goldman Sachs to act as the Administrative Agent in accordance with the terms hereof and the other Transaction Documents.

(b)            U.S. Bank National Association is hereby appointed the Collateral Agent hereunder and under the other Transaction Documents to which the Collateral Agent is a party, and each Lender hereby authorizes it to act as Collateral Agent in accordance with the terms hereof and thereof.

(c)            Each Agent hereby agrees to act in its capacity as such upon the express provisions contained herein and the other Transaction Documents to which it is a party, as applicable. The provisions of this Section 10 are solely for the benefit of Agents and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions of this Section 10. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Transaction Document or otherwise exist against any Agent. It is understood and agreed that the use of the term "agent" herein or in any Transaction Documents (or any other similar term) with reference to the Administrative Agent, the Collateral Agent or the Accounts Securities Intermediary is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The permissive authorizations, entitlements, powers and rights granted to the Agents in the Transaction Documents shall not be construed as duties.

10.2. Powers and Duties.

Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Transaction Documents to which it is a party as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Transaction Documents to which it is a party, and each Agent shall not be liable except for the performance of such duties and responsibilities as are express specified herein and therein. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees, and no Agent shall be responsible for any misconduct or gross negligence on the part of any such agent or employee appointed by it with due care. No Agent shall have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Transaction Documents except as expressly set forth herein or therein.

The Agents shall not be liable for any action taken or not taken by them (1) at the direction of the Borrower as provided in this Agreement or the other Transaction Documents, (2) with the consent of or at the request or direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such request or direction hereunder), or, solely with respect to the Collateral Agent or the Collateral Custodian with the consent of or at the direction of the Administrative Agent or (3) in the absence of their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final non-appealable judgment.

The Lenders hereby direct each of the Agents, as applicable, to execute and deliver the Transaction Documents to which they are a party, respectively, on or prior to the Initial Credit Date and to execute and deliver additional Transaction Documents from time to time (upon written direction by the Requisite Lenders). It is hereby expressly acknowledged and agreed that, in taking any of the foregoing actions, the Agents are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Transaction Documents, the Agents each shall have all of the rights, immunities, indemnities and other protections granted to them under this Agreement (in addition to those that may be granted to them under the terms of such other agreement or agreements).

10.3. General Immunity.

(a)            No Agent shall be responsible to any Person for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Transaction Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Transaction Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b)            No Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or omitted by any Agent under or in connection with any of the Transaction Documents except to the extent caused by such Agent's gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Transaction Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required to give such instructions hereunder) or, solely with respect to the Collateral Agent or the Collateral Custodian instructions in respect thereof from the Administrative Agent and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be) or the Administrative Agent, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law. Without prejudice to the generality of the foregoing, (1) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any resolution, officer's certificate, opinion of counsel, certificate of auditors or any other certificate, statement, communication, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for such Agent or any Credit Party), accountants, experts and other professional advisors selected by it; and (2) no Lender or any other person shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Transaction Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions hereunder) or the Administrative Agent. For all purposes herein and the Transaction Documents, the Collateral Agent may accept and act upon instructions and consents provided by the Administrative Agent as if such instructions and consents were provided by the Requisite Lenders directly.

(c)            Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Transaction Document by or through any one or more sub-agents appointed by such Agent, provided that the Administrative Agent may do so only with the consent of the Borrower (not to be unreasonably withheld). Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates (each also a "sub-agent"). The exculpatory, indemnification and other provisions of this Section 10 shall apply to any Affiliates, receivers, delegates or sub-agents of the Agents and shall apply any other activities as the Agents. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 10 shall apply to any such sub-agent, receiver or delegate and to the Affiliates of any such sub-agent, receiver or delegate, and shall apply to their respective activities as sub-agent, receiver or delegate as if such sub-agent, receiver or delegate and its respective Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Agents and each receiver and delegate, (1) such sub-agent, receiver or delegate shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (2) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, receiver or delegate, and (3) such sub-agent, receiver or delegate shall only have obligations to the respective Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent, receiver or delegate. The Agents shall not be responsible for the conduct of such sub-agents, receivers, delegates or attorneys appointed by them with due care.

(d)            No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such circumstance or event is given to an Authorized Officer of such Agent by the Borrower or a Lender and states that it is a notice of such circumstance or event. In the absence of receipt of such notice, each Agent may conclusively assume that there is no Default or Event of Default. Upon receipt of any such notice, the relevant Agent shall have no duty or obligation in connection therewith unless and until directed by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such direction hereunder) or, with respect to directions to the Collateral Agent, the Administrative Agent. No Agent shall have any duty to take any action to determine whether any such circumstance or event has occurred. Except as expressly provided herein, delivery of reports, documents and other information to any Agent is for informational purposes only and such Agent's receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein or any other related document. Except with respect to written notices of Defaults and Events of Default of which an Authorized Officer of the applicable Agent has actual knowledge, information contained in notices, reports or other documents delivered to such Agent and other publicly available information shall not constitute actual or constructive knowledge. In the absence of receipt of such notice or knowledge, the applicable Agent may conclusively assume that there is no Default or Event of Default. Knowledge of notices or other documents delivered to any Agent in any capacity shall not constitute knowledge of or delivery to (1) such Agent in any other capacity under the Transaction Documents or to any Affiliate or other division of such Agent or (2) any other Agent.

(e)            The powers conferred on the Collateral Agent under the Transaction Documents are solely to protect the Secured Parties' interests in the Collateral, shall not impose any duty upon the Collateral Agent to exercise any such powers and are subject to the provisions of this Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act, except for gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall not have any responsibility for taking any necessary steps to protect, preserve or exercise rights against any Person with respect to any of the Collateral (except to the extent expressly required in this Agreement and the other Transaction Documents to which it is a party) and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower in accordance with the terms and conditions set forth herein and in the other Transaction Documents.

(f)            Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, no Agent shall have any obligation to take any discretionary action under this Agreement or any Transaction Document and before taking or omitting any action to be taken or omitted by an Agent under the terms of this Agreement and the other Transaction Documents, such Agent may seek the written direction of the Requisite Lenders or, solely with respect to direction to a Bank Party, the Administrative Agent (which written direction may be in the form of an e-mail), and such Agent shall be entitled to rely (and shall be fully protected in so relying) upon such direction. The Agents shall not be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. In absence of such direction with respect to any action or inaction, such Agent shall be entitled to refrain from such action unless and until such Agent shall have received such direction, and such Agent shall not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Transaction Documents regarding which Lender shall direct in any circumstance, the direction of the Requisite Lenders shall apply and be sufficient for all purposes. Any provision of this Agreement or the other Transaction Documents authorizing any Agent to take any action shall not obligate such Agent to take such action.

(g)            No Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent herein or pursuant to the Transaction Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall any Agent be responsible or liable for any failure to monitor or maintain any portion of the Collateral or to protect against any diminution in value of the Collateral.

(h)            No Agent shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower, any Affiliate thereof or any other Person. Without limiting the generality of the foregoing, in no event shall any Agent have any responsibility or liability with respect to any instrument, certificate or report furnished pursuant to the Transaction Documents, or with respect to any calculations not expressly to be determined by such Agent.

(i)            No Agent shall ever be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers under this Agreement or under the other Transaction Documents (and, without limiting the foregoing, no Agent, in its capacity as such, shall have any obligation to grant any credit extension or to make any advance hereunder). In no event shall any Agent be liable, directly or indirectly, for any special, punitive, indirect or consequential damages (including lost profits), even if such Agent has been advised of the possibility of such damages and regardless of the form of action. No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

(j)            Each Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive written direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such advice or concurrence hereunder or thereunder) or, solely with respect to a Bank Party, the Administrative Agent (and shall not be liable for any loss or expense that arises as a result of its failure to act while awaiting such advice or concurrence) and, if it so requests, it shall first be indemnified to its satisfaction by the Requisite Lenders (or such other Lenders) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting to take any such action.

(k)            Each Agent shall be entitled to consult with and rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken or omitted by such Agent in good faith thereon.

(l)            In connection with the delivery of any information to any Agent by the Borrower or any other Person to be used by such Agent in connection with the preparation or distribution of calculations or reports or the performance or other duties under the Transaction Documents, such Agent is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of such information.

(m)            If any Agent shall require any information to perform its duties under the Transaction Documents, the Borrower shall provide such information to such Agent promptly upon request, in each case so long as such information is within the possession of the Borrower and is able to be delivered without breaching any obligations of confidentiality or other contractual or similar restrictions.

(n)            At any time and from time to time, the Collateral Agent may request information from the Administrative Agent as to the identity of the Requisite Lenders or any other Lender, and the Administrative Agent will endeavor to provide such information reasonably promptly. The Collateral Agent shall be entitled to fully rely on such information from the Administrative Agent and the Collateral Agent shall have no duty, obligation or liability with respect to the identity or amount of Loans held by any Lender or the calculation of the Requisite Lenders. Without limiting the foregoing, the Collateral Agent shall be entitled to request and receive from the Administrative Agent all necessary information in respect of each Lender for purposes of making distributions to such Lender hereunder. The Collateral Agent shall have no liability for any failure or delay in taking any action hereunder as a result of a failure or delay on the part of the Administrative Agent (or the related Lender) to provide such information to the Collateral Agent.

(o)            Each Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such Agent and conforming to the requirements of this Agreement.

(p)            No Agent shall be liable for an error of judgment made in good faith unless it shall be finally proved that the Agent was negligent in ascertaining the pertinent facts.

(q)            No Agent shall have any duty (1) to see to any recording, filing, or depositing of this Agreement or any Transaction Documents referred to herein or any Financing Statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (2) to see to any insurance or (3) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied in connection with this Agreement (except as set forth in Section 2.13).

(r)            No Agent nor any of its officers or employees shall be required to ascertain whether any borrowing hereunder (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Borrower is a party (whether or not the Agent is also a party to such other agreement).

(s)            No Agent shall be required to give any bond or surety in respect of the execution of this Agreement.

(t)            No Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, any Person's compliance with the covenants described herein or with respect to any reports or other documents filed under this Agreement or any other related document.

(u)            No Agent shall be under any obligation to exercise any of the rights vested in it by this Agreement or to enforce any remedy or realize upon any of the Collateral unless (1) it has been directed to take such action by the Administrative Agent or the Requisite Lenders, and (2) it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction. No Agent shall be held liable for any action or inaction taken in accordance with the directions of the Administrative Agent or the Requisite Lenders.

(v)            No Agent shall have any obligation to determine: (i) if the Collateral Obligation meets the criteria or eligibility restrictions imposed by this Agreement or other Transaction Document or (ii) whether the conditions specified in the definition of "Delivered" under the Pledge and Security Agreement have been complied with.

(w)            In making or disposing of any investment permitted by this Agreement, the Collateral Agent is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Collateral Agent or for any third person or dealing as principal for its own account. If otherwise qualified an Eligible Investment, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder.

10.4. Agents Entitled to Act as Lender.

The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans (if any), each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include any such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any of their respective Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

10.5. Lenders' Representations, Warranties and Acknowledgment.

(a)            Each Lender represents and warrants that it has made its own independent investigation, without reliance upon any Agent or any other Person, of the financial condition and affairs of the Credit Parties in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any investigation or appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)            Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loans on the Initial Credit Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Document and each other document required to be approved by the Requisite Lenders or Lenders or delivered to any Agent, as applicable, on the Initial Credit Date.

10.6. Right to Indemnity.

Each Lender, in proportion to its Pro Rata Share (or, if no Loans or Commitments are outstanding, the Pro Rata Share most recently in effect), severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Transaction Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement, the other Transaction Documents or the use of proceeds thereof; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that (1) in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and (2) this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. The foregoing shall survive the termination of this Agreement and the resignation or removal of an Agent.

10.7. Successor Administrative Agent and Collateral Agent.

(a)            The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Agents, the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Agents, the Borrower and the Administrative Agent and signed by the Requisite Lenders. The Requisite Lenders shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to (unless an Event of Default has occurred and is continuing) the consent of the Borrower, and the Administrative Agent's resignation shall become effective, and the Administrative Agent shall be discharged from its obligations and duties hereunder, on the earliest of (1) 30 days after delivery of the notice of resignation or removal (regardless of whether a successor has been appointed or not), (2) the acceptance of appointment by such successor Administrative Agent by the Requisite Lenders or (3) such other date, if any, agreed to by the Requisite Lenders. If the Requisite Lenders shall not have appointed a successor Administrative Agent with the consent of the Borrower (if so required) by the end of the period specified above, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent and the resigning or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Transaction Documents. After any resigning or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder.

(b)            The Collateral Agent may resign at any time by giving prior written notice thereof to the Lenders, the Administrative Agent and the Borrower, and the Collateral Agent may be removed at any time upon at least 30 days' notice with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Collateral Agent signed by the Requisite Lenders. The Requisite Lenders shall have the right to appoint a financial institution as a successor Collateral Agent hereunder, subject to (unless an Event of Default has occurred and is continuing) the reasonable satisfaction of the Borrower, and the Collateral Agent’s resignation shall become effective, and the Collateral Agent shall be discharged from its obligations and duties hereunder, on the earliest of (1) 30 days after delivery of the notice of resignation or removal (regardless of whether a successor been appointed or not), (2) the acceptance of appointment by such successor Collateral Agent (which shall be no earlier than 30 days after delivery of such notice of resignation or removal unless agreed to by the Requisite Lenders and the Collateral Agent) or (3) such other date, if any, agreed to by the Requisite Lenders and the Collateral Agent. Until a successor Collateral Agent is appointed, any Collateral or other property held by the Collateral Agent on behalf of the Secured Parties under any of the Transaction Documents shall continue to be held by the resigning or removed Collateral Agent as bailee until such time as a successor Collateral Agent is appointed (all costs and expenses incurred by such resigning or removed Collateral Agent for holding such Collateral shall be paid by the Borrower). The Collateral Agent shall have the right, at the cost and expense of the Borrower, to petition a court of competent jurisdiction regarding the delivery of any Collateral or other property it holds as bailee. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent under this Agreement and the Transaction Documents, and the resigning or removed Collateral Agent shall promptly (x) transfer to such successor Collateral Agent all Collateral or other property held hereunder or under the Transaction Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Transaction Documents, and (y) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to Financing Statements, and take such other actions, as may be requested by the Requisite Lenders (and at the cost and expense of the Borrower) in connection with the assignment to such successor Collateral Agent of the security interests created under the Transaction Documents. After any resigning or removed Collateral Agent resignation or removal hereunder as such Collateral Agent, the provisions of this Agreement and the Transaction Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Transaction Documents while it was such Collateral Agent hereunder.

(c)            Any Person into which any Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any Person succeeding to the corporate trust services business of such Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto.

10.8. Collateral Documents.

(a)            Agents under Collateral Documents. Each Secured Party hereby further authorizes the Collateral Agent on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Collateral and the Collateral Documents. Subject to Section 11.5, without further written consent or authorization from any Secured Party, the Administrative Agent and/or the Collateral Agent (at the direction of the Administrative Agent) is authorized to and shall execute any documents or instruments requested by either (1) the Borrower (and at the cost and expense of the Borrower) in connection with an Acquisition or Disposition of assets permitted by this Agreement and the release of any Lien encumbering any item of Collateral that is the subject of such Disposition or (2) or otherwise consented to by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such request or direction hereunder) in connection with any other Disposition of assets in accordance with this Agreement; provided that, in the case of clause (1), the Borrower shall deliver a certificate signed by an Authorized Officer of the Borrower to the Administrative Agent and the Collateral Agent stating that such Acquisition or Disposition of assets is permitted by this Agreement and the Transaction Documents and that the release of the Lien on such Collateral is authorized by the Transaction Documents (which certificate shall be deemed to have been provided upon the delivery by the Borrower of a Borrower Order in respect of such Acquisition or Disposition), and in the case of clause (2), the Borrower shall deliver a certificate signed by an Authorized Officer of the Borrower to the Administrative Agent and the Collateral Agent stating that such consent of the Requisite Lenders has been received. The Collateral Agent shall have no obligation to review or verify whether the Borrower has obtained and delivered the other Custody Documents required for purchase of the Collateral Obligation hereunder.

(b)            Right to Realize on Collateral. Notwithstanding anything contained in the Transaction Documents to the contrary, the Credit Parties, the Agents and each other Secured Party hereby agree that (1) no Secured Party (other than the Collateral Agent) shall have any right to realize upon any of the Collateral, it being understood and agreed that all such powers, rights and remedies hereunder and under any of the Transaction Documents may be exercised solely by the Collateral Agent (at the written direction of the Requisite Lenders) for the benefit of the Secured Parties in accordance with the terms hereof and thereof, and (2) in the event of a foreclosure or similar enforcement action by the Collateral Agent (at the written direction of the Requisite Lenders) on any of the Collateral pursuant to a public or private sale or other Disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or under any analogous provisions of any other Debtor Relief Law), the Collateral Agent (or any Lender, except with respect to a "credit bid" pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or such other Debtor Relief Law) may be the purchaser or licensor of any or all of such Collateral at any such Disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such Disposition.

(c)            Release of Collateral, Termination of Transaction Documents; Etc. Notwithstanding anything to the contrary contained herein or any other Transaction Document, when all Obligations (other than contingent Obligations for which no claim has been asserted) have been paid in full and all Commitments have terminated or expired (as evidenced by an executed payoff letter and confirmation from the Administrative Agent of the receipt of such payoff amounts), the security interest created hereunder and under the other Collateral Documents and all guarantee obligations under the Transaction Documents shall automatically terminate and the Collateral Agent shall (at the sole cost and expense of the Borrower) take such actions as shall be requested in writing by the Borrower to effect such release of its security interest in all Collateral and to release all guarantee obligations provided for in any Transaction Document. The Borrower shall prepare any such documentation at its expense and shall be responsible for the costs and expenses of the Collateral Agent (including legal fees and expenses) in connection with any release under this clause (c). Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

10.9. Withholding Taxes.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without duplication of the provisions of Section 2.13(g), if the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

10.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)           to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that complies with such rule's disclosure requirements for entities representing more than one creditor;

(b)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Transaction Documents allowed in such judicial proceeding); and

(c)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Agents under the Transaction Documents. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Agents, their agents and counsel, and any other amounts due to the Agents under the Transaction Documents out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11. MISCELLANEOUS

11.1. Notices.

(a)            Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, the Collateral Agent, the Collateral Custodian or the Administrative Agent, shall be sent to such Person's address as set forth on Appendix B or, in each case, in the other relevant Transaction Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in Section 3.2(b) or paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that (1) no notice to any Agent shall be effective until received by such Agent; (2) any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 11.3(c) as designated by the Administrative Agent from time to time; and (3) any such notice or other communication to the Administrative Agent, Collateral Agent or Collateral Custodian may be made via SWIFT (to the extent, under this clause (3), that such notice or communication is reasonably able to be sent in such manner).

(b)            Electronic Communications.

(1)           Notices and other communications to any Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Agent or any Lender pursuant to Section 2 if such Person has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

(2)            Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(3)            The Platform and any Approved Electronic Communications are provided "as is" and "as available". None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the "Agent Affiliates") warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to the Borrower or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower's, any Credit Party's or the Administrative Agent's transmission of communications through the Platform.

(4)            Each Credit Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent's customary document retention procedures and policies.

(5)            Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

11.2. Expenses.

Whether or not the Credit Extension is made hereunder, the Borrower agrees to pay promptly (a) all the actual, reasonable and documented out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable and documented out-of-pocket costs of furnishing all opinions by counsel for the Borrower and the other Credit Parties that are required to be delivered to the Administrative Agent or the other Agents pursuant to the terms of any Transaction Document; (c) the reasonable and documented out-of-pocket fees, expenses and disbursements of one outside counsel to each Agent in each relevant jurisdiction (in each case not including allocated costs of internal counsel, but including special New York counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (d) all the actual reasonable and documented out-of-pocket costs and expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documented fees, expenses and disbursements of one outside counsel in each relevant jurisdiction to each Agent and of counsel providing any opinions that any Agent or the Requisite Lenders may request pursuant to the terms of any Transaction Document in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual reasonable and documented out-of-pocket costs and fees, out-of-pocket expenses and disbursements of any auditors, accountants, consultants or appraisers that (unless an Event of Default has occurred and is continuing) are approved by the Borrower; (f) all the actual reasonable and documented out-of-pocket expenses (including the reasonable fees, out-of-pocket expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel (not including allocated costs of internal counsel)) that, so long as no Event of Default in continuing, are approved by the Borrower, in connection with the custody or preservation of any of the Collateral; (g) all other actual, reasonable and out-of-pocket costs and expenses incurred by each Agent in connection with the transactions contemplated by the Transaction Documents and any consents, amendments, waivers or other modifications thereto and (h) after the occurrence of a Default or an Event of Default, all reasonable and documented out-of-pocket costs and expenses, including attorneys' fees (not including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Transaction Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work out" or pursuant to any insolvency or bankruptcy cases or proceedings. This Section 11.2 shall survive the termination of this Agreement and the resignation or removal of the Agents.

11.3. Indemnity.

(a)           In addition to the payment of expenses pursuant to Section 11.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an "Indemnitee"), from and against any and all Indemnified Liabilities pursuant to the Priority of Payments. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them pursuant to the Priority of Payments. This Section 11.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar amounts arising from any non-Tax claim.

(b)           To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against each Lender and each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or any Loan, or the use of the proceeds thereof. None of any Lender or any Agent or any of their respective Affiliates, directors, employees, attorneys, agents or sub-agents shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(c)           The Borrower also agrees that no Lender or Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to the Borrower or any person asserting claims on behalf of or in right of the Borrower or any other person in connection with or as a result of this Agreement or any Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Lender or Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided that in no event will such Lender or Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender's or Agent's, or their respective Affiliates', directors', employees', attorneys', agents' or sub-agents' activities related to this Agreement, any Transaction Document, or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

(d)           This Section 11.3 shall survive the termination of the Agreement and the resignation or removal of the Agents.

11.4. Set-Off.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including accounts) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the Transaction Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Transaction Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. The rights of each Lender and their respective Affiliates under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.

11.5. Amendments and Waivers.

(a)           Requisite Lenders' Consent. Subject to the additional requirements of Sections 11.5(b) and 11.5(c) and the proviso below, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and the Borrower; provided that (i) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Transaction Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days' prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment and (ii) the Administrative Agent may, in its sole and absolute discretion, consent to any action or omission as set forth in this Agreement and may grant waivers, concessions and other indulgences in accordance with the terms of this Agreement.

(b)           Unanimous Lenders' Consent. Without the written consent of each Lender, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(1)           extend the scheduled final maturity of any Loan or Note;

(2)           waive, reduce or postpone any scheduled repayment (but not prepayment);

(3)           reduce the rate of interest on any Loan payable hereunder;

(4)           extend the time for payment of any such interest, fees or other amount owing hereunder;

(5)           reduce the principal amount of any Loan;

(6)           amend, modify, terminate or waive any provision of this Section 11.5(b), Section 11.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(7)           amend the definition of "Requisite Lenders" or "Pro Rata Share";

(8)           release all or substantially all of the Collateral except as expressly provided in the Transaction Documents and except in connection with a "credit bid" undertaken by the Collateral Agent at the direction of the Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other analogous Debtor Relief Law or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Transaction Documents (in which case only the consent of the Requisite Lenders will be needed for such release);

(9)           change the currency in which any Loan or other Obligation is denominated; or

(10)           consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Transaction Document.

(c)           Other Consents. Except as set forth in clause (a) above, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of this Agreement as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent, as applicable.

(d)           Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

(e)           Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

11.6. Successors and Assigns; Participations.

(a)            Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither the Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrower without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Register. The Borrower, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 11.6(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the related "Assignment Effective Date". Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. For the avoidance of doubt, this Section 11.6(b), together with Section 2.4(b), shall be construed so that all Commitments and Loans are at all times maintained in "registered form" within the meaning of Section 163(f), 871(h)(2), and 881(c)(2) of the Internal Revenue Code and any related Treasury regulations (or any other relevant or successor provisions of the Internal Revenue Code or of such Treasury regulations).

(c)           Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments) to any Eligible Assignee upon the receipt of consent of the Administrative Agent (each such consent not to be unreasonably withheld or delayed); provided that:

(1)           each such assignment pursuant to this Section 11.6(c) shall be in an aggregate amount of not less than the lesser of (I) U.S.$2,500,000, (II) such lesser amount as agreed to by the Borrower and Administrative Agent or (III) the aggregate amount of the Loans and any related Commitments of the assigning Lender; and

(2)           no consent of the Administrative Agent shall be required for any assignment by Goldman Sachs (x) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement) or (y) to any affiliate of Goldman Sachs.

(d)            Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to any tax matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.13(c), together with payment to the Administrative Agent of a registration and processing fee of U.S.$3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Goldman Sachs or any Affiliate thereof or (z) in the case of an assignee that is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender).

(e)            Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Initial Credit Date or as of the Assignment Effective Date that (1) it is an Eligible Assignee (or, if not an Eligible Assignee, the assignment to it is permitted under this Section 11.6); (2) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (3) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 11.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (4) it will not provide any information obtained by it in its capacity as a Lender to the Sponsor or any Affiliate of the Sponsor.

(f)           Effect of Assignment. Subject to the terms and conditions of this Section 11.6, as of the Assignment Effective Date (1) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 11.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided that, anything contained in any of the Transaction Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (3) the Commitments shall be modified to reflect any Commitment of such assignee; and (4) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

(g)           Participations.

(1)           Each Lender shall have the right at any time to sell one or more participations to any Person (other than a Credit Party, the Sponsor, any Sponsor Affiliate or any Natural Person) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 11.6(g) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant and the principal amounts of (and stated interest on) each participant's participation interest with respect to the Loans (each, a "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant's interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Loan for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(2)            The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (in each case, except as expressly provided in the Transaction Documents) supporting the Loans hereunder in which such participant is participating.

(3)           The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that (x) a participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the participation or unless the sale of the participation to such participant is made with the Borrower's prior written consent; (y) a participant shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.13 as though it were a Lender; and (z) except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided that such participant agrees to be subject to Section 2.10 as though it were a Lender.

(h)           Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 11.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank; provided that (1) no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and (2) in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

11.7. Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

11.8. Survival of Representations, Warranties and Agreements.

All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.13, 2.14, 2.15, 10, 11.2, 11.3, 11.4 and 11.22 and the agreements of Lenders set forth in Sections 2.15 and 10.6 shall survive the payment of the Loans, and the termination hereof.

11.9. No Waiver; Remedies Cumulative.

No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Transaction Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

11.10. Marshalling; Payments Set Aside.

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.11. Severability.

In case any provision in or obligation hereunder or under any other Transaction Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.12. Obligations Several; Independent Nature of Lenders' Rights.

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

11.13. Headings.

Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14. APPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

11.15. CONSENT TO JURISDICTION.

SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND, WITH RESPECT TO EACH CREDIT PARTY, IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY HERETO AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY TRANSACTION DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

The Borrower hereby appoints and consents to CT Corporation System (the "Process Agent"), as their agent upon whom process or demands may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby. The Borrower may at any time and from time to time vary or terminate the appointment of such process agent or appoint an additional process agent; provided that the Borrower will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Borrower in respect of this Agreement may be served. If at any time the Borrower shall fail to maintain any required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Agents with the address thereof, notices and demands may be served on the Borrower by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to the Borrower at its address specified herein.

11.16. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.17. Usury Savings Clause.

Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Obligations are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders or other Agents and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

11.18. Effectiveness; Counterparts.

This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement.

11.19. PATRIOT Act.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) and the other Agents hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent or other Agents, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

11.20. Electronic Execution of Assignments.

The words "execution", "signed", "signature", and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.21. No Fiduciary Duty.

Each Agent, Lender and their Affiliates (collectively, solely for purposes of this paragraph, the "Lenders"), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Transaction Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Transaction Documents (including the exercise of rights and remedies hereunder and thereunder) are arm's-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Transaction Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

11.22. Judgment Currency.

(a)            The Credit Parties' obligations hereunder and under the other Transaction Documents to make payments in U.S. Dollars (each, for purposes herein, the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Secured Party entitled thereto of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or the other Transaction Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the applicable exchange rate thereof as of the day on which the judgment is given (such day being hereinafter referred to as the "Judgment Currency Conversion Date").

(b)            If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties jointly and severally covenant and agree to pay, or cause to be paid, and each jointly and severally indemnifies the Secured Parties for such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date. The foregoing indemnity shall constitute a separate and independent obligation of the Credit Parties and shall survive any termination of this Agreement and the other Transaction Documents, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

(c)            For purposes of determining any rate of exchange for this Section 11.22, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

11.23. Confidentiality

(a)            The Collateral Agent, the Collateral Custodian, the Administrative Agent and each Lender will maintain the confidentiality of all Confidential Information to protect Confidential Information delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person's directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.23 and to the extent such disclosure is reasonably required for the administration of this Agreement and the other Transaction Documents, the matters contemplated hereby or the investment represented by the Loans; (ii) such Person's legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.23 and to the extent such disclosure is reasonably required for the administration of this Agreement, the matters contemplated hereby or the investment represented by the Loans; (iii) any other Lender, or any of the other parties to this Agreement or the other Transaction Documents; (iv) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person in the course of any routine examination by such authority; (v) any other Person with the consent of the Borrower; (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Borrower (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Borrower (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies with respect to the Obligations, this Agreement or the other Transaction Documents or (E) in the Collateral Agent's, the Collateral Custodian's or the Administrative Agent's performance of its obligations under this Agreement or other Transaction Document; (vii) any Person of the type that would be, to such Person's knowledge, permitted to acquire Loans in accordance with the requirements of Section 11.6 to which such Person sells or offers to sell any such Loan or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.23); and (viii) with respect to the Collateral Obligation, any actual or prospective transferee of the Collateral Obligation (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.23 with respect to such Confidential Information or has otherwise agreed to be bound by all applicable confidentiality restrictions applicable to such Confidential Information in the Underlying Instruments relating to the Collateral Obligation). Each Lender agrees that it shall use the Confidential Information for the sole purpose of making an investment in the Loans or administering its investment in the Loans; and that the Collateral Agent and the Administrative Agent shall neither be required nor authorized to disclose to Lenders any Confidential Information in violation of this Section 11.23. In the event of any required disclosure of the Confidential Information by such Lender, such Lender agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. The confidentiality obligations of the Collateral Agent, the Collateral Custodian, the Administrative Agent and each Lender under this Section 11.23 shall terminate with respect to any Confidential Information on the date that is one year after receipt of such Confidential Information.

(b)            For the purposes of this Section 11.23, "Confidential Information" means information delivered to the Collateral Agent, the Collateral Custodian, the Administrative Agent or any Lender by or on behalf of the Borrower in connection with and relating to the transactions contemplated by or otherwise pursuant to this Agreement; provided that such term does not include information that: (i) was publicly known or otherwise known to the Collateral Agent, the Collateral Custodian, the Administrative Agent or such Lender or beneficial owner prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Collateral Agent, the Collateral Custodian, the Administrative Agent or any Lender or any person acting on behalf of the Collateral Agent, the Collateral Custodian, the Administrative Agent or any Lender; (iii) otherwise is known or becomes known to the Collateral Agent, the Administrative Agent or any Lender other than (x) through disclosure by or on behalf of the Borrower or (y) to the knowledge of the Collateral Agent, the Collateral Custodian, the Administrative Agent or Lender, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Borrower or a contractual duty to the Borrower; or (iv) is allowed to be treated as non-confidential by consent of the Borrower.

(c)            The Borrower will not (and will not permit any of its affiliates to) disclose the terms of the Margining Agreement, unless in each case the Borrower (1) determines that such disclosure is necessary or appropriate to comply with the requirements of the Exchange Act or any other applicable law and (2) gives advance written notice thereof to the Administrative Agent.

SECTION 12. SUBORDINATION

(a)            Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, the Borrower agrees for the benefit of the Lenders and the Agents that the rights of the Equity Holders to distributions by the Borrower and in and to the Collateral, including any payment from Proceeds of Collateral, shall be subordinate and junior to the Obligations, to the extent and in the manner set forth in this Agreement including as set forth in Section 7 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived, and notwithstanding anything contained in Section 7 to the contrary, interest on and principal of and other amounts owing in respect of the Loans and all other Obligations shall be paid in full in Cash (in order of priority) before any further payment or distribution is made on account of the Equity Holders.

(b)            If notwithstanding the provisions of this Agreement, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Agreement, then, unless and until either the Obligations shall have been paid in full in Cash in accordance with this Agreement, such payment or distribution shall be received and held for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Agent, which shall pay and deliver the same to the Lenders in accordance with this Agreement; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Agent as part of the Collateral and subject in all respects to the provisions of this Agreement, including this Section 12.

(c)            The Borrower agrees with all Lenders that the Borrower shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Agreement, including this Section 12. Nothing in this Section 12 shall affect the obligation of the Borrower to pay holders of Subordinate Interests.

(d)            In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Lender under this Agreement, subject to the terms and conditions of this Agreement, a Lender or Lenders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Lender, the Borrower or any other Person, except for any liability to which such Lender may be subject to the extent the same results from such Lender's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Agreement.

SECTION 13. COLLATERAL CUSTODIAN

(a)            Initial Collateral Custodian. The role of Collateral Custodian with respect to the Custody Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 13. Each of the Borrower and the Lenders hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b)            Successor Collateral Custodian. Upon the Collateral Custodian's receipt of a Collateral Custodian Termination Notice from the Administrative Agent (acting at the direction of the Requisite Lenders) of the designation of a successor Collateral Custodian pursuant to the provisions of clause (i) below, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

(c)            Appointment. The Borrower and each of the Lenders hereby appoint U.S. Bank National Association to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(d)            Duties. From the Closing Date until its resignation pursuant to clause (n) below or its removal pursuant to clause (i) below, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(1)           The Collateral Custodian shall at all times hold all Custody Documents that constitute Escrowed Assignment Agreement Documents in physical form at one of its offices in the United States (for purposes hereof, the "Custodial Office"), initially at its office identified on Appendix B; provided that, for the avoidance of doubt, the only Custody Documents required to be held in physical custody by the Collateral Custodian under this Agreement are the Escrowed Assignment Agreement Documents. The Collateral Custodian may change the Custodial Office at any time and from time to time upon notice to the Borrower, the Administrator and the Administrative Agent, provided that the replacement Custodial Office shall be an office of the Bank located in the United States. All Custody Documents held by the Collateral Custodian in physical custody shall be available for inspection by the Administrative Agent upon prior written request and during normal business hours of the Collateral Custodian. Any such inspection shall occur no earlier than five Business Days after such inspection is requested and the costs of such inspection shall be borne by the requesting party. The Administrative Agent (including its representatives and designees) may not request more than two inspections per year or, if an Event of Default has occurred and is continuing no more than once a month. Notwithstanding anything to the contrary herein, the Collateral Custodian shall not be required to hold or accept custody of any Custody Document hereunder to the extent such Custody Document is of a type not approved for deposit into the custodial vault of the Collateral Custodian; provided that (1) the Collateral Custodian notifies the Administrative Agent and the Lenders prior to refusing to hold such documents and (2) the failure of the Collateral Custodian to accept and hold such documents shall not result in a default or an Event of Default with respect to the Borrower hereunder (provided that copies of such documents shall have been delivered by the Borrower to or otherwise made available to the Administrative Agent). For the avoidance of doubt, the Collateral Custodian shall not be required to review or provide any certifications in respect of Custody Documents provided to it.

(2)           In taking and retaining custody of any such Custody Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that (x) the Collateral Custodian makes no representations as to the existence, perfection, enforceability or priority of any Lien on such Custody Documents or the instruments therein or as to the adequacy or sufficiency of such Custody Documents; and (y) the Collateral Custodian's duties shall be limited to those expressly contemplated herein.

(3)           All Custody Documents required to be held by the Collateral Custodian in physical custody shall be kept in fire resistant vaults, rooms or cabinets at the Custodial Office and shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate such Custody Documents on its inventory system and will not commingle any such physical Custody Documents with any other files of the Collateral Custodian other than those, if any, relating to the Borrower and its Affiliates.

(4)           Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Collateral Custodian shall not be deemed to assume any obligations or liabilities of the Borrower hereunder or under any other Transaction Document.

(e)           Event of Default. After the occurrence and during the continuance of an Event of Default, the Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent (acting at the written direction of the Requisite Lenders) and deliver any Escrowed Assignment Agreement Documents to the Collateral Agent (pursuant to a written request) as requested in order to take any action that the Requisite Lenders deem necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Borrower under the Transaction Documents, or to enable any of them to exercise or enforce any of their respective rights hereunder. If the Collateral Custodian receives instructions from the Collateral Agent, the Administrator or the Borrower which conflict with any instructions received by the Requisite Lenders (or the Administrative Agent on their behalf) after the occurrence and during the continuance of an Event of Default, the Collateral Custodian shall rely on and follow the instructions given by the Requisite Lenders.

(f)            Requisite Lenders. The Requisite Lenders may direct the Collateral Custodian to take any action incidental to its duties hereunder. With respect to other actions that are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Requisite Lenders; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Requisite Lenders, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any applicable law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). If the Collateral Custodian requests the consent of the Requisite Lenders and the Collateral Custodian does not receive a consent (either positive or negative) from the Requisite Lenders within 10 Business Days of its receipt of such request, then the Requisite Lenders shall be deemed to have declined to consent to the relevant action. The Collateral Agent may accept and act upon directions provided by the Administrative Agent as if such directions were provided by the Requisite Lenders directly. The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless an Authorized Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.

(g)            Merger/Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

(h)            Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to compensation as set forth in the Bank Party Fee Letter. The Collateral Custodian's entitlement to receive such compensation shall cease on the earlier to occur of: (a) its removal as Collateral Custodian pursuant to clause (i) below, (b) its resignation as Collateral Custodian pursuant to clause (n) below or (c) the termination of this Agreement; provided that, for the avoidance of doubt, the Collateral Custodian shall remain entitled to receive, as and when such amounts are payable under the terms of this Agreement, any compensation accrued prior to the release of all Custody Documents from the custody of the Collateral Custodian.

(i)            Removal. The Collateral Custodian may be removed, with or without cause, by the Requisite Lenders by notice (with a copy to the Borrower and the Administrator) given in writing to the Collateral Custodian (the "Collateral Custodian Termination Notice"); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity (and, for the avoidance of doubt, so long as it continues to act in such capacity, shall continue to receive the compensation and any other amounts to which it is entitled to receive in such capacity under the terms of this Agreement and the Bank Party Fee Letter) until a successor Collateral Custodian has been appointed (with the consent of the Borrower so long as no Event of Default has occurred and is continuing) and has agreed to act as Collateral Custodian hereunder.

(j)            Reliance. The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any written notice, instruction, statement, certificate, request, waiver, consent, instrument, opinion, report, letter or other paper or document furnished to it in accordance with this Agreement, which it in good faith reasonably believes to be genuine and that has been signed or presented by the proper party (which in the case of any instruction from or on behalf of the Borrower shall be an Authorized Officer) or parties. The Collateral Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided that, if the form thereof is specifically prescribed by the terms of this agreement, the Collateral Custodian shall examine the same to determine whether it substantially conforms on its face to the requirements set forth herein. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of the Requisite Lenders.

(k)            Rights of the Collateral Custodian. The Collateral Custodian may consult counsel selected with due care and shall not be liable for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel. The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, or gross negligence of its obligations. The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian. The duties, obligations and responsibilities of the Collateral Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Custodian. Any permissive right of the Collateral Custodian to take any action hereunder shall not be construed as a duty. The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(l)            Request for Directions. In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may request instructions from the Requisite Lenders, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Requisite Lenders. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Requisite Lenders. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)            Responsibilities. The Collateral Custodian shall have no responsibilities or duties with respect to any Custody Document while such Custody Document is not in its possession. The Collateral Custodian may act or exercise its duties or powers hereunder either directly or, by or through its agents or attorneys, and the Collateral Custodian shall not be liable or responsible for the negligence or misconduct of any non-Affiliated agent or non-Affiliated attorney appointed with due care by it. If the Collateral Custodian is prevented from fulfilling its obligations under this Agreement as a result of governmental or regulatory actions, government regulations, fires, strikes, accidents, acts of God or other causes beyond the control of the Collateral Custodian, the Collateral Custodian shall use commercially reasonable efforts to mitigate the effects of such circumstances and resume performance as soon as reasonably possible, and the Collateral Custodian's obligations shall be suspended for a reasonable time during which such conditions exist.

(n)            Resignation. The Collateral Custodian may resign and be discharged from its duties or obligations hereunder by giving not less than 90 days written notice thereof to the Requisite Lenders (with a copy to the Administrator and the Borrower) and with the consent of the Requisite Lenders. Upon receiving notice of such resignation, the Requisite Lenders shall promptly appoint a successor Collateral Custodian (with the consent of the Borrower) by written instrument, in duplicate, executed by the Requisite Lenders, one copy of which shall be delivered to the Collateral Custodian so resigning and one copy to the successor Collateral Custodian, together with a copy to the Borrower, the Administrator, the Collateral Agent and the Administrative Agent. Upon the effective date of such resignation, or if the Requisite Lenders give the Collateral Custodian written notice of an earlier termination hereof, the Collateral Custodian shall (i) be reimbursed for any reasonable and documented costs and expenses the Collateral Custodian may incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Custody Documents in the possession of Collateral Custodian to the successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed. For the avoidance of doubt, the Collateral Custodian shall be entitled to receive, as and when such amounts are payable in accordance with this Agreement and any compensation accrued through the effective date of its resignation pursuant to and in accordance with this Section 13.

(o)            Release of Custody Documents. Upon payment in full of the Obligations hereunder, the Borrower shall, by delivery to the Collateral Custodian of a request for release substantially in the form of Exhibit H, countersigned and acknowledged by the Administrative Agent or the Requisite Lenders, direct the release of the related Custody Documents for such Collateral Obligation which are held by the Collateral Custodian in physical custody pursuant to this Section 13. Upon receipt of such direction, the Collateral Custodian shall release the related Custody Documents to the Borrower (or as otherwise provided in the related release request) and the Borrower will not be required to return the related Custody Documents to the Collateral Custodian. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Custody Documents in the performance of the Collateral Custodian's duties under this clause (o) shall be delivered by the Borrower to the Collateral Custodian prior to any shipment of any Custody Documents hereunder. If the Collateral Custodian does not receive such written instruction from the Administrator, the Collateral Custodian shall be authorized and indemnified as provided herein to Borrower a nationally recognized courier service. The Administrator shall arrange for the provision of such services at the sole cost and expense of the Borrower and shall maintain such insurance against loss or damage to the Custody Documents as the Administrator deems appropriate.

(p)            Collateral Custodian as Agent. The Collateral Custodian agrees that, with respect to any Custody Documents at any time or times in its possession, the Collateral Custodian shall be the agent of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent's security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

(q)            Indemnity. The Borrower agrees to indemnify and hold harmless the Collateral Custodian and its directors, officers, employees, agents and assigns from and against any and all Indemnified Liabilities in connection with the Collateral Custodian entering into this Agreement and performance of its obligations hereunder. This clause (q) shall survive the termination of this Agreement and the resignation or removal of the Collateral Custodian hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[BORROWER], as Borrower

By:         _____________________________
Name:
Title:

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent

By:         _____________________________
Name:
Title:

GOLDMAN SACHS LENDING PARTNERS LLC, as Lender

By:         _____________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:         ________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian

By:          ________________________
Name:
Title:

APPENDIX A

Lenders and Commitments

Lender	Commitment	Pro Rata Share
Goldman Sachs Lending Partners LLC	As specified in the Pricing Side Letter	100%
Totals:	As specified in the Pricing Side Letter	100%

Appendix A-1

APPENDIX B
Notice Addresses

THE CREDIT PARTIES:

Borrower
[Borrower]
[Address]
E-mail:
[ ]
Attention:
[ ]

Limited Guarantor and an Equity Holder
[Borrower Parent 1]
[Address]
E-mail:
[ ]
Attention:
[ ]

Equity Holder
[Borrower Parent 2]
[Address]
E-mail:
[ ]
Attention:
[ ]

OTHER PARTIES:

GOLDMAN SACHS LENDING PARTNERS LLC,
as Lender:

c/o Goldman, Sachs & Co.
30 Hudson Street, 4th Floor
Jersey City, NJ 07302

Facsimile:
212-428-4534
E-mail:
gs-pfi-mo-confidential@gs.com
Attention:
Operations

GOLDMAN SACHS LENDING PARTNERS LLC,
as Administrative Agent:

c/o Goldman, Sachs & Co.
30 Hudson Street, 4th Floor
Jersey City, NJ 07302

Facsimile:
212-428-4534
E-mail:
gs-pfi-mo-confidential@gs.com
Attention:
Operations

And, with respect to each Dispute, with copies to:

Email:
gs-repo-disputes@gs.com
Attention:
GS Credit

and

Appendix B-1

Facsimile:
212-428-4534
Email:
gs-sctabs-reporting@ny.email.gs.com
Attention:
PFI Middle Office

U.S. Bank National Association, as Collateral Agent
U.S. Bank National Association
190 South LaSalle Street
Chicago, IL 60603
E-mail:
[maciek.zdeb@usbank.com]
Attention:
[Global Corporate Trust Service – [Borrower]]

U.S. Bank National Association, as Collateral Custodian
U.S. Bank National Association
1719 Otis Way
Florence, SC 29501
E-mail:
[steven.garrett@usbank.com]
Attention:
[Global Corporate Trust Service – [Borrower]]
Custodial Office: Florence, SC

Appendix B-2

APPENDIX D

Material Contracts

With respect to the Borrower:
None

With respect to Borrower Parent 1:
Capital Call Facility

With respect to Borrower Parent 2:
None

Appendix D-1

SCHEDULE A

	Form/Document/ Certificate	Date by which to be delivered
(1)	Audited consolidated annual financial statements of Borrower Parent 1 (the "Reporting Party")	Within 120 days of the end of the Reporting Party's fiscal year.
(2)	Unaudited quarterly financial statements of the Reporting Party	Within 60 days after the end of each fiscal quarter of the Reporting Party (other than the last fiscal quarter of each fiscal year)
(3)	Such other financial or other information with respect to the Credit Parties (to the extent in the Borrower's possession or control) as any Lender may reasonably request from time to time.	Within the greater of five Business Days after request by a Lender or such time as may be commercially reasonable for the Borrower to prepare and deliver such information
(4)
All compliance certificates and financial statements, in each case made available, or received by or on behalf of the related obligors or any administrative agents or servicers (or analogous representatives), to, or from, as applicable, private-side lenders under the related Underlying Instruments.

Within five Business Days after the date on which such information is received by the Borrower, provided that (x) if such information is not delivered to private-side lenders within five Business Days after the date on which such information is required to be delivered to such private-side lenders under such Underlying Instruments, the Borrower shall use commercially reasonable efforts to promptly obtain such information; and (y) compliance with any applicable confidentiality restrictions will be required before such delivery, and the Borrower will use its best efforts to enable the Lenders to deliver applicable confidentiality agreements or otherwise to comply with such restrictions.

(5)	Underlying Instruments delivered to the Collateral Agent hereunder or otherwise requested by any Lender, provided in each case that such documents are in the possession of the Borrower.	At the times required for delivery of such material to the Collateral Custodian hereunder or five Business Days following a request by a Lender, as applicable.
(6)	The Borrower's determination of the market value of the Collateral Obligation.
Within three Business Days after the Borrower has reduced its determination of the market value of the Collateral Obligation by 10% or more (from the most recent date as of which the Borrower's market value of the Collateral Obligation was provided to the Administrative Agent).

(8)	An Available Capital Certificate as of the last day of each fiscal quarter of each Equity Holder.	Within three Business Days following the last day of such fiscal quarter.
(9)	Evidence satisfactory to the Administrative Agent of Borrower Parent 1's compliance with the terms and conditions set forth in Section 3.4 of the Limited Guaranty.	Within three Business Days following the last day of each fiscal quarter of Borrower Parent 1.

Schedule A-1

EXHIBIT A

Form of Funding Notice

Goldman Sachs Lending Partners LLC,
  as Administrative Agent
c/o Goldman, Sachs & Co.
30 Hudson Street, 4th Floor
Jersey City, NJ 07302

Facsimile:
212-428-4534
E-mail:
gs-pfi-mo-confidential@gs.com
Attention:
Operations

With a copy to:

U.S. Bank National Association,
  as Collateral Agent
190 South LaSalle Street
Chicago, IL 60603
Email:
[________]
Attn:
[Global Corporate Trust Service – [Borrower]]

Funding Notice

May [__], 2018

Reference is made to the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to Section 2.1 of the Credit Agreement, the Borrower desires that Lenders make Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement (the "Credit Extension") on May [__], 2018 (the "Credit Date") in U.S. Dollars in the amount of U.S.$[__]1.

The Borrower hereby certifies that:

(a)           the principal amount of the Loans to be made in the Credit Extension shall not exceed the Commitment of the Lenders;

(b)           as of the Credit Date, the representations and warranties contained in the Credit Agreement and in the other Transaction Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

1 Amount to conform to Lender Commitments.
Exhibit A-1

(c)           as of the Credit Date, no event shall have occurred and be continuing or would immediately result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default or a Credit Event.

The accounts to which the proceeds of the Loans requested on the Credit Date are to be made available by Administrative Agent to the Borrower will be determined pursuant to the terms of the Credit Agreement.

Date: [mm/dd/yy]

[BORROWER], as Borrower

By:           _____________________________
Name:
Title:

Exhibit A-2

EXHIBIT B-1

Form of U.S. Tax Compliance Certificate
 (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a "ten percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
____________________________
Name:
Title:

Date:                      [__________ __], 20[__]

Exhibit B-1-2

EXHIBIT B-2

Form of U.S. Tax Compliance Certificate
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a "ten percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
____________________________
Name:
Title:

Date:
[__________ __], 20[__]

 Exhibit B-2-1

EXHIBIT B-3

Form of U.S. Tax Compliance Certificate
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a "bank" extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a "ten percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
____________________________
Name:
Title:

Date:                      [__________ __], 20[__]

Exhibit B-3-1

EXHIBIT B-4

Form of U.S. Tax Compliance Certificate
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a "bank" extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a "ten percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
____________________________
Name:
Title:

Date:
[__________ __], 20[__]

 Exhibit B-4-1

EXHIBIT C

Form of Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	______________________
2.	Assignee:	______________________ Markit Entity Identifier (if any): ______________________
3.	Borrower:	[BORROWER]
4.	Administrative Agent:	Goldman Sachs Lending Partners LLC, as the Administrative Agent under the Credit Agreement
5.	Credit Agreement:
Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian").

6.	Assigned Interest[s]:

Exhibit C-1

Aggregate Amount of Commitment Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans2
$______________	$______________	____________%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.
Notice and Wire Instructions:

[NAME OF ASSIGNOR]
Notices:
_________________________
_________________________
_________________________
Attention:
Telecopier:
with a copy to:
_________________________
_________________________
_________________________
Attention:
Telecopier:
Wire Instructions:

[NAME OF ASSIGNEE]
Notices:
_________________________
_________________________
_________________________
Attention:
Telecopier:
with a copy to:
_________________________
_________________________
_________________________
Attention:
Telecopier:
Wire Instructions:

2 Set forth, to at least 9 decimals, as a percentage of the Commitment Loans of all Lenders thereunder.
Exhibit C-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:           _______________________
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
_______________________
Title:

Exhibit C-3

ANNEX 1

to Assignment and Assumption Agreement

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.
Representations and Warranties.

1.1
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Natural Person, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Schedule A thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (vii) if it is a Non-U.S. Lender, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Exhibit C-Annex I-1

2.
Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1
From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.
General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof. In connection with any dispute arising hereunder or in connection with this Assignment, each party hereto consents and submits to the exclusive jurisdiction of any federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the city and county of New York.

[remainder of page intentionally blank]

Exhibit C-Annex I-2

EXHIBIT D

Form of Margining Agreement

MARGINING AGREEMENT

This MARGINING AGREEMENT, dated as of May [__], 2018 (this "Agreement"), between:

(a)
[BORROWER] (the "Borrower"); and

(b)
GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent under the Credit Agreement referred to below (in such capacity, the "Administrative Agent") and as Calculation Agent under the Credit Agreement (in such capacity, the "Calculation Agent").

RECITALS

Reference is made to the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian").

In consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, the Borrower has agreed to secure all of the Obligations under the Transaction Documents by (among other things) entering into this Agreement and performing its obligations hereunder, all on and subject to the terms and conditions set forth herein and in the other Transaction Documents.

Accordingly, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Administrative Agent agree as follows:

Section 1. Definitions

Terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement. In addition, as used herein:

"Calculation Agent" means the Administrative Agent. Unless otherwise expressly stated herein, all determinations by the Calculation Agent hereunder shall be made in its sole and absolute discretion.

"Current LTV" means, on any date, the percentage (calculated by the Calculation Agent) obtained by dividing:

(a)           the aggregate principal amount of the Loans outstanding on such date; by

(b)           an amount in USD equal to:

(1)           the sum of the product of:

(x)           the Collateral Obligation Notional Amount as of such date;

(y)           the Asset Current Price of the Collateral Obligation as of such date; plus

Exhibit D-1

(2)           the amount on deposit in the Margin Account as of such date.

"Deficient Amount" means, with respect to any Collateral Deficit, the amount that, if deposited into the Margin Account, would cause the Current LTV (immediately after giving effect to the cash so deposited) to be equal to or less than the Advance Rate.

"Excess Cure Collateral Refund Amount" means, with respect to any Collateral Excess, the lesser of:

(a)           the amount that, if transferred from the Margin Account, would cause the Current LTV (immediately after giving effect to the cash so deposited) to be equal to the Advance Rate; and

(b)           the amount then on deposit in the Margin Account.

"Holiday Amount" means (a) at any time on or prior to November [__], 2018, U.S.$5,000,000; and (b) at any time thereafter, U.S.$1,000,000.

"Margin Funding Deadline" means, with respect to any Margin Funding Notice, the Nominal Margin Funding Deadline; provided that, if:

(a)           the Borrower requires additional capital contributions from the Equity Holders in order to fund the related Deficient Amount and each of the following (the "Capital Call Facility Conditions") are satisfied and do not cease to be satisfied:

(1)           the Capital Call Facility is then in place;

(2)           Borrower Parent 1 has the right, at such time, under the Capital Call Facility to borrow funds in an amount sufficient (determined (x) immediately after giving effect to all pending borrowings under the Capital Call Facility and all other uses for which availability under the Capital Call Facility has been reserved or otherwise allocated, (y) taking into account amounts available to it in excess of U.S.$5,000,000 in its deposit accounts and securities accounts and (z) taking into account the amount of capital that will be called from members or partners of the Equity Holders in accordance with clause (b) below) to fund any shortfall in such Deficient Amount (the amount of such shortfall that can be so funded under the Capital Call Facility, the "Capital Call Facility Amount" with respect to such Margin Funding Notice);

(3)           all conditions precedent to such borrowing are satisfied on the date that the borrowing notice referred to in clause (5) below is submitted to the appropriate person under the Capital Call Facility (including absence of default, existence of sufficient available underlying capital commitments from the Equity Holders’ partners and ability to use the proceeds of such borrowing to contribute amounts to the Borrower for use hereunder);

(4)           by the Nominal Margin Funding Deadline, Borrower Parent 1 (x) delivers a certificate of an authorized officer of Borrower Parent 1 to the Calculation Agent setting forth the amounts of cash available to it in its deposit accounts and securities accounts and the amounts available to be drawn under the Capital Call Facility, substantially in the form of Annex A hereto; (y) uses commercially reasonable efforts to remit to the Margin Account all amounts available to it in its deposit accounts and securities accounts (to the extent in excess of U.S.$5,000,000, but not exceeding the related Deficient Amount); and (z) irrevocably commits to the Calculation Agent to remit all proceeds of such borrowing to the Margin Account within one Business Day of its receipt of such proceeds;

Exhibit D-2

(5)           Borrower Parent 1 submits a borrowing notice under the Capital Call Facility in an amount not less than the related Capital Call Facility Amount; and

(6)           the Borrower provides evidence thereof to the Calculation Agent that is reasonably satisfactory to the Calculation Agent (all by the Nominal Margin Funding Deadline),

then the Margin Funding Deadline for a portion of such Deficient Amount equal to such Capital Call Facility Amount shall be extended to the date that is one Business Day after the delivery of the certificate set forth in clause (4)(x) above;

(b)            if the Borrower requires additional capital contributions in order to fund the related Deficient Amount but amounts are not available under the Capital Call Facility to fully fund such shortfall (or if the Capital Call Facility Conditions are not satisfied or cannot be satisfied for any reason), and each of the following (the "Capital Call Drawing Conditions") are satisfied and do not cease to be satisfied:

(1)           the Borrower and the Equity Holders have the right, at such time, under their respective organizational documents to call capital from their members or partners in an amount sufficient (determined (x) immediately after giving effect to all Pending Demand Notices and all other uses for which the Unused Commitments have been reserved or otherwise allocated, and net of any Outstanding Indebtedness, (y) taking into account amounts available to Borrower Parent 1 in excess of U.S.$5,000,000 in its deposit accounts and securities accounts and (z) taking into account any related Capital Call Facility Amount) to fund any shortfall in such Deficient Amount (the amount of such shortfall that can be so funded by calling capital from such members or partners, the "Capital Call Drawdown Amount" with respect to such Margin Funding Notice);

(2)           by the Nominal Margin Funding Deadline, Borrower Parent 1 (x) delivers to the Calculation Agent an updated Available Capital Certificate and a certificate of an authorized officer of Borrower Parent 1 setting forth the amounts of cash available to Borrower Parent 1 in its deposit accounts and securities accounts substantially in the form of Annex B hereto; (y) uses commercially reasonable efforts to remit to the Margin Account all amounts available to it in its deposit accounts and securities accounts (in excess of U.S.$5,000,000, but not exceeding the related Deficient Amount); and (z) irrevocably commits to the Calculation Agent to remit all proceeds of such capital call to the Margin Account within one Business Day of its receipt of such proceeds;

(3)           no member or partner has at any time defaulted in any of its obligations to fund capital calls to the Borrower or the Equity Holders as and when required under the terms of their respective organizational documents;

(4)           no feeder fund, blocker entity or other entity between the Borrower and the ultimate members or partners in the Equity Holders are in bankruptcy proceedings or are otherwise in default of their respective capital call obligations or other material agreements;

(5)           the Borrower and the Equity Holders, as applicable, make such capital call;

Exhibit D-3

(6)           the Borrower provides evidence thereof to the Calculation Agent that is reasonably satisfactory to the Calculation Agent (all by the Nominal Margin Funding Deadline), then the Margin Funding Deadline for a portion of such Deficient Amount equal to such Capital Call Drawdown Amount shall be extended to the date that is 11 Business Days after the delivery of the certificate set forth in clause (2)(x) above; provided that:

(x)           if, with respect to an requested extension of the Margin Funding Deadline pursuant to clause (a) above:

(I)           any of the Capital Call Facility Conditions is not or for any reason ceases to be satisfied at any time; or

(II)           Borrower Parent 1 for any reason fails to remit to the Margin Account all proceeds of such borrowing under the Capital Call Facility within one Business Day of its receipt of such proceeds; or

(IV)           lenders representing more than 10% of the lending commitments under the Capital Call Facility refuse to make any such Capital Call Facility loans for any reason, then the Borrower shall give written notice thereof to the Calculation Agent and the Margin Funding Deadline on the portion of such Deficient Amount equal to such Capital Call Facility Amount shall end at 6:00 p.m. (New York city time) on the Business Day following the occurrence of the event or circumstance referred to in this clause (x); and

(y)           if, with respect to an requested extension of the Margin Funding Deadline pursuant to clause (b) above:

(I)           any of the Capital Call Drawing Conditions is not or for any reason ceases to be satisfied at any time or members;

(II)           Borrower Parent 1 for any reason fails to remit to the Margin Account all proceeds of such capital call within one Business Day of its receipt of such proceeds; or

(III)           partners holding more than 10% of the capital call commitments in the Equity Holders refuse to fund any such capital call for any reason, then the Borrower shall give written notice thereof to the Calculation Agent and the Margin Funding Deadline on the portion of such Deficient Amount equal to such Capital Call Drawdown Amount shall end at 6:00 p.m. (New York City time) on the Business Day following the occurrence of the event or circumstance referred to in this clause (y).

"Margin Funding Notice Deadline" means 10:00 a.m. (New York City time) on a Business Day.

"Nominal Margin Funding Deadline" means, with respect to any Margin Funding Notice:

(a)           if such Margin Funding Notice is given to the Borrower at or before the Margin Funding Notice Deadline on any Business Day, 6:00 p.m. (New York city time) on the next Business Day following such notice; and

(b)           if such Margin Funding Notice is given to the Borrower after the Margin Funding Notice Deadline on any Business Day, 6:00 p.m. (New York city time) on the second Business Day following such notice.

Exhibit D-4

Section 2. Margining.

(a)            Margin Demands. If at any time the Current LTV is greater than the Advance Rate (a "Collateral Deficit"), and the related Deficient Amount is in excess of the Holiday Amount at such time, then the Calculation Agent may by notice (a "Margin Funding Notice") to the Borrower require the Borrower to deposit in the Margin Account cash in U.S. dollars, in an amount equal to such Deficient Amount.

If any Margin Funding Notice is given to the Borrower, the Borrower shall deposit cash in U.S. Dollars in the Margin Account no later than the applicable Margin Funding Deadline.

The Calculation Agent shall use commercially reasonable efforts to provide daily notice to the Borrower of the Asset Current Price for the Collateral Obligation; provided that the failure to provide such notice shall not constitute a breach or default by the Calculation Agent or any Lender hereunder or under any of the other Transaction Documents.

(b)            Return of Margin. If at any time the Current LTV is less than the Advance Rate (a "Collateral Excess"), and the related Excess Cure Collateral Refund Amount is in excess of the Holiday Amount at such time, then, so long as immediately before and after giving effect thereto (A) no Default or Event of Default shall have occurred and then be continuing, and (B) no Collateral Deficit shall have occurred and remain unsatisfied, upon written notice from the Borrower to the Calculation Agent (such notice, a "Refund Request Notice") (which notice shall be deemed to be a certification from the Borrower that the foregoing requirements of clause (A) and (B) are satisfied), the Borrower may request that the Calculation Agent direct the Collateral Agent to (x) transfer funds from the Margin Account to the Collection Account and/or (y) remit funds from the Margin Account to the Equity Holders, in an aggregate amount not exceeding such Excess Cure Collateral Refund Amount (any such uses of Margin Account funds, "Permitted Uses").

If any Refund Request Notice is given to the Calculation Agent at or before the Margin Funding Notice Deadline on any Business Day, the Calculation Agent shall direct the Collateral Agent to (and the Collateral Agent shall) transfer funds on deposit in the Margin Account in an amount equal to the Excess Cure Collateral Refund Amount no later than 6:00 p.m. (New York city time) on the next Business Day following such notice in Permitted Uses as so directed by the Borrower. If any Refund Request Notice is given to the Calculation Agent after the Margin Funding Notice Deadline on any Business Day, the Calculation Agent shall direct the Collateral Agent to (and the Collateral Agent shall) transfer funds on deposit in the Margin Account in an amount equal to the Excess Cure Collateral Refund Amount no later than 6:00 p.m. (New York city time) on the second Business Day following such notice in Permitted Uses as so directed by the Borrower.

(c)            Dispute Resolution, Etc. If the Borrower in good faith and in writing (a "Dispute Notice"):

(1)           disputes the Asset Current Price of the Collateral Obligation as determined by the Calculation Agent as of any Business Day (each, a "Disputed Collateral Obligation"), and sets forth in such Dispute Notice the valuation proposed by the Sponsor in respect of such Disputed Collateral Obligation (the related "Sponsor Valuation"); or

Exhibit D-5

(2)           disputes the calculation of a Collateral Deficit or Collateral Excess, and sets forth in such Dispute Notice the calculation proposed by the Sponsor in respect of such Collateral Deficit or Collateral Excess (the related "Sponsor Deficit/Excess Calculation"), then for so long as such Dispute is continuing (and provided that no Event of Default, Monetary Default or Other Material Default with respect to the Borrower occurs or is then continuing), upon the request of the Borrower, the Calculation Agent and the Borrower will work together in good faith to resolve such Dispute. Each dispute referred to in clauses (1) and (2) above is referred to herein as a "Dispute", and the date on which the Calculation Agent receives such Dispute Notice, the related "Dispute Notice Date". If any such Dispute relates to the Asset Current Price of a Disputed Collateral Obligation and, during the pendency of such Dispute, the Borrower provides the Calculation Agent with a Firm Bid for such Disputed Collateral Obligation from one or more unaffiliated third parties, then for so long as such Firm Bid is actionable (by the Borrower, with respect to the portion thereof constituting a cash bid for the purchase of such Disputed Collateral Obligation, and by the Calculation Agent, with respect to the portion thereof constituting a synthetic bid to provide credit protection for such Disputed Collateral Obligation), the Asset Current Price for such Collateral Obligation shall be the price (expressed as a percentage of par but excluding any accrued interest) set forth in such Firm Bid (and, in connection therewith, any calculation of Collateral Deficit and Collateral Excess shall be revised to reflect such Firm Bid). At all other times during the pendency of such Dispute the Asset Current Price for such Disputed Collateral Obligation shall be the Asset Current Price determined by the Calculation Agent, it being understood that the Borrower shall at all times during the pendency of each Dispute be required to comply with its obligations under clause (a) above based upon the determinations made by Calculation Agent.

Section 3. Miscellaneous.

(a)            Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any party hereto therefrom, shall in any event be effective without the written consent of the Borrower and the Calculation Agent (with the concurrence of the Requisite Lenders).

(b)            Assignments. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither the Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrower without the prior written consent of all Lenders. Neither the Calculation Agent's rights or obligations hereunder nor any interest therein may be assigned or delegated by the Calculation Agent except to a successor Administrative Agent appointed in accordance with the terms and conditions set forth in the Credit Agreement. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(c)            Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(d)            APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Exhibit D-6

(e)            CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY TRANSACTION DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

(f)            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 3(F) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE UNDER THE CREDIT AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)            Effectiveness; Counterparts. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Calculation Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement.
Exhibit D-7

(h)            Direction to Collateral Agent. The Borrower and the Calculation Agent hereby direct the Collateral Agent to acknowledge this Agreement and the terms hereof; and the Borrower and the Calculation Agent hereby acknowledge and agree that the exculpatory, indemnification and other provisions of Section 10 of the Credit Agreement shall apply to the Collateral Agent with respect to its acknowledgment of this Agreement and the terms hereof.

[remainder of page intentionally blank]

Exhibit D-8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[BORROWER], as Borrower

By:           __________________________________
Name:
Title:

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent and Calculation Agent

By:           __________________________________
Name:
Title:  Managing Director

ACKNOWLEDGED:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
__________________________________
Name:
Title:
Exhibit D-9

ANNEX A
to Margining Agreement

Form of Margin Funding Deadline Clause (a) Certificate

This Certificate is given by the undersigned Officer of [Borrower Parent 1] ("Borrower Parent 1"), pursuant to:

(a)
the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"); and

(b)
the Margining Agreement dated as of May [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Margining Agreement" and, together with the Credit Agreement, the "Agreements"), between the Borrower and Goldman Sachs Lending Partners LLC, as Administrative Agent and as Calculation Agent.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreements.

The undersigned Officer of Borrower Parent 1 hereby certifies as of [__________ __], 20[__] that:

(1)
the aggregate amount of cash available to Borrower Parent 1 in its deposit accounts and securities accounts is USD [__________]; and

(2)
the amount available to be drawn under the Capital Call Facility is USD [__________].

[BORROWER PARENT 1]

By:
[General Partner of Borrower Parent 1], its general partner
By:
[General Partner of General Partner of Borrower Parent 1], its general partner

By:           ________________________
Name:
Title:

Exhibit D-Annex A-1

ANNEX B
to Margining Agreement

Form of Margin Funding Deadline Clause (b) Certificate

This Certificate is given by the undersigned Officer of [Borrower Parent 1] ("Borrower Parent 1"), pursuant to:

(a)
the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"); and

(b)
the Margining Agreement dated as of May [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Margining Agreement" and, together with the Credit Agreement, the "Agreements"), between the Borrower and Goldman Sachs Lending Partners LLC, as Administrative Agent and as Calculation Agent.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreements.

The undersigned Officer of Borrower Parent 1 hereby certifies as of [__________ __], 20[__] that:

(1)
the aggregate amount of cash available to Borrower Parent 1 in its deposit accounts and securities accounts is USD [__________]; and

(2)
attached hereto is an Available Capital Certificate as at such date.

[BORROWER PARENT 1]

By:
[General Partner of Borrower Parent 1], its general partner
By:
[General Partner of General Partner of Borrower Parent 1], its general partner

By:           ________________________
Name:
Title:

Exhibit D-Annex B-1

EXHIBIT E

Form of Power of Attorney

IRREVOCABLE POWER OF ATTORNEY
[BORROWER], as Borrower
[Borrower Parent 1] and [Borrower Parent 2], as Equity Holders

[______ __], 20[__]

Reference is made to the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

1.
Appointment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned (each, an "Appointing Party") does irrevocably appoint the Collateral Agent (such appointment being coupled with an interest) as such Appointing Party's attorney-in-fact (it being understood that neither the Collateral Agent nor the Lenders shall be deemed to have assumed any of the obligations of any Appointing Party by this appointment), with full authority in the place and stead of such Appointing Party and in the name of such Appointing Party, the Collateral Agent or otherwise, from time to time, after the occurrence and during the continuation of an Event of Default, to take in the Collateral Agent's discretion (acting at the written direction of the Administrative Agent or the Requisite Lenders), any action and to execute any instrument that the Requisite Lenders may deem reasonably necessary or advisable to accomplish the purposes of this Power of Attorney, including, without limitation, the following (in each case at the written direction of the Administrative Agent or the Requisite Lenders):

(a)           to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)           to file any claims or take any action or institute any proceedings that may be necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(d)           to prepare and file any UCC financing statements against such Appointing Party as debtor and each Appointing Party authorizes the Collateral Agent to file UCC financing statements describing the Collateral as "all assets" or "all personal property and fixtures" of such Appointing Party (provided that no such description shall be deemed to modify the definition of Collateral);

Exhibit E-1

(e)           to execute, deliver and perfect all documents and to take or cause to be taken all actions that the Collateral Agent considers to be reasonably required or desirable to perform or comply or cause performance or compliance with the terms of the Credit Agreement and to exercise or cause to be exercised the powers set forth herein, including, without limitation, paying or discharging taxes or Liens levied or placed upon or threatened against the Collateral (the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Requisite Lenders and any such payments to become obligations of such Appointing Party, due and payable immediately without demand); and

(f)           generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Appointing Party's expense, at any time or from time to time, all acts and things that may be reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent (as reasonably determined by the Administrative Agent) of the Credit Agreement, all as fully and effectively as the relevant Appointing Party might do.

Neither the Collateral Agent, nor any affiliate thereof, shall incur any liability to any Appointing Party or any other Person in connection with any sale effected in accordance with this power of attorney, the terms of any Credit Document (except, in each case, as provided in the relevant Credit Document).

Notwithstanding anything to the contrary herein, the parties hereto each acknowledge and agree that the appointment of the Collateral Agent as attorney-in-fact of any such Appointing Party hereunder shall (along with all authority to act and/or execute any instrument granted to the Collateral Agent hereunder) cease immediately upon the cure or waiver of all Events of Default under the Credit Agreement and the other Transaction Documents.

2.
Amendments. No amendment, modification or waiver in respect of this power of attorney will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties hereto (including the Appointing Parties).

3.
Counterparts. This power of attorney (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and e-mail correspondence), each of which will be deemed an original.

4.
Term. This power of attorney shall terminate upon the payment in full of all Obligations.

5.
Governing Law. THIS POWER OF ATTORNEY AND ANY MATTER ARISING AMONG THE PARTIES UNDER OR IN CONNECTION WITH THIS POWER OF ATTORNEY (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

6.
Jurisdiction. With respect to any suit, action or proceedings relating to this power of attorney or any matter among the parties arising under or in connection with this power of attorney ("Proceedings"), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this power of attorney precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Exhibit E-2

7.
Waiver of Jury Trial Right. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that any other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this power of attorney by, among other things, the mutual waivers and certifications in this paragraph.

8.
Powers and Immunities, Etc. In connection with the acceptance of this power of attorney and the execution of any action in connection therewith, the Collateral Agent shall be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement subject to the limitations set forth therein.

[remainder of page intentionally blank]

Exhibit E-3

IN WITNESS WHEREOF, this Power of Attorney has been executed as a deed by the Appointing Party this ___ day of ________ 20__.

APPOINTING PARTY:

[BORROWER],
Witness:

as Borrower

By:
________________________________
By:
________________________________
Name:
Name:
Title:
Title:

Exhibit E-4

IN WITNESS WHEREOF, this Power of Attorney has been executed as a deed by the Appointing Party this ___ day of ________ 20__.

APPOINTING PARTY:

[BORROWER PARENT 1]
Witness:

as Equity Holder

By:
[General Partner of Borrower Parent 1], its general partner
By:
[General Partner of General Partner of Borrower Parent 1], its general partner

By:
________________________________
By:
________________________________
Name:
Name:
Title:
Title:

Exhibit E-5

IN WITNESS WHEREOF, this Power of Attorney has been executed as a deed by the Appointing Party this ___ day of ________ 20__.

APPOINTING PARTY:

[BORROWER PARENT 2],
Witness:

as Equity Holder

By:
[General Partner of Borrower Parent 2], its general partner
By:
[General Partner of General Partner of Borrower Parent 2], its general partner

By:
________________________________
By:
________________________________
Name:
Name:
Title:
Title:
Exhibit E-6

EXHIBIT F

Form of Fusion Assignment Consent Letter

Reference is made to the Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

The undersigned (the "Consenting Party") acknowledges that the Borrower is and will be the record owner of Tranche B Term Loans issued by the undersigned in an initial principal amount of U.S.$[__]3 (the "Collateral Obligation"), which has been pledged to the Collateral Agent to secure the obligations of the Borrower to the Lenders under the Credit Agreement and the other Obligations referred to therein.

The Consenting Party further acknowledges that, pursuant to the terms of the Credit Agreement and the other Transaction Documents, the Collateral Agent (for itself or on behalf of the Secured Parties under the Credit Agreement) may from time to time have the right, on behalf of the Borrower, to cause the Borrower to sell, transfer, assign or otherwise dispose of their rights in and to any or all of the Collateral Obligation, whether pursuant to the exercise of remedies or otherwise (each such sale, transfer, assignment or other disposition, an "Assignment", with the term "Assign" to have a correlative meaning), in each case in the manner and to the extent set forth in the Transaction Documents.

In order to more fully effectuate the rights of the Collateral Agent (for purposes hereof, the "Beneficiary Party") in connection with any Assignment of any or all of the Collateral Obligation, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

(a)           The Consenting Party hereby consents, in advance, to each Assignment by or on behalf of the Borrower (whether in connection with a redemption, pursuant to the exercise of remedies by the Beneficiary Party, the Lenders, or otherwise) of any interest in the Collateral Obligation (whether now owned or hereafter acquired by the Borrower) to any "Eligible Assignee" under and as defined in the Underlying Instruments (except for any entity or entities agreed between Fusion and the Administrative Agent in writing on or prior to the Closing Date) that is identified in writing to the Borrower and the Consenting Party by the Beneficiary Party in connection with the Assignment of such interest in the Collateral Obligation (each, an "Identified Assignee"), and agrees, in advance, to treat such Identified Assignee as a permissible assignee under the credit agreement governing the terms of the Collateral Obligation; provided that such Assignment is made in accordance with the Underlying Instruments (other than, for the avoidance of doubt, receipt of consent to such Assignment by the Consenting Party, which consent is being granted hereby).

(b)           The Consenting Party further agrees from time to time, upon the request of the Beneficiary Party, at the sole cost and expense of the Consenting Party, to take such other action and execute such other documents as the Beneficiary Party may reasonably require in order to more fully effectuate the purposes of this Agreement. Without limiting the foregoing:

3 Amount to conform to Minimum Par Amount.
Exhibit F-1

(1)           the Consenting Party hereby agrees to execute and deliver to the Beneficiary Party upon request of the Beneficiary Party, in blank, one or more assignment agreements or other instruments of transfer (each, an "Assignment Agreement") for each Collateral Obligation in the form required under the related Underlying Instruments or such other form as may be reasonably requested by the Beneficiary Party from time to time (and, for the avoidance of doubt, notwithstanding the execution and delivery by the Consenting Party of an Assignment Agreement in blank or any other provision of this Agreement, no Assignment of a Collateral Obligation may be made by the Beneficiary Party other than to an Identified Assignee in accordance with clause (a) above);

(2)
at the time of each actual Assignment of an interest in the Collateral Obligation to an Identified Assignee, the Consenting Party shall, upon request of the Beneficiary Party, promptly execute and deliver such actual Assignment Agreements; and

(3)
the Consenting Party shall cooperate reasonably and in good faith with the Beneficiary Party in connection with each such Assignment (including, to the extent it has the responsibility or authority under the Underlying Instruments to do so, to cause any applicable registrar to enter such Assignment in the register of lenders under such Underlying Instruments).

The Consenting Party hereby agrees that a Confidentiality Agreement in substantially the form of Exhibit 1 hereto, duly executed and delivered by an Identified Assignee, satisfies the requirements of Section 10.17 of the Underlying Credit Agreement. The Consenting Party hereby agrees that it will not change the list of "Disqualified Institution" under the Underlying Credit Agreement without the consent of the Administrative Agent.

This Agreement will be effective and binding as of the date on which each party hereto has executed and delivered counterpart signature pages of this Agreement to the other party. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The Lenders and the Administrative Agent are express third party beneficiaries of this Agreement. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

In connection with the execution of this Agreement and the exercise of rights hereunder, the Beneficiary Party shall be entitled to all of its respective rights, protections, immunities and benefits provided in the Credit Agreement.

[remainder of page intentionally blank]

Exhibit F-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FUSION CONNECT, INC., as Consenting Party

By:           __________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
__________________________________
Name:
Title:

Exhibit F-3

EXHIBIT F-1

Form of Confidentiality Agreement

[date]

Fusion Connect, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Attention:
James P. Prenetta, Jr.
Email:
jprenetta@fusionconnect.com

Re:
Confidential Information

Ladies and Gentlemen:

Reference is made to the First Lien Credit and Guaranty Agreement dated as of [__________ __], 2018 (as amended from time to time, the "Credit Agreement"), among Fusion Connect, Inc., a Delaware corporation (the "Borrower"), certain subsidiaries of the Borrower party thereto, as Guarantor Subsidiaries, the Lenders party thereto from time to time and [__________], as Administrative Agent and Collateral Agent. Terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement.

We, the undersigned, are a potential or prospective assignee, transferee or participant in connection with a contemplated assignment, transfer or participation of Loans or other Obligations or participations therein. We have been advised of and agree to be bound by the provisions of Section 10.17 of the Credit Agreement.

Accordingly, we agree to hold all Confidential Information (as defined below) obtained by us in accordance with our customary procedures for handling confidential information of such nature, it being understood and agreed by you that, in any event, we may disclose Confidential Information:

(a)
to our and to our Related Parties, to respective Related Parties of the Agents and the Lenders, to independent auditors and to other advisors, experts or agents who need to know such Confidential Information (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with Section 10.17 of the Credit Agreement) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential or shall otherwise be subject to an obligation of confidentiality);

(b)
to any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or other Obligations or any participations therein or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower or any of its Affiliates and their obligations (provided that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of Section 10.17 of the Credit Agreement or other provisions at least as restrictive as such Section 10.17 or otherwise reasonably acceptable to the Administrative Agent, the Collateral Agent or the applicable Lender, as the case may be, and the Borrower, including pursuant to the confidentiality terms set forth in the Confidential Information Memorandum or other marketing materials relating to the credit facilities governed by the Credit Agreement; and provided further that without the Borrower's prior written consent, no such disclosure may be made to any Disqualified Institution);

Exhibit F-1-1

(c)
on a confidential basis, to any rating agency;

(d)
on a confidential basis, to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans;

(e)
for purposes of establishing a "due diligence" defense or in connection with the exercise of any remedies hereunder or under any other Credit Document;

(f)
as required by law or pursuant to legal or judicial process (in which case, unless specifically prohibited by applicable law or court order, we shall make reasonable efforts to notify the Borrower promptly thereof);

(g)
as required or requested by any Governmental Authority or by any regulatory or quasi-regulatory authority (including any self-regulatory organization) having jurisdiction or claiming to have jurisdiction over us or any of our Affiliates;

(h)
received by us on a non-confidential basis from a source (other than the Borrower or its Affiliates or Related Parties) not known by us to be prohibited from disclosing such information to such persons by a legal, contractual or fiduciary obligation;

(i)
to the extent that such information was already in our possession or any of our Affiliates or is independently developed by us or any of our Affiliates and

(j)
with the consent of the Borrower.

For purposes of the foregoing, "Confidential Information" means any non-public information regarding the business, assets, liabilities and operations of the Borrower and its Subsidiaries obtained by us under the terms of the Credit Agreement; provided that such information, at the time the same is delivered to us, is clearly identified by the Borrower as confidential.

In addition, we understand that, pursuant to the provisions of Section 10.17 of the Credit Agreement, we may disclose the existence of the Credit Agreement and the information about the Credit Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of the Credit Agreement and the other Credit Documents. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on us, we may disclose Confidential Information as provided herein and as provided in Section 10.17 of the Credit Agreement.

Our obligations hereunder with respect to any Confidential Information will expire one year after our receipt of such Confidential Information. It is understood and agreed that nothing contained herein shall be deemed to require that we return or destroy any Confidential Information that we reasonably deem to be appropriate to be retained in our files in accordance with customary banking practices.

This Confidentiality Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this letter shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

Very truly yours,

[NAME OF IDENTIFIED ASSIGNEE]

By:           __________________________
Name:
Title:

ACKNOWLEDGED:

FUSION CONNECT, INC.

By:
__________________________
Name:
Title:

Exhibit F-1-2

EXHIBIT G

Form of Available Capital Certificate4

This AVAILABLE CAPITAL CERTIFICATE is given by the undersigned Officers of [BORROWER PARENT 1] (the "Equity Holder") and [BORROWER] (the "Borrower"), pursuant to that certain Credit Agreement dated as of May [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), between the Borrower, as borrower, the Lenders party thereto from time to time (the "Lenders"), Goldman Sachs Lending Partners LLC, as Administrative Agent (in such capacity, the "Administrative Agent") and U.S. Bank National Association, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

An Officer of the Equity Holder and the Borrower each hereby certifies as of [______ __], 20[__] that:

1.	Available Commitments:
	A. The Uncalled Commitments of all Investors are:	$__________
	B. The aggregate amount of Outstanding Indebtedness of the Equity Holder is:	$__________
	C. Available Commitments (equal to A minus B) is:	$__________

2.	Available Capital:
	A. The amount outstanding under the Capital Call Facility is:	$__________
	B. The amount available to be further drawn under the Capital Call Facility is:	$__________

C. The aggregate amount of unfunded commitments available to the Equity Holder under any of its revolving credit facilities (other than the Capital Call Facility) or other similar credit facilities is:
$__________
	D. The aggregate amount of all pending borrowings under the Capital Call Facility and all other uses for which availability under the Capital Call Facility has been reserved or otherwise allocated is:	$___________
	E. Available Capital (equal to the sum of A, B and C minus D) is:	$__________

3.
It has not pledged any of its rights in respect of, or granted any Liens over, Unused Commitments of its Investors or any of its other rights under its partnership agreement or any related agreement, other than, in each case, (a) under the Capital Call Facility or (b) in favor of the Collateral Agent for the benefit of the Secured Parties under the Transaction Documents.

4 This Certificate is required to be typed.

 Exhibit G-1

4.
It has not determined in good faith that any Investor is not creditworthy or, for any other reason, unlikely to timely honor its obligations in respect of its Unused Commitments in all material respects.

5.
Attached hereto as Exhibit A is a statement showing the market value of its assets demonstrating that it is in compliance with its obligations under paragraphs (b) through (e) of Section 3.4 of the Limited Guaranty Agreement.

[Signature Pages Follow]

  Exhibit G-2

[BORROWER]

By:           ________________________
Name:
Title:

[BORROWER PARENT 1]

By:
[General Partner of Borrower Parent 1], its general partner
By:
[General Partner of General Partner of Borrower Parent 1], its general partner

By: ___________________
Name:
Title:

  Exhibit G-3

Exhibit A to Available Capital Certificate

[To be attached]

 Exhibit A to Exhibit G

EXHIBIT H

Form of Request for Release of Custody Documents

U.S. Bank National Association, as Custodian 1719 Otis Way Florence, SC 29501 Attention: [Document Custody Services Receiving Unit] Email: [dcsFlorencereleases@usbank.com]

RE:
The Credit Agreement dated as of May [__], 2018 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among [BORROWER], as borrower (the "Borrower"); the Lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the "Collateral Agent") and as Collateral Custodian (in such capacity, the "Collateral Custodian").

Ladies & Gentleman:

Pursuant to Section 14(o) of the Credit Agreement, the Borrower hereby requests the release of the Custody Documents related to the Collateral Obligation and confirms that the conditions to release set forth in the Credit Agreement have been satisfied.

In connection with such release, the Borrower further instructs that such Custody Documents be delivered to the following address:

Delivery Instructions – Address Needed

[BORROWER], as Borrower

By:
________________________
Name:
Title:
Date:

Exhibit H-1

ACKNOWLEDGED AND AGREED:

[GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent

By:
__________________________________
Name:
Title:
Managing Director]

[[________], as Requisite Lender

By:
__________________________________
Name:
Title:
]

Exhibit H-2